NOMURA ASSET ACCEPTANCE CORPORATION,

Depositor

NOMURA CREDIT & CAPITAL, INC.,

Sponsor

GMAC MORTGAGE, LLC,

Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Master Servicer and Securities Administrator

and

HSBC BANK USA, NATIONAL ASSOCIATION,

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of June 1, 2007

NOMURA ASSET ACCEPTANCE CORPORATION

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-3

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS
Section 1.01	Defined Terms.
Section 1.02	Allocation of Certain Interest Shortfalls.
ARTICLE II
CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES
Section 2.01	Conveyance of Trust Fund.
Section 2.02	Acceptance of the Mortgage Loans.
Section 2.03	Representations, Warranties and Covenants of the Servicer and the Sponsor.
Section 2.04	Representations and Warranties of the Depositor.
Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.
Section 2.06	Issuance of the REMIC I Regular Interests.
Section 2.07	Conveyance of the REMIC I Regular Interests, REMIC II Regular Interests, Class X Interest, Class P Interest and Class IO Interest.
Section 2.08	Issuance of Class R Certificates and the Class R-X Certificates.
Section 2.09	Establishment of Trust.
Section 2.10	Purpose and Powers of the Trust.
Section 2.11	Rights of the Certificate Insurer.
ARTICLE III
ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS; ACCOUNTS
Section 3.01	The Servicer to act as Servicer of the Mortgage Loans.
Section 3.02	Due-on-Sale Clauses; Assumption Agreements.
Section 3.03	Subservicers.
Section 3.04	Documents, Records and Funds in Possession of the Servicer To Be Held for Trustee.
Section 3.05	Maintenance of Hazard Insurance.
Section 3.06	Presentment of Claims and Collection of Proceeds.
Section 3.07	Maintenance of Insurance Policies.
Section 3.08	Reserved.
Section 3.09	Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.
Section 3.10	Servicing Compensation.
Section 3.11	REO Property.
Section 3.12	Liquidation Reports.
Section 3.13	Annual Statement as to Compliance.
Section 3.14	Assessments of Compliance and Attestation Reports.
Section 3.15	Books and Records.
Section 3.16	The Trustee.
Section 3.17	REMIC Related Covenants.
Section 3.18	Annual Sarbanes-Oxley Certification; Additional Information.
Section 3.19	Release of Mortgage Files.
Section 3.20	Documents, Records and Funds in Possession of the Servicer to be held for Trustee.
Section 3.21	Possession of Certain Insurance Policies and Documents.
Section 3.22	[Reserved].
Section 3.23	[Reserved].
Section 3.24	Optional Purchase of Certain Mortgage Loans.
Section 3.25	Obligations of the Servicer Under Credit Risk Management Agreements.
Section 3.26	Collection of Mortgage Loan Payments; Custodial Account.
Section 3.27	Permitted Withdrawals From the Custodial Account.
Section 3.28	Reports to Master Servicer.
Section 3.29	Collection of Taxes; Assessments and Similar Items; Escrow Accounts.
Section 3.30	Adjustments to Mortgage Rate and Scheduled Payment.
Section 3.31	Distribution Account.
Section 3.32	Permitted Withdrawals and Transfers from the Distribution Account.
Section 3.33	Duties of the Credit Risk Manager; Termination.
Section 3.34	Limitation Upon Liability of Credit Risk Manager; Indemnification.
ARTICLE IV
ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS
Section 4.01	The Master Servicer.
Section 4.02	Monitoring of the Servicer.
Section 4.03	Fidelity Bond.
Section 4.04	Power to Act; Procedures.
Section 4.05	Due-on-Sale Clauses; Assumption Agreements.
Section 4.06	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.
Section 4.07	Standard Hazard Insurance and Flood Insurance Policies.
Section 4.08	Presentment of Claims and Collection of Proceeds.
Section 4.09	Maintenance of the Primary Mortgage Insurance Policies.
Section 4.10	Trustee to Retain Possession of Certain Insurance Policies and Documents.
Section 4.11	Realization Upon Defaulted Loans.
Section 4.12	Compensation for the Master Servicer.
Section 4.13	REO Property.
Section 4.14	Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.
ARTICLE V
ADVANCES AND DISTRIBUTIONS
Section 5.01	Advances; Advance Facility.
Section 5.02	Compensating Interest Payments.
Section 5.03	REMIC Distributions.
Section 5.04	[Reserved].
Section 5.05	Distributions on the Certificates.
Section 5.06	[Reserved].
Section 5.07	Allocation of Realized Losses on the Mortgage Loans.
Section 5.08	Monthly Statements to Certificateholders.
Section 5.09	REMIC Designations and REMIC Allocations.
Section 5.10	Prepayment Charges.
Section 5.11	Class P Certificate Account.
Section 5.12	[Reserved].
Section 5.13	Basis Risk Shortfall Reserve Fund.
Section 5.14	Supplemental Interest Trust.
Section 5.15	Tax Treatment of Swap Payments and Swap Termination Payments.
Section 5.16	Reports Filed with Securities and Exchange Commission.
Section 5.17	[Reserved].
Section 5.18	Swap Collateral Account.
ARTICLE VI
THE CERTIFICATES
Section 6.01	The Certificates.
Section 6.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
Section 6.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 6.04	Persons Deemed Owners.
Section 6.05	Access to List of Certificateholders’ Names and Addresses.
Section 6.06	Book-Entry Certificates.
Section 6.07	Notices to Depository.
Section 6.08	Definitive Certificates.
Section 6.09	Maintenance of Office or Agency.
ARTICLE VII
THE DEPOSITOR, THE SERVICER AND THE MASTER SERVICER
Section 7.01	Liabilities of the Depositor, the Servicer and the Master Servicer.
Section 7.02	Merger or Consolidation of the Depositor, the Servicer or the Master Servicer.
Section 7.03	Indemnification of the Depositor and Servicing Function Participants.
Section 7.04	Limitations on Liability of the Depositor, Securities Administrator, Master Servicer, Servicer and Others.
Section 7.05	Servicer Not to Resign.
Section 7.06	Termination of the Servicer Without Cause; Appointment of Special Servicer.
Section 7.07	Limitation on Resignation of the Master Servicer.
Section 7.08	Assignment of Master Servicing.
Section 7.09	Rights of the Depositor in Respect of the Servicer and the Master Servicer.
ARTICLE VIII
DEFAULT; TERMINATION OF SERVICER AND MASTER SERVICER
Section 8.01	Events of Default.
Section 8.02	Master Servicer to Act; Appointment of Successor.
Section 8.03	Notification to Certificateholders.
Section 8.04	Waiver of Servicer Defaults and Master Servicer Defaults.
ARTICLE IX
CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR
Section 9.01	Duties of Trustee and Securities Administrator.
Section 9.02	Certain Matters Affecting the Trustee and Securities Administrator.
Section 9.03	Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.
Section 9.04	Trustee and Securities Administrator May Own Certificates.
Section 9.05	Fees and Expenses of Trustee and Securities Administrator.
Section 9.06	Eligibility Requirements for Trustee and Securities Administrator.
Section 9.07	Resignation and Removal of Trustee and Securities Administrator.
Section 9.08	Successor Trustee or Securities Administrator.
Section 9.09	Merger or Consolidation of Trustee or Securities Administrator.
Section 9.10	Appointment of Co-Trustee or Separate Trustee.
Section 9.11	Appointment of Office or Agency.
Section 9.12	Representations and Warranties.
Section 9.13	Tax Matters.
ARTICLE X
TERMINATION
Section 10.01	Termination Upon Liquidation or Repurchase of all Mortgage Loans.
Section 10.02	Final Distribution on the Certificates.
Section 10.03	Additional Termination Requirements.
ARTICLE XI
MISCELLANEOUS PROVISIONS
Section 11.01	Amendment.
Section 11.02	Recordation of Agreement; Counterparts.
Section 11.03	Governing Law.
Section 11.04	Intention of Parties.
Section 11.05	Notices.
Section 11.06	Severability of Provisions.
Section 11.07	Assignment.
Section 11.08	Limitation on Rights of Certificateholders.
Section 11.09	Certificates Nonassessable and Fully Paid.
Section 11.10	Intention of the Parties and Interpretation.
Section 11.11	[Reserved].
Section 11.12	Early Termination of the Swap Agreement.
Section 11.13	Third Party Beneficiaries
ARTICLE XII
CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER
Section 12.01	Rights of the Certificate Insurer to Exercise Rights of the Holders of the Senior Certificates.
Section 12.02	Claims Upon the Policy; Insurance Account.
Section 12.03	Effect of Payments by the Certificate Insurer; Subrogation.
Section 12.04	Notices and Information to the Certificate Insurer.
Section 12.05	Securities Administrator to Hold Policy.
Section 12.06	Payment of Policy Premium.

EXHIBITS
Exhibit A-1	Form of Class A[1][2][3][4] Certificates
Exhibit A-2	Form of Class M-[1][2][3][4][5] Certificates
Exhibit A-3	Form of Class P Certificates
Exhibit A-4	Form of Class X Certificates
Exhibit A-5	Form of Class [R][R-X] Certificates
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Mortgage Loan Purchase Agreement
Exhibit D	Form of Transfer Affidavit
Exhibit E	Form of Transferor Certificate
Exhibit F	Form of Investment Letter (Non-Rule 144A)
Exhibit G	Form of Rule 144A Investment Letter
Exhibit H	Form of Additional Disclosure Notification
Exhibit I	DTC Letter of Representations
Exhibit J	Schedule of Mortgage Loans with Lost Notes
Exhibit K	Appendix E of the Standard & Poor's Glossary For File Format For LEVELS® Version 6.0 Revised
Exhibit L	Relevant Servicing Criteria
Exhibit M	Form of Back-Up Certification
Exhibit N	Reporting Responsibility
Exhibit O	Interest Rate Swap Agreement
Exhibit P	Form of Policy
Exhibit X-1	Form of Schedule of Default Loan Data
Exhibit X-2	Standard File Layout – Delinquency Reporting
Exhibit X-3	Form of Schedule of Realized Losses/Gains

POOLING AND SERVICING AGREEMENT, dated as of June 1, 2007, among NOMURA ASSET ACCEPTANCE CORPORATION, a Delaware corporation, as depositor (the “Depositor”), NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, as seller (in such capacity, the “Sponsor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”), GMAC MORTGAGE, LLC, a Delaware limited liability company corporation, as servicer (the “Servicer”), and HSBC BANK, USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

REMIC I

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related  assets as set forth in the definition of REMIC I subject to this Agreement (exclusive of the Basis Risk Shortfall Reserve Fund and, for the avoidance of doubt, the Supplemental Interest Trust and the Swap Agreement) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”.  The Class R-1 Interest will represent the sole Class of “residual interests” in REMIC I for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests.  None of the REMIC I Regular Interests will be certificated.

Designation	Uncertificated REMIC I Pass-Through Rate	Initial Certificate Principal Balance	Assumed Final Maturity Date(1)
I	(2)	$6,432,588.83	July 25, 2037
I-1-A	(2)	$7,362,485.75	July 25, 2037
I-1-B	(2)	$7,362,485.75	July 25, 2037
I-2-A	(2)	$7,080,013.24	July 25, 2037
I-2-B	(2)	$7,080,013.24	July 25, 2037
I-3-A	(2)	$6,808,070.92	July 25, 2037
I-3-B	(2)	$6,808,070.92	July 25, 2037
I-4-A	(2)	$6,546,573.88	July 25, 2037
I-4-B	(2)	$6,546,573.88	July 25, 2037
I-5-A	(2)	$6,295,120.88	July 25, 2037
I-5-B	(2)	$6,295,120.88	July 25, 2037
I-6-A	(2)	$6,053,326.18	July 25, 2037
I-6-B	(2)	$6,053,326.18	July 25, 2037
I-7-A	(2)	$5,820,818.76	July 25, 2037
I-7-B	(2)	$5,820,818.76	July 25, 2037
I-8-A	(2)	$5,597,241.93	July 25, 2037
I-8-B	(2)	$5,597,241.93	July 25, 2037
I-9-A	(2)	$5,382,252.64	July 25, 2037
I-9-B	(2)	$5,382,252.64	July 25, 2037
I-10-A	(2)	$5,175,521.08	July 25, 2037
I-10-B	(2)	$5,175,521.08	July 25, 2037
I-11-A	(2)	$4,976,730.04	July 25, 2037
I-11-B	(2)	$4,976,730.04	July 25, 2037
I-12-A	(2)	$4,785,574.54	July 25, 2037
I-12-B	(2)	$4,785,574.54	July 25, 2037
I-13-A	(2)	$5,881,506.94	July 25, 2037
I-13-B	(2)	$5,881,506.94	July 25, 2037
I-14-A	(2)	$4,375,853.43	July 25, 2037
I-14-B	(2)	$4,375,853.43	July 25, 2037
I-15-A	(2)	$4,207,777.51	July 25, 2037
I-15-B	(2)	$4,207,777.51	July 25, 2037
I-16-A	(2)	$4,046,157.36	July 25, 2037
I-16-B	(2)	$4,046,157.36	July 25, 2037
I-17-A	(2)	$3,890,745.03	July 25, 2037
I-17-B	(2)	$3,890,745.03	July 25, 2037
I-18-A	(2)	$3,741,302.05	July 25, 2037
I-18-B	(2)	$3,741,302.05	July 25, 2037
I-19-A	(2)	$3,597,775.04	July 25, 2037
I-19-B	(2)	$3,597,775.04	July 25, 2037
I-20-A	(2)	$4,426,400.21	July 25, 2037
I-20-B	(2)	$4,426,400.21	July 25, 2037
I-21-A	(2)	$3,289,391.72	July 25, 2037
I-21-B	(2)	$3,289,391.72	July 25, 2037
I-22-A	(2)	$3,163,046.64	July 25, 2037
I-22-B	(2)	$3,163,046.64	July 25, 2037
I-23-A	(2)	$3,041,554.46	July 25, 2037
I-23-B	(2)	$3,041,554.46	July 25, 2037
I-24-A	(2)	$2,924,728.78	July 25, 2037
I-24-B	(2)	$2,924,728.78	July 25, 2037
I-25-A	(2)	$2,812,390.36	July 25, 2037
I-25-B	(2)	$2,812,390.36	July 25, 2037
I-26-A	(2)	$2,704,366.83	July 25, 2037
I-26-B	(2)	$2,704,366.83	July 25, 2037
I-27-A	(2)	$2,600,492.48	July 25, 2037
I-27-B	(2)	$2,600,492.48	July 25, 2037
I-28-A	(2)	$2,500,607.93	July 25, 2037
I-28-B	(2)	$2,500,607.93	July 25, 2037
I-29-A	(2)	$2,404,559.93	July 25, 2037
I-29-B	(2)	$2,404,559.93	July 25, 2037
I-30-A	(2)	$2,312,201.12	July 25, 2037
I-30-B	(2)	$2,312,201.12	July 25, 2037
I-31-A	(2)	$2,995,156.28	July 25, 2037
I-31-B	(2)	$2,995,156.28	July 25, 2037
I-32-A	(2)	$2,283,548.28	July 25, 2037
I-32-B	(2)	$2,283,548.28	July 25, 2037
I-33-A	(2)	$2,020,635.50	July 25, 2037
I-33-B	(2)	$2,020,635.50	July 25, 2037
I-34-A	(2)	$1,943,023.17	July 25, 2037
I-34-B	(2)	$1,943,023.17	July 25, 2037
I-35-A	(2)	$1,868,391.92	July 25, 2037
I-35-B	(2)	$1,868,391.92	July 25, 2037
I-36-A	(2)	$1,796,627.25	July 25, 2037
I-36-B	(2)	$1,796,627.25	July 25, 2037
I-37-A	(2)	$1,727,619.05	July 25, 2037
I-37-B	(2)	$1,727,619.05	July 25, 2037
I-38-A	(2)	$1,661,261.44	July 25, 2037
I-38-B	(2)	$1,661,261.44	July 25, 2037
I-39-A	(2)	$1,597,452.62	July 25, 2037
I-39-B	(2)	$1,597,452.62	July 25, 2037
I-40-A	(2)	$1,536,094.69	July 25, 2037
I-40-B	(2)	$1,536,094.69	July 25, 2037
I-41-A	(2)	$1,477,093.51	July 25, 2037
I-41-B	(2)	$1,477,093.51	July 25, 2037
I-42-A	(2)	$1,420,358.55	July 25, 2037
I-42-B	(2)	$1,420,358.55	July 25, 2037
I-43-A	(2)	$1,365,802.78	July 25, 2037
I-43-B	(2)	$1,365,802.78	July 25, 2037
I-44-A	(2)	$1,313,342.49	July 25, 2037
I-44-B	(2)	$1,313,342.49	July 25, 2037
I-45-A	(2)	$1,262,897.18	July 25, 2037
I-45-B	(2)	$1,262,897.18	July 25, 2037
I-46-A	(2)	$1,214,389.48	July 25, 2037
I-46-B	(2)	$1,214,389.48	July 25, 2037
I-47-A	(2)	$1,167,744.95	July 25, 2037
I-47-B	(2)	$1,167,744.95	July 25, 2037
I-48-A	(2)	$1,122,892.03	July 25, 2037
I-48-B	(2)	$1,122,892.03	July 25, 2037
I-49-A	(2)	$1,079,761.91	July 25, 2037
I-49-B	(2)	$1,079,761.91	July 25, 2037
I-50-A	(2)	$1,038,288.40	July 25, 2037
I-50-B	(2)	$1,038,288.40	July 25, 2037
I-51-A	(2)	$998,407.88	July 25, 2037
I-51-B	(2)	$998,407.88	July 25, 2037
I-52-A	(2)	$960,059.18	July 25, 2037
I-52-B	(2)	$960,059.18	July 25, 2037
I-53-A	(2)	$923,183.45	July 25, 2037
I-53-B	(2)	$923,183.45	July 25, 2037
I-54-A	(2)	$887,724.09	July 25, 2037
I-54-B	(2)	$887,724.09	July 25, 2037
I-55-A	(2)	$853,626.74	July 25, 2037
I-55-B	(2)	$853,626.74	July 25, 2037
I-56-A	(2)	$20,029,220.92	July 25, 2037
I-56-B	(2)	$20,029,220.92	July 25, 2037
I-57-A	(2)	$51,519.48	July 25, 2037
I-57-B	(2)	$51,519.48	July 25, 2037
I-58-A	(2)	$49,540.63	July 25, 2037
I-58-B	(2)	$49,540.63	July 25, 2037
I-59-A	(2)	$47,637.77	July 25, 2037
I-59-B	(2)	$47,637.77	July 25, 2037
I-60-A	(2)	$1,192,610.82	July 25, 2037
I-60-B	(2)	$1,192,610.82	July 25, 2037
P	(3)	$100.00	July 25, 2037
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.
(3)	REMIC I Regular Interest P will not be entitled to distributions of interest.

REMIC II

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class R-2 Interest will represent the sole Class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the Initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC II Pass-Through Rate	Assumed Final Distribution Date(1)
LT-AA	$382,017,317.05	(2)	July 25, 2037
LT-A1	$1,876,910.00	(2)	July 25, 2037
LT-A2	$480,710.00	(2)	July 25, 2037
LT-A3	$620,330.00	(2)	July 25, 2037
LT-A4	$505,030.00	(2)	July 25, 2037
LT-M1	$189,060.00	(2)	July 25, 2037
LT-M2	$60,430.00	(2)	July 25, 2037
LT-M3	$40,930.00	(2)	July 25, 2037
LT-M4	$25,330.00	(2)	July 25, 2037
LT-M5	$35,080.00	(2)	July 25, 2037
LT-ZZ	$3,962,461.78	(2)	July 25, 2037
LT-IO	(4)	(2)	July 25, 2037
LT-P	$100.00	(2)	July 25, 2037
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC II Pass-Through Rate” herein.
(3)	REMIC II Regular Interest LT-P will not be entitled to distributions of interest.
(4)	REMIC II Regular Interest LT-IO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.

REMIC III

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III”. The Class R-3 Interest will represent the sole Class of “residual interests” in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC III created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Class A-1	$187,691,000.00	Class A-1 Pass Through Rate	July 25, 2037
Class A-2	$48,071,000.00	Class A-2 Pass Through Rate	July 25, 2037
Class A-3	$62,033,000.00	Class A-3 Pass Through Rate	July 25, 2037
Class A-4	$50,503,000.00	Class A-4 Pass Through Rate	July 25, 2037
Class M-1	$18,906,000.00	Class M-1 Pass Through Rate	July 25, 2037
Class M-2	$6,043,000.00	Class M-2 Pass Through Rate	July 25, 2037
Class M-3	$4,093,000.00	Class M-3 Pass Through Rate	July 25, 2037
Class M-4	$2,533,000.00	Class M-4 Pass Through Rate	July 25, 2037
Class M-5	$3,508,000.00	Class M-5 Pass Through Rate	July 25, 2037
Class X Interest(2)	$6,432,588.83	Class X Pass Through Rate	July 25, 2037
Class P Interest	100.00	N/A(3)	July 25, 2037
Class IO Interest	(4)	(5)	July 25, 2037
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in July 2037 has been designated as the “latest possible maturity date” for each Class of  Certificates and REMIC III Regular Interests.

(2)
The Class X Interest will not accrue interest on its Certificate Principal Balance, but will accrue interest at the Class X Pass-Through Rate on the Certificate Notional Balance of the Class X Interest outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests (other than REMIC II Regular Interest LT-P).

(3)	The Class P Interest will not be entitled to distributions of interest.
(4)	For federal income tax purposes, the Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest LT-IO.
(5)
For federal income tax purposes, the Class IO Interest will not have an Uncertificated Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC II Regular Interest LT-IO.

REMIC IV

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Class X Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV”.  The Class R-4 Interest will represent the sole class of “residual interests” in REMIC IV for purposes of the REMIC Provisions.  The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC IV created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Class X	$ 6,432,588.83	(2)	July 25, 2037
___________________
(1)	For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in July 2037 has been designated as the “latest possible maturity date” for the Class X Certificates.
(2)	The Class X Certificates will be entitled to 100% of amounts distributed on the Class X Interest.

REMIC V

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V”.  The Class R-5 Interest will represent the sole class of “residual interests” in REMIC V for purposes of the REMIC Provisions.  The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC V created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Class P	$ 100	(2)	April 25, 2037
___________________
(1)	For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in July 2037 has been designated as the “latest possible maturity date” for the Class P Certificates.
(2)	The Class P Certificates will be entitled to 100% of amounts distributed on the Class P Interest.

REMIC VI

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Class IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC VI”.  The Class R-6 interest will represent the sole class of “residual interests” in REMIC VI for purposes of the REMIC Provisions.  The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC VI created hereunder:

Class Designation	Initial Certificate Notional Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Swap-IO	(2)	(3)	July 25, 2037
___________________
(1)	For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in July 2037 has been designated as the “latest possible maturity date” for Regular Interest Swap-IO.
(2)	REMIC VI Regular Interest Swap-IO will have not a Certificate Notional Balance but will be entitled to 100% of amounts distributed on the Class IO Interest.
(3)	REMIC VI Regular Interest Swap-IO will be entitled to 100% of amounts distributed on the Class IO Interest.

In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Sponsor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Defined Terms.

In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Master Servicing Practices: With respect to any Mortgage Loan, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in Section 3.01 hereof, but in no event below the standard set forth in clause (x).

Accepted Servicing Practices: As defined in Section 3.01.

Account: Either the Distribution Account or the Custodial Account.

Accrual Period:  With respect to the Senior Certificates and Mezzanine Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or with respect to the first Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date.  With respect to the Class X Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date. All calculations of interest on the Senior Certificates and Mezzanine Certificates will be made based on a 360-day year and the actual number of days elapsed in the related Accrual Period.  All calculations of interest on the Class X Certificates will be based on a 360-day year consisting of twelve 30-day months.

Additional Disclosure Notification: Has the meaning set forth in Section 5.16 of this Agreement.

Additional Form 10-D Disclosure: Has the meaning set forth in Section 5.16(a) of this Agreement.

Additional Form 10-K Disclosure: Has the meaning set forth in Section 5.16(d) of this Agreement.

Adjustment Date:  With respect to each Mortgage Loan, the first day of the month in which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut-Off Date for each Mortgage Loan is set forth in the Loan Schedule.

Advance: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by the Servicer or by the Master Servicer pursuant to Section 5.01.

Advance Facility: As defined in Section 5.01(b)(i).

Advance Facility Notice: As defined in Section 5.01(b)(ii).

Advance Financing Person: As defined in Section 5.01(b)(i).

Advance Reimbursement Amount: As defined in Section 5.01(b)(ii).

Aggregate Loan Balance: With respect to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period.

Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Custodial Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments and Liquidation Proceeds received in respect of the Mortgage Loans after the last day of the related Prepayment Period.

Annual Independent Public Accountants’ Servicing Report:  A report of a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans or mortgage loans similar in nature to the Mortgage Loans by the Master Servicer and that such firm is of the opinion that the provisions of this Agreement or similar servicing agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to the attention of such firm which would indicate that such servicing has not been conducted in compliance therewith, except (i) such exceptions such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such report.  No Annual Independent Public Accountants’ Servicing Report shall contain any provision restricting the use of such report by the Master Servicer, including any prohibition on the inclusion of any such report in any filing with the Commission.

Applied Loss Amount: With respect to the Senior Certificates and Mezzanine Certificates and any Distribution Date, the excess of the aggregate Certificate Principal Balance of the Senior Certificates and Mezzanine Certificates over the Aggregate Loan Balance of the Mortgage Loans after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Due Period and payments of principal to the Senior Certificates and Mezzanine Certificates on such Distribution Date.

Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

Assumed Final Distribution Date:  The Distribution Date in July 2037.

Authorized Servicer Representative:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Master Servicer by the Servicer on the Closing Date, as such list may from time to time be amended.

Available Distribution Amount:  The sum of the Interest Remittance Amount and Principal Remittance Amount, exclusive of amounts deposited pursuant to Section 5.11.

Balloon Mortgage Loan:  A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment, that is substantially greater than the preceding monthly payment at the maturity of such Mortgage Loan.

Balloon Payment:  A payment of the unamortized principal balance of a Mortgage Loan in a single payment, that is substantially greater than the preceding Monthly Payment at the maturity of such Mortgage Loan.

Bankruptcy Code: Title 11 of the United States Code.

Bankruptcy Losses: Means any Debt Service Reduction or Deficient Valuation.

Basis Risk Shortfall Reserve Fund: The segregated non-interest bearing trust account created and maintained by the Securities Administrator pursuant to Section 5.13 hereof.

Basis Risk Shortfall: With respect to any Class of Senior Certificates or Mezzanine Certificates and any Distribution Date, the sum of (i) the excess, if any, of the related Current Interest (calculated without regard to the Class A Net Funds Cap or the Net Funds Cap, as applicable) over the related Current Interest (as it may have been limited by the Class A Net Funds Cap or the Net Funds Cap, as applicable) for the applicable Distribution Date; (ii) any amount described in clause (i) remaining unpaid from prior Distribution Dates; and (iii) interest on the amount in clause (ii) for the related Accrual Period calculated on the basis of the least of (x) One Month LIBOR plus the applicable Certificate Margin, (y) the Maximum Interest Rate and (z) the Cap Rate.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Publicly Offered Certificates constitutes a Class of Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the Commonwealth of Pennsylvania, the State of Maryland, the city in which any Corporate Trust Office of the Securities Administrator, the Trustee or the Certificate Insurer is located or the States in which the Servicer’s servicing operations are located are authorized or obligated by law or executive order to be closed.

Cap Rate:  11.00% per annum.

Carryforward Interest: With respect to any Class of Senior Certificates or Mezzanine Certificates and any Distribution Date, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for that Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date and (ii) interest on such amount for the related Accrual Period at the applicable Pass-Through Rate.

Certificate:  Any one of the certificates of any Class executed and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibits A-1 through A-5.

Certificate Insurer: Ambac Assurance Corporation, a Wisconsin domiciled stock insurance company, or any successor thereto.

Certificate Insurer Default:  An insurer default will occur in the event the Certificate Insurer fails to make a payment under the Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

Certificate Margin:  With respect to each Distribution Date on or prior to the first possible Optional Termination Date with respect to the Mortgage Loans and REO Properties, the Certificate Margins for the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class and M-5 Certificates are 0.130%, 0.200%, 0.320%, 0.230%, 0.600%, 1.500%, 1.500%, 1.500% and 1.500%, respectively. With respect to each Distribution Date following the first possible Optional Termination Date with respect to the Mortgage Loans and related REO Properties, the Certificate Margins for the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates are 0.260%, 0.400%, 0.640%, 0.460%, 0.900%, 2.250%, 2.250%, 2.250%, and 2.250%, respectively.

Certificate Notional Balance: With respect to the Class X Interest and any Distribution Date, the Uncertificated Principal Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest LT-P and REMIC II Regular Interest LT-IO) for such Distribution Date. The Class X Certificates will have a Certificate Notional Balance equal to the Certificate Notional Balance of the Class X Interest.  As of the Closing Date, the Certificate Notional Balance of the Class X Interest is equal to $389,813,588.83.

Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: As to any Senior Certificate or Mezzanine Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less (i) the sum of (a) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.05 and (b) any reductions in the Certificate Principal Balance of such Certificate deemed to have occurred in connection with the allocations of Realized Losses on the Mortgage Loans, if any, plus (ii) any Subsequent Recoveries added to the Certificate Principal Balance of any such Certificate pursuant to Section 5.07(c), in each case up to the amount of Applied Loss Amounts but only to the extent that any such Applied Loss Amount has not been paid to any Class of Senior Certificates or Mezzanine Certificates as a Deferred Amount; provided, however, that solely for purposes of determining the Certificate Insurer’s rights as subrogee to the Holders of the Senior Certificates, the Certificate Principal Balance of the Senior Certificates shall be deemed not to be reduced by any principal amounts paid to the Holder thereof from Insured Payments, unless such amounts have been reimbursed to the Certificate Insurer pursuant to Section 5.05.  The initial Certificate Principal Balance of the Class P Certificates is equal to $100. With respect to the Class X Certificates and any date of determination, the excess, if any, of (i) the then Aggregate Loan Balance over (ii) the then aggregate Certificate Principal Balance of the Senior Certificates and Mezzanine Certificates.

References herein to the Certificate Principal Balance of a Class of Certificates shall mean the Certificate Principal Balances of all Certificates in such Class.

Certificate Register: The register maintained pursuant to Section 6.02.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

Certification Parties: Has the meaning set forth in Section 3.18 of this Agreement.

Certifying Person: Has the meaning set forth in Section 3.18 of this Agreement.

Class: All Certificates bearing the same Class designation as set forth in Section 6.01.

Class A Net Funds Cap: With respect to any Distribution Date and the Senior Certificates, the excess of (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for the Mortgage Loans and such Distribution Date, minus the sum of (x) any Net Swap Payment payable to the Swap Provider on such Distribution Date and (y) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date and (2) 12, and the denominator of which is the outstanding aggregate Stated Principal Balance of the Mortgage Loans for the immediately preceding Distribution Date, over (b) the Policy Premium Rate payable to the Certificate Insurer on such Distribution Date; multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Accrual Period.  For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC II Pass-Through Rates on the REMIC II Regular Interests (other than REMIC II Regular Interest LT-IO and REMIC II Regular Interest LT-P), weighted on the basis of the Uncertificated Principal Balance of each such REMIC II Regular Interest minus the Policy Premium Rate.

Class A-1 Certificate:  Any Certificate designated as a “Class A-1 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class A-1 Pass-Through Rate:  With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related Certificate Margin for such Distribution Date, (ii) the Class A Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class A-2 Certificate:  Any Certificate designated as a “Class A-2 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class A-2 Pass-Through Rate:  With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related Certificate Margin for such Distribution Date, (ii) the Class A Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class A-3 Certificate:  Any Certificate designated as a “Class A-3 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class A-3 Pass-Through Rate:  With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related Certificate Margin for such Distribution Date, (ii) the Class A Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class A-4 Allocation Percentage:  With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class A-4 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Senior Certificates, in each case immediately prior to that Distribution Date.

Class A-4 Certificate: Any Certificate designated as a “Class A-4 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-4 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class A-4 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related Certificate Margin for such Distribution Date, (ii) the Class A Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class M-1 Certificate: Any Certificate designated as a “Class M-1 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-1 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related Certificate Margin for such Distribution Date, (ii) the Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class M-1 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 88.40% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-2 Certificate: Any Certificate designated as a “Class M-2 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-2 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related Certificate Margin for such Distribution Date, (ii) the Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class M-2 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 91.50% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-3 Certificate: Any Certificate designated as a “Class M-3 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-3 Pass-Through Rate:  With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related Certificate Margin for such Distribution Date, (ii) the Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class M-3 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1 Certificates and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 93.60% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-4 Certificate:  Any Certificate designated as a “Class M-4 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-4 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-4 Pass-Through Rate:  With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related Certificate Margin for such Distribution Date, (ii) the related Net Funds Cap, (iii) the related Maximum Interest Rate and (iv) the Cap Rate.

Class M-4 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a  Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 94.90% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-5 Certificate:  Any Certificate designated as a “Class M-5 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-5 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-5 Pass-Through Rate:  With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related Certificate Margin for such Distribution Date, (ii) the Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class M-5 Principal Payment Amount: with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 96.70% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

Class P Certificate: Any Certificate designated as a “Class P Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class P Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class P Certificate Account: The Eligible Account established and maintained by the Securities Administrator pursuant to Section 5.11(b).

Class P Interest: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

Class R Certificate: Any Certificate designated as a “Class R” Certificate on the face thereof in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class R Certificates as set forth herein and evidencing the Class R-1 Interest, Class R-2 Interest and Class R-3 Interest.

Class R-X Certificate: Any Certificate designated a “Class R-X Certificate” on the face thereof, in substantially the form set forth in Exhibit A-5 hereto, evidencing the Class R-4 Interest, Class R-5 Interest and Class R-6 Interest.

Class X Certificate: Any Certificate designated as a “Class X Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class X Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC IV, (ii) the obligation to pay Basis Risk Shortfalls and (iii) the obligation to pay any Class IO Distribution Amount.

Class X Distribution Amount: With respect to any Distribution Date and the Class X Certificates, the sum of (i) the Current Interest and Carryforward Interest and (ii) any Overcollateralization Release Amount for such Distribution Date remaining after payments pursuant to items (1) through (16) of Section 5.05(a)(iii); provided, however that on and after the Distribution Date on which the Certificate Principal Balances of the Senior Certificates and Mezzanine Certificates have been reduced to zero, the Class X Distribution Amount shall include the Overcollateralization Amount.

Class X Interest: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class X Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

Class X Pass-Through Rate: On any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (K) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5 and REMIC II Regular Interest LT-ZZ.  For purposes of calculating the Pass-Through Rate for the Class X Interest, the numerator is equal to the sum of the following components:

(A)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-AA;

(B)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A1;

(C)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A2;

(D)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A3;

(E)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A4;

(F)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M1;

(G)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M2;

(H)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M3;

(I)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M4;

(J)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M5; and

(K)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ.

Class IO Distribution Amount:  As defined in Section 5.14 hereof.  For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section 5.15 hereof.

Class IO Interest:  An uncertificated interest in the Trust Fund held by the Trustee, evidencing a REMIC Regular Interest in REMIC III for purposes of the REMIC Provisions.

Class R-1 Interest: The uncertificated Residual Interest in REMIC I.

Class R-2 Interest: The uncertificated Residual Interest in REMIC II.

Class R-3 Interest: The uncertificated Residual Interest in REMIC III.

Class R-4 Interest: The uncertificated Residual Interest in REMIC IV.

Class R-5 Interest: The uncertificated Residual Interest in REMIC V.

Class R-6 Interest: The uncertificated Residual Interest in REMIC VI.

Cleanup Call:  As defined in Section 10.01 of this Agreement.

Closing Date:  July 10, 2007.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Commission: Shall mean the United States Securities and Exchange Commission.

Commitment Letter: The commitment letter dated July 10, 2007, from the Sponsor to the Certificate Insurer with regard to the Senior Certificates.

Compensating Interest:  With respect to any Distribution Date and (i) the Servicer, an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls resulting from prepayments in full on the Mortgage Loans serviced by it and received during the portion of the Prepayment Period occurring from the 14th day of the month prior to the month in which the related Distribution Date occurs and ending on the last day of such month and (b) one half of the aggregate servicing fee due the Servicer on the Mortgage Loans for such Distribution Date and (ii) the Master Servicer, any Prepayment Interest Shortfall required to be funded by the Servicer pursuant to clause (i) of this definition and not funded by the Servicer, up to the aggregate Master Servicing Fee due to the Master Servicer for such Distribution Date.

Controlling Person: Means, with respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

Corporate Trust Office: The principal corporate trust office of the Trustee or the Securities Administrator, as the case may be, at which, at any particular time its corporate business in connection with this agreement shall be administered, which office at the date of the execution of this instrument is located at (i) in the case of the Trustee, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: Nomura Asset Acceptance Corporation, Series 2007-3 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Servicer, and (ii) with respect to the office of the Securities Administrator, which for purposes of Certificate transfers and surrender is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-Client Manager (NAAC 2007-3), and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Services-Client Manager (NAAC 2007-3) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services-Client Manager (NAAC 2007-3)), or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Servicer and the Trustee.

Corresponding Certificate: With respect to:

(i)	REMIC II Regular Interest LT-A1, the Class A-1 Certificates,
(ii)	REMIC II Regular Interest LT-A2, the Class A-2 Certificates,
(iii)	REMIC II Regular Interest LT-A3, the Class A-3 Certificates;
(iv)	REMIC II Regular Interest LT-A4, the Class A-4 Certificates;
(v)	REMIC II Regular Interest LT-M1, the Class M-1 Certificates;
(vi)	REMIC II Regular Interest LT-M2, the Class M-2 Certificates;
(vii)	REMIC II Regular Interest LT-M3, the Class M-3 Certificates;
(viii)	REMIC II Regular Interest LT-M4, the Class M-4 Certificates;
(ix)	REMIC II Regular Interest LT-M5, the Class M-5 Certificates; and
(x)	REMIC II Regular Interest LT-P, the Class P Certificates.

Credit Risk Management Agreement:  Each of the agreements between the Credit Risk Manager and (i) the Servicer and (ii) Master Servicer, each dated as of July 10, 2007.

Credit Risk Manager:  Clayton Fixed Income Services Inc., and its successors and assigns.

Credit Risk Manager Fee: With respect to each Mortgage Loan and for any calendar month, an amount equal to one twelfth of the product of the Credit Risk Manager Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month.

Credit Risk Manager Fee Rate: 0.0115% per annum.

Current Interest: With respect to any Class of Senior Certificates or Mezzanine Certificates and any Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Accrual Period; provided, that as to each Class of Senior Certificates and Mezzanine Certificates, the Current Interest will be reduced by a pro rata portion of any related  Net Interest Shortfalls to the extent not covered by excess interest. No Current Interest will be payable with respect to any Class of Senior Certificates or Mezzanine Certificates after the Distribution Date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

Custodial Account: The account established and maintained by the Servicer with respect to receipts on the Mortgage Loans and REO Properties in accordance with Section 3.26(b) of this Agreement.

Custodial Agreement: The Custodial Agreement dated as of June 1, 2007 among the Custodian, the Servicer and the Trustee.

Custodian:  Wells Fargo Bank, N.A., a national banking association, or any successor thereto appointed pursuant to the Custodial Agreement.

Cut-off Date:  June 1, 2007.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates occurring after the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Defaulting Party:  As defined in the Swap Agreement.

Deferred Amount: With respect to any Class of Senior Certificates or Mezzanine Certificates and any Distribution Date, the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Certificate Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the Certificate Principal Balance of any such Class has been increased due to the collection of Subsequent Recoveries on the Mortgage Loans.  No interest will be paid on Deferred Amounts.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: As defined in Section 6.06 of this Agreement.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Delinquency Rate: With respect to any calendar month and the Mortgage Loans will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of all  Mortgage Loans that are sixty (60) or more days delinquent (including all  Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of the Mortgage Loans as of the close of business on the last day of such month.

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Principal Balance of this Certificate”.

Depositor: Nomura Asset Acceptance Corporation, a Delaware corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company (“DTC”), the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the fifteenth (15th) day of the month of such Distribution Date or, if such day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.31 in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer, which shall be designated “Wells Fargo Bank, N.A., in trust for registered holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2007-3”. Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date: The twenty-fifth (25th) day of each calendar month after the initial issuance of the Certificates, or if such twenty-fifth day is not a Business Day, the next succeeding Business Day, commencing in July 2007.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

Due Period: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through the close of business on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein; provided, that following a downgrade, withdrawal, or suspension of such institution's rating above, each account shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements, (ii) a segregated, non-interest bearing trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) any other account acceptable to the Rating Agencies and the Certificate Insurer, as evidenced in writing by the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or Securities Administrator. Notwithstanding Section 11.01, this Agreement may be amended to reduce the rating requirements in clause (i) above, without the consent of any of the Certificateholders but with the consent of the Certificate Insurer, provided that the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (which, with respect to the Senior Certificates, shall be without giving effect to the Policy).

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificate: Each of the Class X, Class P and Residual Certificates, and, until such Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of the Exemption, any Mezzanine Certificate that has been retained by NMF Holdings, LLC.

Escrow Account: Shall mean the account or accounts maintained by the Servicer pursuant to Section 3.29.  Each Escrow Account shall be an Eligible Account.

Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

Exchange Act: Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exemption: Prohibited Transaction Exemption 93-32, as amended from time to time.

Expense Fee Rate:  With respect to each Mortgage Loan, the sum of the annual rate at which the Servicing Fee, the Master Servicing Fee, the Credit Risk Manager Fee and the fee payable to any provider of lender paid mortgage insurance, if any, is calculated.

Fannie Mae: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Sponsor or the Master Servicer pursuant to or as contemplated by Section 2.03(c) or Section 10.01), a determination made by the Servicer pursuant to this Agreement that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.  The Servicer shall maintain records of each Final Recovery Determination made thereby.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

Fitch: Fitch Ratings.

Form 8-K Disclosure Information: Has the meaning set forth in Section 5.16(b) of this Agreement.

Freddie Mac: Federal Home Loan Mortgage Corporation, or any successor thereto.

Gross Margin: With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

Indemnified Persons: The Trustee, the Servicer (including any successor to the Servicer), the Master Servicer, the Securities Administrator, the Certificate Insurer, the Custodian, the Trust Fund and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Independent: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof, and (c) is not connected with the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof merely because such Person is the beneficial owner of one percent (1%) or less of any Class of securities issued by the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof, as the case may be.

When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X.  Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, Securities Administrator, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

Index: As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each Mortgage Loan which will generally be based on Six-Month LIBOR or One-Year LIBOR.

Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the servicing standard set forth in Section 3.01 hereof, other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by any Insurance Policy with respect to the Mortgage Loans.

Interest Determination Date:  Shall mean the second LIBOR Business Day preceding the commencement of each Accrual Period.

Interest Remittance Amount: With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date generally equal to (i) the sum, without duplication, of (a) all scheduled interest collected during the related Due Period with respect to the Mortgage Loans less the Servicing Fee, the Master Servicing Fee, the Credit Risk Management Fee and the fee payable to any provider of lender-paid mortgage insurance, if any, (b) all Advances relating to interest with respect to the Mortgage Loans made on or prior to the related Remittance Date, (c) all Compensating Interest with respect to the Mortgage Loans and required to be remitted by the Servicer or the Master Servicer pursuant to this Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan repurchased by the Sponsor pursuant to Sections 2.02 and 2.03 and (f) all amounts in respect of interest paid by the Master Servicer pursuant to Section 10.01 to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement and minus (ii) all amounts required to be reimbursed by the Trust pursuant to Section 3.32 or as otherwise set forth in this Agreement or any Custodial Agreement.

Interest Shortfall: With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on Mortgage Loans resulting from (a) Principal Prepayments in full received during the related Prepayment Period, (b) partial Principal Prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

ISDA Master Agreement: The ISDA Master Agreement dated as of July 10, 2007, as amended and supplemented from time to time, between the Swap Provider and the Trustee, as trustee on behalf of the Supplemental Interest Trust.

Last Scheduled Distribution Date:  With respect to the Certificates, the Distribution Date in July 2037.

Late Payment Rate:  As defined in the Policy.

Latest Possible Maturity Date: The second Distribution Date following the final scheduled maturity date of the related Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury Regulations under Code Section 860A through 860G, the latest possible maturity date of each regular interest issued by REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI shall be the Latest Possible Maturity Date.

LIBOR Business Day: Shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

LIBOR Determination Date: The second LIBOR Business Day before the first day of the related Accrual Period.

Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified in the related Prepayment Period in writing to the Securities Administrator that it has made a Final Recovery Determination.

Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

Majority Class X Certificateholder: The Holder of a 50.01% or greater Percentage Interest in the Class X Certificates.

Marker Rate:  With respect to the Class X Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5 and REMIC II Regular Interest LT-ZZ, with the per annum rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest LT-ZZ) subject to a cap equal to the Pass-Through Rate on the Corresponding Certificate for the purpose of this calculation; and with the per annum rate on REMIC II Regular Interest LT-ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, the calculation of the Uncertificated REMIC II Pass-Through Rate and the related cap with respect to each such REMIC II Regular Interest (other than REMIC II Regular Interest LT-ZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is thirty (30).

Master Servicer:  As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person or Affiliates.

Master Servicer Default:  One or more of the events described in Section 8.01(b).

Master Servicing Compensation:  As defined in Section 4.12.

Master Servicing Fee: With respect to each Mortgage Loan, for a period of one full month, equal to one-twelfth of the product of (a) the Master Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan.  Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any related interest payment on such Mortgage Loan is computed.  The obligation to pay the Master Servicer Fee will be limited to, and the master servicing fee will be payable from, the scheduled interest portion of such monthly payments collected and advanced.

Master Servicing Fee Rate:  0.005% per annum.

Maximum Interest Rate:  With respect to any Distribution Date and the Senior Certificates, an annual rate equal to the weighted average of the Maximum Mortgage Rates of the Mortgage Loans as stated in the related mortgage notes, minus (a) the weighted average Expense Fee Rate and (b) the Policy Premium Rate payable to the Certificate Insurer for such Distribution Date.

With respect to any Distribution Date and the Mezzanine Certificates, an annual rate equal to the weighted average of the Maximum Mortgage Rates of the Mortgage Loans as stated in the related mortgage notes, minus the weighted average Expense Fee Rate.

The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Accrual Period.

Maximum Mortgage Interest Rate: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum interest rate.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Mezzanine Certificates: The Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Mortgage Interest Rate: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

Minimum Servicing Requirements: With respect to a successor to the Servicer appointed pursuant to Section 7.06(a) hereunder:

(i)  the proposed successor Servicer is (1) an affiliate of the Master Servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed successor Servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s; and

(ii)  the proposed successor Servicer has a net worth of at least $25,000,000.

MOM Loan: Any Mortgage Loan as to which MERS is acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Excess Cashflow: With respect to any Distribution Date, the sum of (a) the Monthly Excess Interest, (b) the Overcollateralization Release Amount, if any, for such Distribution Date, and (c) the Principal Remittance Amount remaining following payments of the Principal Payment Amount to the Senior Certificates and Mezzanine Certificates.

Monthly Excess Interest: With respect to any Distribution Date, the excess of (x) the Interest Remittance Amount for such Distribution Date over (y) the sum of Current Interest and Carryforward Interest on the Senior Certificates and Mezzanine Certificates for such Distribution Date.

Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 5.08.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The Mortgage Loan Documents pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or the Custodian on behalf of the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Documents: As defined in Section 2.01.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of July 10, 2007, between the Sponsor, as seller, and the Depositor, as purchaser, a form of which is attached hereto as Exhibit C.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the purchase of the Mortgage Loans pursuant to Section 10.01.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

(i)	the Mortgage Loan identifying number;

(ii)	the Mortgage Rate in effect as of the Cut-off Date;

(iii)	the Servicing Fee Rate;

(iv)	the Net Mortgage Rate in effect as of the Cut-off Date;

(v)	the maturity date;

(vi)	the original principal balance;

(vii)	the Cut-off Date Principal Balance;

(viii)	the original term;

(ix)	the remaining term;

(x)	the property type;

(xi)	the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.);

(xii)	with respect to each MOM Loan, the related MIN;

(xiii)	the Custodian;

(xiv)	a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

(xv)	the first Adjustment Date;

(xvi)	the Gross Margin;

(xvii)	the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(xviii)	the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

(xix)	the Periodic Rate Cap;

(xx)	the first Adjustment Date immediately following the Cut-off Date;

(xxi)	the related Index; and

(xxii)	the Servicer.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans.

Mortgage Loans: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate shall be (A) as of any date of determination until the first Adjustment Date following the Cut-off Date, the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter, the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the related Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such adjustable rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Interest Rate, and shall never be less than the greater of (i) the Mortgage Interest Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Net Funds Cap:  With respect to any Distribution Date and the Mezzanine Certificates,  (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for the Mortgage Loans and such Distribution Date, minus the sum of (x) any Net Swap Payment payable to the Swap Provider on such Distribution Date and (y) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date and (2) 12, and the denominator of which is the outstanding aggregate Stated Principal Balance of the Mortgage Loans for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Accrual Period.  For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC II Pass-Through Rates on the REMIC II Regular Interests (other than REMIC II Regular Interest LT-IO and REMIC II Regular Interest LT-P), weighted on the basis of the Uncertificated Principal Balance of each such REMIC II Regular Interest.

Net Interest Shortfalls: With respect to any Distribution Date, Interest Shortfalls net of payments by the Servicer or the Master Servicer in respect of Compensating Interest.

Net Liquidation Proceeds: With respect to a Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the related servicer and advances and expenses incurred by the related servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate, (iii) the Credit Risk Manager Fee Rate, and (iv) the rate at which the fee payable to any provider of lender-paid mortgage insurance is calculated, if applicable.

Net Swap Payment:  With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Swap Agreement by either the Swap Provider or the Supplemental Interest Trust, which net payment shall not take into account any Swap Termination Payment under the Swap Agreement.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Nonrecoverable Advance: With respect to any Mortgage Loan, any portion of an Advance or Servicing Advance previously made or proposed to be made by the Servicer or the Master Servicer as Successor Servicer, that, in the good faith judgment of the Servicer or the Master Servicer as Successor Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

Notional Amount: For each Distribution Date shall be equal to Swap Notional Amount for such Distribution Date as set forth in the Swap Agreement.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or the Trustee (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by an Authorized Servicer Representative, as the case may be, and delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and/or the Trustee, as the case may be, as required by this Agreement.

One-Month LIBOR: With respect to any Accrual Period (other than the first Accrual Period) and the Publicly Offered Certificates, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period.  The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Publicly Offered Certificates for the related Accrual Period shall, in the absence of manifest error, be final and binding.  With respect to the first Accrual Period, One-Month LIBOR shall equal 5.3200% per annum.

One-Year LIBOR: The per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related Mortgage Note.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Sponsor, the Master Servicer, the Depositor or the Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 7.05 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Sponsor, the Master Servicer, the Depositor and the Servicer, (ii) not have any direct financial interest in the Sponsor, the Master Servicer, the Depositor or the Servicer or in any affiliate of any of them, and (iii) not be connected with the Sponsor, the Master Servicer, the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optimal Interest Remittance Amount: With respect to any Distribution Date and the Publicly Offered Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the Expense Fee Rate.

Optional Termination: The termination of a portion of the Trust Fund created hereunder as a result of the purchase of all of the Mortgage Loans and any REO Property, as described in Section 10.01.

Optional Termination Date:  The first Distribution Date on which the Master Servicer may purchase, at its option, the Mortgage Loans and REO Properties as described in Section 10.01.

OTS: The Office of Thrift Supervision or any successor thereto.

OTS Method: The method used by OTS to calculate delinquencies.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a)           Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(b)           Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) over (b) the aggregate Certificate Principal Balance of the Publicly Offered Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount on such Distribution Date).

Overcollateralization Deficiency Amount: With respect to any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Balance of the Publicly Offered Certificates resulting from the payment of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount: With respect to any Distribution Date, will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such Distribution Date, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class X Pass-Through Rate, as applicable.

Payahead: Any Scheduled Payment intended by the related Mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

PCAOB: Shall mean the Public Company Accounting Oversight Board.

Percentage Interest: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

Periodic Rate Cap: With respect to the Adjustment Date for a  Mortgage Loan, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such  Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Interest Rate or the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are unconditionally backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency that rates such securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee or the Master Servicer in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(v)  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(vii)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(viii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(ix)  units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee, the Master Servicer or an affiliate of either, having a rating by S&P of AAAm-G or AAAm, if rated by Moody’s, rated Aaa, Aa1 or Aa2, and if rated by Fitch, F1, F2 or F3;

(x)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee, the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; and

(xi)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided, however, that any Permitted Investment pursuant to this clause (xi) relating to amounts on deposit in the Custodial Account will be subject to the consent of the Certificate Insurer;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor and (vi) any other Person based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint–stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Policy: The certificate guaranty insurance policy (No. AB1099BE) issued by the Certificate Insurer for the benefit of the Holders of the Senior Certificates.

Policy Premium: The premium set forth in the Commitment Letter.

Policy Premium Accrual Period:  Will be based on a 360-day year consisting of twelve 30-day months.

Policy Premium Rate: The rate per annum set forth in the Commitment Letter.

Prepayment Assumption:  The assumed rate of prepayment, as described in the Prospectus Supplement relating to each Class of Publicly Offered Certificates.

Prepayment Charge:  With respect to any Principal Prepayment, any premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Servicer Prepayment Charge Amount) as shown on the Mortgage Loan Schedule.

Prepayment Interest Shortfall:  With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period, (other than a Principal Prepayment in full or in part resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 3.24 or 10.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment less the sum of (a) the Servicing Fee, (b) the Master Servicing Fee, (c) the Credit Risk Manager’s Fee and (d) the fee payable to any provider of lender-paid mortgage insurance, if any.

Prepayment Period: With respect to any Distribution Date, the 14th day of the immediately preceding calendar month (or, with respect to the first Prepayment Period, the Cut-off Date) through the 13th day of the month in which such Distribution Date occurs.

Principal Payment Amount: With respect to any Distribution Date, the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03, 3.24 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

Principal Remittance Amount: With respect to any Distribution Date, (i) the sum, without duplication, of (a) the principal portion of all Scheduled Payments on the Mortgage Loans due during the related Due Period whether or not received on or prior to the related Determination Date, (b) the principal portion of all unscheduled collections (other than Payaheads) including Insurance Proceeds, Condemnation Proceeds and all full and partial Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, (c) the Stated Principal Balance of each  Mortgage Loan that was repurchased by the Sponsor during the related Prepayment Period pursuant to Sections 2.02, 2.03 and 3.24, (d) the aggregate of all Substitution Adjustment Amounts received during the related Prepayment Period for the related Determination Date in connection with the substitution of  Mortgage Loans pursuant to Section 2.03(b), (e) amounts in respect of principal on the Mortgage Loans paid by the Master Servicer pursuant to Section 10.01, (f) all Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the Servicer to the Distribution Account pursuant to this Agreement and (g) the principal portion of Payaheads previously received of the Mortgage Loans and intended for application in the related Due Period minus (ii) all amounts in respect of the Mortgage Loans required to be reimbursed by the Trust Fund pursuant to Sections 4.02, 4.05, 4.07 and 9.05 or as otherwise set forth in this Agreement or any Custodial Agreement.

Private Certificate: Each of the Class X, Class P, Class R, and Class R-X Certificates.

Prospectus Supplement: The Prospectus Supplement dated July 6, 2007 relating to the offering of the Publicly Offered Certificates.

Publicly Offered Certificates:  The Senior Certificates and the Mezzanine Certificates.

PUD: A planned unit development.

Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor pursuant to Section 2.02, 2.03 or 3.24 hereof and as confirmed by an Officer’s Certificate from the Sponsor to the Trustee and the Certificate Insurer, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus, (ii) thirty (30) days’ accrued interest thereon at the applicable Net Mortgage Rate, plus any portion of the Servicing Fee, Master Servicing Fee, Servicing Advances and Advances payable to the Servicer or Master Servicer, as applicable, with respect to such Mortgage Loan plus (iii) any costs and damages of the Trust Fund in connection with any violation by such Mortgage Loan of any abusive or predatory lending law, including any expenses incurred by the Trustee with respect to such Mortgage Loan prior to the purchase thereof.

Rating Agency: Each of Moody’s and S&P. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer pursuant to this Agreement.  To the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the aggregate of all unreimbursed Advances and Servicing Advances.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

Record Date:  With respect to the Certificates (other than the Class X, Class P, Class R and Class R-X Certificates) and any Distribution Date, so long as such Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.  With respect to the Class X, Class P, Class R and Class R-X Certificates and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Reference Bank Rate: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Publicly Offered Certificates, as applicable, for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Publicly Offered Certificates.

Reference Banks: Shall mean leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Sponsor or either Servicer.

Regular Certificate: Any Certificate other than a Residual Certificate.

Regulation AB: Means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reimbursement Amount:  The aggregate of any payments made with respect to the Senior Certificates by the Certificate Insurer under the Policy to the extent not previously reimbursed, plus interest on that amount at the Late Payment Rate set forth in the Policy.

Relevant Servicing Criteria: Means with respect to any Servicing Function Participant, the Servicing Criteria applicable to such party, as set forth on Exhibit L attached hereto.  For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator or the Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such party.

Relief Act: The Servicemembers Civil Relief Act of 2003, as amended from time to time or similar state or local laws.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof and all related Prepayment Charges; (ii) the related Mortgage Files; (iii) the Custodial Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the Distribution Account, the Class P Certificate Account and such assets that are deposited therein from time to time, together with any and all income, proceeds and payments with respect thereto; (iv) property that secured a  Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee’s rights under the Insurance Policies with respect to the Mortgage Loans; (vi) the rights under the related Mortgage Loan Purchase Agreement with respect to the Mortgage Loans; and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Notwithstanding the foregoing, however, REMIC I specifically excludes (i) all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date, (ii) all Prepayment Charges payable in connection with Principal Prepayments on the Mortgage Loans made before the Cut-off Date, (iii) the Basis Risk Shortfall Reserve Fund, (iv) the Swap Agreement and (v) the Supplemental Interest Trust.

REMIC I Regular Interest: REMIC I Regular Interest I, REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-60-B and REMIC I Regular Interest P as designated in the Preliminary Statement hereto. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

REMIC II: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the REMIC II Regular Interests and the Holders of the Class R Certificates (as holders of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC II Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-AA minus the Marker Rate, divided by (b) 12.

REMIC II Overcollateralization Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balances of the REMIC II Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5 and REMIC II Regular Interest LT-P, in each case as of such date of determination.

REMIC II Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5 and REMIC II Regular Interest LT-ZZ.

REMIC II Regular Interests: REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5 and REMIC II Regular Interest LT-ZZ, REMIC II Regular Interest LT-P and REMIC II Regular Interest LT-IO.

REMIC II Regular Interest LT-AA: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-AA shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-A1:  One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-A1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-A2:  One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-A2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-A3:  One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-A3 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-A4:  One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-A4 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M3: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M3 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M4: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M4 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M5: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M5 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-P: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-P shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-IO: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-IO shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time.

REMIC II Regular Interest LT-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-ZZ shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC II Pass-Through Rate applicable to REMIC II Regular Interest LT-ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) the Uncertificated Accrued Interest on REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4 and REMIC II Regular Interest LT-M5 for such Distribution Date, with the rate on each such REMIC II Regular Interest subject to a cap equal to the related Pass-Through Rate provided, however, that for this purpose, the calculation of the Uncertificated REMIC II Pass-Through Rate and the related cap with respect to each such REMIC II Regular Interest shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is thirty (30).

REMIC II Targeted Overcollateralization Amount: 1.00% of the Targeted Overcollateralization Amount.

REMIC III: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC III Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC III Certificate: Any  Certificate (other than the Class X Certificates and Class P Certificates).

REMIC III Certificateholder: The Holder of any REMIC III Certificate.

REMIC III Regular Interest: Any of the Class X Interest, Class P Interest, Class IO Interest, and any “regular interest” in REMIC III the ownership of which is represented by a  Senior Certificate or  Mezzanine Certificate.

REMIC IV: The segregated pool of assets consisting of all the Class X Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class X Certificates and the Class R-X Certificate (in respect of the Class R-4 Interest), pursuant to Section 2.07 hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC V: The segregated pool of assets consisting of all of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Holders of the Class R-X Certificate (in respect of the Class R-5 Interest), pursuant to Section 2.07 hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC VI: The segregated pool of assets consisting of all of the Class IO Interest conveyed in trust to the Trustee, for the benefit of the Holders of REMIC VI Regular Interest IO and the Holders of the Class R-X Certificate (in respect of the Class R-6 Interest), pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC VI Regular Interest IO: An uncertificated interest in the Trust Fund held by the Trustee, evidencing a Regular Interest in REMIC VI for purposes of the REMIC Provisions.

REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse affect on any REMIC created hereunder.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Regular Interest: Any Regular Interest, REMIC I Regular Interest, REMIC II Regular Interest, Class X Interest, Class P Interest, Class IO Interest, REMIC VI Regular Interest IO or a Regular Certificate.

Remittance Date: Shall mean the eighteenth (18th) day of the month and if such day is not a Business Day, the immediately preceding Business Day.

REO Property: A Mortgaged Property acquired by the Trust through foreclosure, sale disposition or deed-in-lieu of foreclosure or otherwise in connection with a defaulted Mortgage Loan.

Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Sponsor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a request for release in accordance with the terms of the Custodial Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) (a) have an adjustable Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) be secured by a first lien on the related Mortgaged Property; (vii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; (viii) have a Maximum Mortgage Interest Rate not less than the Maximum Mortgage Interest Rate on the Deleted Loan; (ix) have a Minimum Mortgage Interest Rate not less than the Minimum Mortgage Interest Rate of the Deleted Loan; (x) have a Gross Margin equal to the Gross Margin of the Deleted Loan; (xi) have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Loan; and (xii) comply with each representation and warranty set forth in the Mortgage Loan Purchase Agreement.

Reportable Event: Has the meaning set forth in Section 5.16(b) of this Agreement.

Reporting Servicer: Shall mean the Servicer, the Master Servicer, the Securities Administrator, the Custodian under the Custodial Agreement, and any Servicing Function Participant engaged by such parties.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Residual Certificates: The Class R Certificates and Class R-X Certificates.

Responsible Officer: With respect to the Trustee and the Securities Administrator, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee or the Securities Administrator specified by the Trustee or the Securities Administrator, as the case may be, having direct responsibility over this Agreement and customarily performing functions similar to those performed by any one of the designated officers, as to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

Sarbanes-Oxley Act: Means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Sponsor following a negotiation in good faith to determine how to comply with any such new requirements.

Scheduled Payment: With respect to each Mortgage Loan, the scheduled monthly payment on such Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Administrator:  As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest that meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person or Affiliates.

Senior Certificates:  The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Senior Enhancement Percentage: With respect to any Distribution Date and the Senior Certificates will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such Distribution Date, and the denominator of which is the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period).

Senior Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a  Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 78.70% and (ii) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the Aggregate Loan Balance of the Mortgage Loans as of the Cut-off Date.

Senior Sequential Allocation Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the sum of the Certificate Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Senior Certificates, in each case immediately prior to such Distribution Date.

Servicer:  GMAC Mortgage, LLC or any successor thereto appointed hereunder in connection with the servicing and administration of the Mortgage Loans.

Servicer Default: As defined in Section 8.01.

Servicer Prepayment Charge Payment Amount: The amount payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 3.01.

Servicer’s Assignee: As defined in Section 5.01(b)(ii).

Service(s)(ing): Means, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust Fund by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB.  For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable legal fees) incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, inspection, valuation and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS® System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor’s commissions), (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained and (v) payment of taxes.

Servicing Criteria: Means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the same Stated Principal Balance of such Mortgage Loan used to calculate the payment of interest on such Mortgage Loan.

Servicing Fee Rate:  A weighted average rate of approximately 0.25% per annum per Mortgage Loan.

Servicing Function Participant: Means any Subservicer or Subcontractor of the Servicer, the Master Servicer and the Securities Administrator, the Custodian, respectively.  For purposes of Section 5.18(d), such term also shall include the Servicer, the Master Servicer, the Securities Administrator and the Custodian, without regard to any threshold reference therein.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and the servicing of the related Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished to the Master Servicer, the Securities Administrator the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

Significance Percentage:  The percentage equivalent of a fraction, the numerator of which is (I) the present value (such calculation of present value using the two-year swaps rate made available at Bloomberg Financial Markets, L.P.) of the aggregate amount payable under the Swap Agreement (assuming that one-month LIBOR for each remaining Calculation Period (as defined in the Swap Agreement) beginning with the Calculation Period immediately following the related Distribution Date is equal to the sum of (a) the one-month LIBOR rate for each remaining Calculation Period made available at Bloomberg Financial Markets, L.P. by taking the following steps: (1) typing in the following keystrokes: fwcv , us , 3 ; (2) the Forwards shall be set to “1-Mo”; (3) the Intervals shall be set to “1-Mo”; and (4) the Points shall be set to equal the remaining term of the Swap Agreement in months and the Securities Administrator shall click (provided that the Depositor shall notify the Securities Administrator in writing of any changes to such keystrokes), (b) the percentage equivalent of a fraction, the numerator of which is 5.00% and the denominator of which is the initial number of Distribution Dates on which the Securities Administrator is entitled to receive payments under the Swap Agreement (the “Add-On Amount”) and (c) the Add-On Amount for each previous period) and the denominator of which is (II) the aggregate Certificate Principal Balance of the Senior Certificates and the Mezzanine Certificates on such Distribution Date (after giving effect to all distributions on such Distribution Date).

Six-Month LIBOR:  The per annum rate equal to the average of interbank offered rates for Six-Month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related Mortgage Note.

Sponsor: Nomura Credit & Capital, Inc., a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

Startup Day: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

Stated Principal Balance: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.09 of this Agreement with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period.  The Stated Principal Balance of a Liquidated Loan equals zero.

Stepdown Date: Will be the earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date in July 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Publicly Offered Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 21.30%.

Subcontractor: Shall mean any vendor, subcontractor or other Person who is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer (or a Subservicer of the Servicer), the Master Servicer, the Trustee, the Custodian or the Securities Administrator and each subcontractor is determined by the Person engaging the subcontractor to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

Subsequent Recoveries: Means with respect to a defaulted Mortgage Loan the amounts recovered by the Servicer (net of reimbursable expenses) with respect to such Mortgage Loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Mortgage Loan.

Subservicer: Shall mean any Person who is identified in Item 1122(d) of Regulation AB that services the related Mortgage Loans on behalf of the Servicer or is engaged by the Master Servicer, the Securities Administrator or the Custodian and is responsible for the performance (whether directly or through subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by such Person under this Agreement or any subservicing agreement.

Subservicing Agreement: Any agreement entered into between the Servicer and a Subservicer with respect to the subservicing of any Mortgage Loan subject to Section 3.03 of this Agreement.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(d).

Successor Servicer: Any successor to the Servicer appointed pursuant to Section 8.02 of this Agreement after the occurrence of a Servicer Default or upon the resignation of the Servicer pursuant to this Agreement.

Supplemental Interest Trust:  The corpus of a trust created pursuant to Section 5.14 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Class IO Interest and the right to receive payments in respect of the Class IO Distribution Amount.  For the avoidance of doubt, the Supplemental Interest Trust does not constitute a part of the Trust Fund.

Supplemental Interest Trust Trustee:  HSBC Bank USA, National Association, or any successor thereto.

Swap Agreement:  The interest rate swap agreement, dated as of July 10, 2007, between the Supplemental Interest Trust Trustee and the Swap Provider, including any schedule, confirmations, credit support annex or other credit support document relating thereto, and attached hereto as Exhibit O.

Swap Credit Support Annex:  The credit support annex, dated as of July 10, 2007, between the Supplemental Interest Trust Trustee and the Swap Provider, which is annexed to and forms part of the Swap Agreement.

Swap LIBOR:  LIBOR as determined pursuant to the Swap Agreement.

Swap Provider:  The swap provider under the Swap Agreement.  Initially, the Swap Provider shall be Swiss Re Financial Products Corporation.

Swap Provider Trigger Event:  A Swap Provider Trigger Event shall have occurred if any of an Event of Default (under the Swap Agreement) with respect to which the Swap Provider is a Defaulting Party, a Termination Event (under the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party or an Additional Termination Event (under the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party has occurred.

Swap Termination Payment:  Upon the designation of an “Early Termination Date” as defined in the related Swap Agreement, the payment to be made by the Supplemental Interest Trust to the Swap Provider, or by the Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Swap Agreement.

Targeted Overcollateralization Amount: With respect to any Distribution Date prior to the Stepdown Date, approximately 1.65% of the Aggregate Loan Balance of the Mortgage Loans as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a  Trigger Event is not in effect, the greater of (a) approximately 3.30% of the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period), or (b) 0.35% of the Aggregate Loan Balance of the Mortgage Loans as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a  Trigger Event is in effect, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.  Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Senior Certificates and  Mezzanine Certificates to zero, the Targeted Overcollateralization Amount shall be zero.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation Section 1.860F-4(d) and temporary Treasury regulation Section 301.6231(a)(7)-1T. The Holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

Termination Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the purchase of the Mortgage Loans and REO Properties pursuant to Section 10.01.

Transaction Party: Shall mean the Depositor, the Sponsor, the Trustee, the Servicer, the Master Servicer, the Securities Administrator, the Custodian, the Certificate Insurer and the Swap Provider.

Transfer Affidavit: As defined in Section 6.02(c).

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Trigger Event: A Trigger Event will occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 32.86% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance of the Mortgage Loans on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
July 2009 – June 2010	0.30%*
July 2010 – June 2011	0.75%*
July 2011 – June 2012	1.30%*
July 2012 – June 2013	1.90%*
July 2013 – June 2014	2.20%*
July 2014 and thereafter	2.25%

*The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Trust Fund:  Collectively, the assets of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V, REMIC VI and the Basis Risk Shortfall Reserve Fund. For the avoidance of doubt, the Trust Fund does not include the Supplemental Interest Trust.

Trustee: HSBC Bank USA, National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Uncertificated Accrued Interest: With respect to each Uncertificated REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act (allocated to such REMIC Regular Interests as set forth in Sections 1.02, 5.07, 5.08 and 5.09).

Uncertificated Notional Amount:  With respect to the Class X Interest and any Distribution Date, an amount equal to the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest LT-P and REMIC II Regular Interest LT-IO) for such Distribution Date.

With respect to REMIC II Regular Interest LT-IO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC I Regular Interests
1	I-1-A through I-60-A
2	I-2-A through I-60-A
3	I-3-A through I-60-A
4	I-4-A through I-60-A
5	I-5-A through I-60-A
6	I-6-A through I-60-A
7	I-7-A through I-60-A
8	I-8-A through I-60-A
9	I-9-A through I-60-A
10	I-10-A through I-60-A
11	I-11-A through I-60-A
12	I-12-A through I-60-A
13	I-13-A through I-60-A
14	I-14-A through I-60-A
15	I-15-A through I-60-A
16	I-16-A through I-60-A
17	I-17-A through I-60-A
18	I-18-A through I-60-A
19	I-19-A through I-60-A
20	I-20-A through I-60-A
21	I-21-A through I-60-A
22	I-22-A through I-60-A
23	I-23-A through I-60-A
24	I-24-A through I-60-A
25	I-25-A through I-60-A
26	I-26-A through I-60-A
27	I-27-A through I-60-A
28	I-28-A through I-60-A
29	I-29-A through I-60-A
30	I-30-A through I-60-A
31	I-31-A through I-60-A
32	I-32-A through I-60-A
33	I-33-A through I-60-A
34	I-34-A through I-60-A
35	I-35-A through I-60-A
36	I-36-A through I-60-A
37	I-37-A through I-60-A
38	I-38-A through I-60-A
39	I-39-A through I-60-A
40	I-40-A through I-60-A
41	I-41-A through I-60-A
42	I-42-A through I-60-A
43	I-43-A through I-60-A
44	I-44-A through I-60-A
45	I-45-A through I-60-A
46	I-46-A through I-60-A
47	I-47-A through I-60-A
48	I-48-A through I-60-A
49	I-49-A through I-60-A
50	I-50-A through I-60-A
51	I-51-A through I-60-A
52	I-52-A through I-60-A
53	I-53-A through I-60-A
54	I-54-A through I-60-A
55	I-55-A through I-60-A
56	I-56-A through I-60-A
57	I-57-A through I-60-A
58	I-58-A through I-60-A
59	I-59-A and I-60-A
60	I-60-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest LT-IO.

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 5.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.07. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated REMIC I Pass-Through Rate:  With respect to REMIC Regular Interest I, a per annum rate equal to the weighted average Net Mortgage Rate of the Mortgage Loans.  With respect to each Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average Net Mortgage Rate of the Mortgage Loans multiplied by 2, subject to a maximum rate of (a) with respect to the distribution date in July 2007 up to and including the distribution date in June 2009, 11.50%, (b) with respect to the distribution date in July 2009 up to and including the distribution date in June 2010, 11.00% and (c) with respect to the distribution dates beginning in July 2010 up to and including the distribution date in June 2012, 10.50%.  With respect to each Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average Net Mortgage Rate of the Mortgage Loans over (ii) (a) with respect to the distribution date in July 2007 up to and including the distribution date in June 2009, 11.50%, (b) with respect to the distribution date in July 2009 up to and including the distribution date in June 2010, 11.00% and (c) with respect to the distribution dates beginning in July 2010 up to and including the distribution date in June 2012, 10.50% and (y) 0.00%.

Uncertificated REMIC II Pass-Through Rate:  With respect to REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5 and REMIC II Regular Interest LT-ZZ, a per annum rate (but not less than zero) equal to the weighted average of (w) with respect to REMIC I Regular Interest I, the Uncertificated REMIC I Pass-Through Rate for such REMIC I Regular Interest for each such Distribution Date, (x) with respect to REMIC I Regular Interests ending with the designation “B”, the weighted average of the Uncertificated REMIC I Pass-Through Rate for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interests for each such Distribution Date and (y) with respect to REMIC I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
2	I-2-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A	Uncertificated REMIC I Pass-Through Rate
3	I-3-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A and I-2-A	Uncertificated REMIC I Pass-Through Rate
4	I-4-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-3-A	Uncertificated REMIC I Pass-Through Rate
5	I-5-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-4-A	Uncertificated REMIC I Pass-Through Rate
6	I-6-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-5-A	Uncertificated REMIC I Pass-Through Rate
7	I-7-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-6-A	Uncertificated REMIC I Pass-Through Rate
8	I-8-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-7-A	Uncertificated REMIC I Pass-Through Rate
9	I-9-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-8-A	Uncertificated REMIC I Pass-Through Rate
10	I-10-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-9-A	Uncertificated REMIC I Pass-Through Rate
11	I-11-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-10-A	Uncertificated REMIC I Pass-Through Rate
12	I-12-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-11-A	Uncertificated REMIC I Pass-Through Rate
13	I-13-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-12-A	Uncertificated REMIC I Pass-Through Rate
14	I-14-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-13-A	Uncertificated REMIC I Pass-Through Rate
15	I-15-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-14-A	Uncertificated REMIC I Pass-Through Rate
16	I-16-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-15-A	Uncertificated REMIC I Pass-Through Rate
17	I-17-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-16-A	Uncertificated REMIC I Pass-Through Rate
18	I-18-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-17-A	Uncertificated REMIC I Pass-Through Rate
19	I-19-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-18-A	Uncertificated REMIC I Pass-Through Rate
20	I-20-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-19-A	Uncertificated REMIC I Pass-Through Rate
21	I-21-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-20-A	Uncertificated REMIC I Pass-Through Rate
22	I-22-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-21-A	Uncertificated REMIC I Pass-Through Rate
23	I-23-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-22-A	Uncertificated REMIC I Pass-Through Rate
24	I-24-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-23-A	Uncertificated REMIC I Pass-Through Rate
25	I-25-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-24-A	Uncertificated REMIC I Pass-Through Rate
26	I-26-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-25-A	Uncertificated REMIC I Pass-Through Rate
27	I-27-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-26-A	Uncertificated REMIC I Pass-Through Rate
28	I-28-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-27-A	Uncertificated REMIC I Pass-Through Rate
29	I-29-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-28-A	Uncertificated REMIC I Pass-Through Rate
30	I-30-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-29-A	Uncertificated REMIC I Pass-Through Rate
31	I-31-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-30-A	Uncertificated REMIC I Pass-Through Rate
32	I-32-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-31-A	Uncertificated REMIC I Pass-Through Rate
33	I-33-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-32-A	Uncertificated REMIC I Pass-Through Rate
34	I-34-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-33-A	Uncertificated REMIC I Pass-Through Rate
35	I-35-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-34-A	Uncertificated REMIC I Pass-Through Rate
36	I-36-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-35-A	Uncertificated REMIC I Pass-Through Rate
37	I-37-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-36-A	Uncertificated REMIC I Pass-Through Rate
38	I-38-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-37-A	Uncertificated REMIC I Pass-Through Rate
39	I-39-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-38-A	Uncertificated REMIC I Pass-Through Rate
40	I-40-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-39-A	Uncertificated REMIC I Pass-Through Rate
41	I-41-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-40-A	Uncertificated REMIC I Pass-Through Rate
42	I-42-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-41-A	Uncertificated REMIC I Pass-Through Rate
43	I-43-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-42-A	Uncertificated REMIC I Pass-Through Rate
44	I-44-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-43-A	Uncertificated REMIC I Pass-Through Rate
45	I-45-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-44-A	Uncertificated REMIC I Pass-Through Rate
46	I-46-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-45-A	Uncertificated REMIC I Pass-Through Rate
47	I-47-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
48	I-48-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-47-A	Uncertificated REMIC I Pass-Through Rate
49	I-49-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-48-A	Uncertificated REMIC I Pass-Through Rate
50	I-50-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-49-A	Uncertificated REMIC I Pass-Through Rate
51	I-51-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-50-A	Uncertificated REMIC I Pass-Through Rate
52	I-52-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-51-A	Uncertificated REMIC I Pass-Through Rate
53	I-53-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-52-A	Uncertificated REMIC I Pass-Through Rate
54	I-54-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-53-A	Uncertificated REMIC I Pass-Through Rate
55	I-55-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-54-A	Uncertificated REMIC I Pass-Through Rate
56	I-56-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-55-A	Uncertificated REMIC I Pass-Through Rate
57	I-57-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-56-A	Uncertificated REMIC I Pass-Through Rate
58	I-58-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-57-A	Uncertificated REMIC I Pass-Through Rate
59	I-59-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-58-A	Uncertificated REMIC I Pass-Through Rate
60	I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-59-A	Uncertificated REMIC I Pass-Through Rate
thereafter	I-1-A through I-60-A	Uncertificated REMIC I Pass-Through Rate

With respect to REMIC II Regular Interest LT-IO, the excess of (i) the Uncertificated REMIC I Pass-Through Rates for REMIC I Regular Interests ending with the designation “A”, over (ii) 2 multiplied by Swap LIBOR.

Uncertificated REMIC Regular Interest: The REMIC I Regular Interests, REMIC II Regular Interests, the Class X Interest, Class P Interest, Class X Interest, Class P Interest and Class IO Interest.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder.  Voting Rights shall be allocated (i) 98% to the Publicly Offered Certificates and (ii) 1% to each of the Class X Certificates and Class P Certificates. Voting rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.  The Residual Certificates will not be allocated any Voting Rights. Notwithstanding the foregoing, the Voting Rights of the Senior Certificates shall be held by the Certificate Insurer (so long as no Certificate Insurer Default exists).

Section 1.02  Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Interest Remittance Amount for the Senior Certificates,  Mezzanine Certificates and Class X Certificates for any Distribution Date, (1) the aggregate amount of any Net Interest Shortfalls in respect of the Mortgage Loans for any Distribution Date shall reduce the Interest Remittance Amount on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each Class of  Senior Certificates and  Mezzanine Certificates and (2) the aggregate amount of any Realized Losses allocated to the Senior Certificates and Mezzanine Certificates and Basis Risk Shortfalls allocated to the Senior Certificates and  Mezzanine Certificates for any Distribution Date shall be allocated to the Class X Certificates based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the Certificate Notional Balance thereof on any Distribution Date.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date the aggregate amount of any Net Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to REMIC I Regular Interest I and to the REMIC I Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest, and then, to REMIC I Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date:

The aggregate amount of any Net Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5 and REMIC II Regular Interest LT-ZZ, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC II Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC II Regular Interest.

ARTICLE II

CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Trust Fund.

The Sponsor hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Sponsor in and to the assets in the Trust Fund.

The Sponsor has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders and the Certificate Insurer, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, to the extent of the Mortgage Loans sold under the Mortgage Loan Purchase Agreement.  The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor.  The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sponsor or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such sale, the Depositor does hereby deliver to, and deposit with the Custodian pursuant to the Custodial Agreement the documents with respect to each Mortgage Loan as described under Section 2 of the Custodial Agreement (the “Mortgage Loan Documents”). In connection with such delivery and as further described in the Custodial Agreement, the Custodian will be required to review such Mortgage Loan Documents and deliver to the Trustee, the Depositor, the Servicer and the Sponsor certifications (in the forms attached to the Custodial Agreement) with respect to such review with exceptions noted thereon.  In addition, under the Custodial Agreement the Depositor will be required to cure certain defects with respect to the Mortgage Loan Documents for the Mortgage Loans after the delivery thereof by the Depositor to the Custodian as more particularly set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files and preparation and delivery of the certifications shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.

The Depositor shall deliver or cause to be delivered to the Servicer copies of all trailing documents required to be included in the related Mortgage File at the same time the originals or certified copies thereof are delivered to the Custodian, such documents including the mortgagee policy of title insurance and any Mortgage Loan Documents upon return from the recording office.  The Servicer shall not be responsible for any custodial fees or other costs incurred in obtaining such documents and the Depositor shall cause the Servicer to be reimbursed for any such costs the Servicer may incur in connection with performing its obligations under this Agreement.

The Mortgage Loans permitted by the terms of this Agreement to be included in the Trust Fund are limited to (i) Mortgage Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Sponsor that no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004) as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9) and (ii) Qualified Substitute Mortgage Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Sponsor that no Qualified Substitute Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).  The Depositor and the Trustee on behalf of the Trust Fund understand and agree that it is not intended that any mortgage loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

Section 2.02  Acceptance of the Mortgage Loans.

(a)  Based on the initial trust receipt received by it from the Custodian pursuant to the Custodial Agreement, the Trustee acknowledges receipt, subject to the provisions of Section 2.01 hereof and Section 2 of the Custodial Agreement, of the Mortgage Loan Documents and all other assets included in the definition of “REMIC I” under clauses (i), (ii) (iii), (v) and (vi) (to the extent of amounts deposited into the Distribution Account) and declares that it holds (or the Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Mortgage Loan Document, and that it holds (or the Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future  Certificateholders and the Certificate Insurer.

(b)  In conducting the review of the Mortgage Files in accordance with the Custodial Agreement, the Custodian on the Trustee’s behalf will ascertain whether all required documents have been executed and received and whether those documents relate to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented. If the Custodian finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B, the Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of the Certificateholders or the Certificate Insurer in such Mortgage Loan within sixty (60) days from the date of notice from the Custodian of the defect and if the Sponsor fails to correct or cure the defect or deliver such opinion within such period, the Sponsor will, subject to Section 2.03, within ninety (90) days from the notification of the Custodian purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Custodian, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(c)  No later than 180 days after the Closing Date, the Custodian on the Trustee’s behalf will review, for the benefit of the Certificateholders and the Certificate Insurer, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Sponsor and the Trustee, a final trust receipt substantially in the form annexed to the Custodial Agreement. In conducting such review, the Custodian on the Trustee’s behalf and in accordance with the terms of the Custodial Agreement will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Custodian on the Trustee’s behalf has received either an original or a copy thereof, as required in the Custodial Agreement. If the Custodian finds that any document with respect to a Mortgage Loan has not been received, or is unrelated to the Mortgage Loans identified in Exhibit B or appears to be defective on its face, the Custodian shall note such defect in the exception report attached the final trust receipt issued pursuant to the Custodial Agreement and the Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of the Certificateholders or the Certificate Insurer in such Mortgage Loan within sixty (60) days from the date of notice from the Trustee of the defect and if the Sponsor is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Sponsor shall, subject to Section 2.03, within ninety (90) days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan, if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(d)  In the event that a Mortgage Loan is purchased by the Sponsor in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Sponsor shall remit the applicable Purchase Price to the Servicer for deposit in the Custodial Account and shall provide written notice to the Securities Administrator detailing the components of the Purchase Price, signed by an authorized officer. Upon deposit of the Purchase Price in the Custodial Account and upon receipt of a request for release (in the form attached to the related Custodial Agreement) with respect to such Mortgage Loan, the Custodian, on behalf of the Trustee, will release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Sponsor, as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Custodial Account was made. The Trustee shall promptly notify the Rating Agencies and the Certificate Insurer of such repurchase. The obligation of the Sponsor to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders, the Certificate Insurer or the Trustee on their behalf.  The Sponsor shall promptly reimburse the Trustee for any expenses incurred by the Trustee in respect of enforcing the remedies for such breach.

(e)  The Sponsor shall deliver to the Custodian the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Custodian will review as provided in the Custodial Agreement, provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

Section 2.03  Representations, Warranties and Covenants of the Servicer and the Sponsor.

(a)  The Servicer hereby represents and warrants to, and covenants with, the Sponsor, the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Insurer as follows, as of the Closing Date:

(i)  It is duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)  It has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)  The execution and delivery of this Agreement by it, the servicing of the Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its certificate of formation or operating agreement or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)  It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)  No litigation is pending or, to the best of its knowledge, threatened in writing, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(vii)  The Servicer has accurately and fully reported, and will continue to accurately and fully report, its borrower credit files to each of the credit repositories in a timely manner materially in accordance with the Fair Credit Reporting Act and its implementing legislation.

(viii)  The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

(ix)  The Servicer will not waive any Prepayment Charge with respect to a the Mortgage Loan unless it is waived in accordance with the standard set forth in Section 3.01.

If the covenant of the Servicer set forth in Section 2.03(a)(ix) above is breached by the Servicer, the Servicer will pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P by depositing such amount into the Custodial Account within ninety (90) days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of such breach.  Notwithstanding the foregoing, or anything to the contrary contained in this Agreement, the Servicer shall have no liability for a waiver of any Prepayment Charge in the event that the Servicer’s determination to make such a waiver was made by the Servicer in reliance on information properly received by the Servicer from any Person in accordance with the terms of this Agreement.

(b)  The Sponsor hereby represents and warrants to and covenants with, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Insurer as follows, as of the Closing Date:

(i)  The Sponsor is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Sponsor in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)  The Sponsor has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Sponsor the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)  The execution and delivery of this Agreement by the Sponsor, the sale of the Mortgage Loans by the Sponsor under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Sponsor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Sponsor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Sponsor is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Sponsor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Sponsor; and the Sponsor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Sponsor’s ability to perform or meet any of its obligations under this Agreement.

(iv)  The Sponsor is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)  No litigation is pending or, to the best of the Sponsor’s knowledge, threatened, against the Sponsor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Sponsor to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sponsor of, or compliance by the Sponsor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Sponsor has obtained the same.

(vii)  The representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement are true and correct as of the Closing Date.

(viii)  No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable law and no Mortgage Loan is Classified and/or defined as a “high cost”, “covered”, “high risk home” or “predatory” loan under any other state, federal or local law or regulation or ordinance (or a similarly Classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(ix)  No loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Appendix E of the Standard & Poor's Glossary For File Format For LEVELS® Version 5.6 Revised (attached hereto as Exhibit K) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(x)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory, abusive lending or disclosure laws applicable to the origination and servicing of the Mortgage Loans have been complied with in all material respects.

(c)  Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(b)(viii), (ix) and (x) and Section 8 of the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The Sponsor hereby covenants with respect to the representations and warranties set forth in Section 2.03(b)(viii), (ix) and (x) and Section 8 of the Mortgage Loan Purchase Agreement, that within ninety (90) days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Custodian of a request for release in accordance with the Custodial Agreement. The Sponsor shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the Servicer to amend the Mortgage Loan Schedule, the Sponsor shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Trustee whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in Section 8 of the Mortgage Loan Purchase Agreement that are made to the best of the Sponsor’s knowledge, if it is discovered by any of the Depositor, the Sponsor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Sponsor’s lack of knowledge with respect to the substance of such representation or warranty, the Sponsor shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.  Notwithstanding the foregoing, any breach of a representation or warranty contained in clauses (xxxvii), (xxxviii), (xxxix), (xl) and/or (xlv) of Section 8 of the Mortgage Loan Purchase Agreement shall be automatically deemed to materially and adversely affect the interests of the Certificateholders and the Certificate Insurer.

(d)  With respect to any Replacement Mortgage Loan or Loans, the Sponsor shall deliver to the Custodian for the benefit of the Certificateholders or the Certificate Insurer such documents and agreements as are required by Section 2 of the Custodial Agreement. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Sponsor. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders and the Certificate Insurer to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and shall deliver the amended Mortgage Loan Schedule to the Trustee, the Master Servicer and the Securities Administrator. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Custodial Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Custodian of a request for release for such Mortgage Loan in accordance with the Custodial Agreement, the Custodian on behalf of the Trustee shall release to the Sponsor the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Certificate Insurer and the Trustee shall execute and deliver at the Sponsor’s direction such instruments of transfer or assignment as have been prepared by the Sponsor, in each case without recourse, as shall be necessary to vest in the Sponsor, or its respective designee, title to the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.  Neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage File.

For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Securities Administrator will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the “Substitution Adjustment Amount”) shall be remitted to the Servicer for deposit in the Custodial Account by the Sponsor delivering such Replacement Mortgage Loan on or before the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan was required to be purchased or replaced hereunder.

In the event that the Sponsor shall be required to repurchase a Mortgage Loan, the Purchase Price therefor shall be remitted to the Servicer for deposit in Custodial Account, on or before the Determination Date immediately following the date on which the Sponsor was required to repurchase such Mortgage Loan.  The Purchase Price shall be remitted by the Servicer to the Securities Administrator on the Remittance Date occurring in the month immediately following the month in which the Purchase Price was deposited in the Custodial Account. In addition, upon such deposit of the Purchase Price, the delivery of an Officer’s Certificate by the Servicer (which shall be delivered no more than two (2) Business Days following such deposit) to the Trustee certifying that the Purchase Price has been deposited in the Custodial Account, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders and the Certificate Insurer to the Sponsor, and the Trustee shall execute and deliver at such Person’s direction the related instruments of transfer or assignment prepared by the Sponsor, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and Certificate Insurer and transfer the Trustee’s interest to the Sponsor to any Mortgage Loan purchased pursuant to this Section 2.03.  It is understood and agreed that the obligation under this Agreement of the Sponsor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred or is continuing shall constitute the sole remedies against the Sponsor respecting such breach available to each Certificateholder, the Depositor or the Trustee.

(e)  The Master Servicer hereby represents, warrants and covenants with the Servicer, the Depositor, the Trustee and the Certificate Insurer as follows, as of the Closing Date:

(i)  The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(ii)  The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii)  The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv)  The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(v)  No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof,

(vi)  There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(vii)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

(f)  The representations and warranties set forth in Section 2.03 shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders and the Certificate Insurer.

Section 2.04  Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to, and covenants, with the Servicer, the Sponsor, the Master Servicer, the Securities Administrator, the Trustee, and the Certificate Insurer as follows, as of the date hereof and as of the Closing Date:

(i)  The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

(ii)  The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, moratorium receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)  The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement.

(iv)  No litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

(v)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders and the Certificate Insurer. Upon discovery by the Depositor, the Servicer, the Master Servicer or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency, and the Certificate Insurer.

Section 2.05  Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)  Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Sponsor delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of any REMIC created hereunder or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)  Upon discovery by the Depositor or the Sponsor that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Sponsor, at its option, shall either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within ninety (90) days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Sponsor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

Section 2.06  Issuance of the REMIC I Regular Interests.

(a)  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian on its behalf of the related Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-1 Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Holders of the Class R-1 Interest and REMIC II (as Holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-1 Interest and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-1 Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

Section 2.07  Conveyance of the REMIC I Regular Interests, REMIC II Regular Interests, Class X Interest, Class P Interest and Class IO Interest.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class R-2 Interest and REMIC II (as Holder of the REMIC I Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-2 Interest and REMIC II (as Holder of the REMIC I Regular Interests). The rights of the Holder of the Class R-2 Interest and REMIC II (as Holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-2 Interest and the REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-2 Interest and the REMIC II Regular Interests, shall be as set forth in this Agreement. The Class R-2 Interest and the REMIC II Regular Interests shall constitute the entire beneficial ownership interest in REMIC II.

(b)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests for the benefit of the Class R-3 Interest and REMIC III (as Holder of the REMIC II Regular Interests). The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-3 Interest and REMIC III (as Holder of the REMIC II Regular Interests). The rights of the Holder of the Class R-3 Interest and REMIC III (as Holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC III in respect of the Class R-3 Interest and Regular Certificates (other than the Class X Certificates and Class P Certificates), the Class X Interest, Class P Interest and Class IO Interest, respectively, and all ownership interests evidenced or constituted by the Class R-3 Interest and the Regular Certificates (other than the Class X Certificates and Class P Certificates), the Class X Interest, Class P Interest and Class IO Interest, shall be as set forth in this Agreement. The Class R-3 Interest and the Regular Certificates (other than the Class X Certificates and Class P Certificates), the Class X Interest, Class P Interest and Class IO Interest shall constitute the entire beneficial ownership interest in REMIC III.

(c)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse, all the right, title and interest of the Depositor in and to the Class X Interest for the benefit of the Class R-4 Interest and REMIC IV (as holder of the Class X Interest).  The Trustee acknowledges receipt of the Class X Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-4 Interest and REMIC IV (as holder of the Class X Interest).  The rights of the Holder of the Class R-4 Interest and REMIC IV (as holder of the Class X Interest) to receive distributions from the proceeds of REMIC IV in respect of the Class R-4 Interest, the Class X Certificates, and all ownership interests evidenced or constituted by the Class R-4 Interest and the Class X Certificates, shall be as set forth in this Agreement.  The Class R-4 Interest and the Class X Certificates shall constitute the entire beneficial ownership interest in REMIC IV.

(d)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse, all the right, title and interest of the Depositor in and to the Class P Interest for the benefit of the Class R-5 Interest and REMIC V (as holder of the Class P Interest).  The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-5 Interest and REMIC V (as holder of the Class P Interest).  The rights of the Holder of the Class R-5 Interest and REMIC V (as holder of the Class P Interest) to receive distributions from the proceeds of REMIC V in respect of the Class R-V Interest, the Class P Certificates, and all ownership interests evidenced or constituted by the Class R-V Interest and the Class P Certificates, shall be as set forth in this Agreement.  The Class R-5 Interest and the Class P Certificates shall constitute the entire beneficial ownership interest in REMIC V.

(e)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse, all the right, title and interest of the Depositor in and to the Class IO Interest for the benefit of the Class R-6 Interest and REMIC VI (as holder of the Class IO Interest).  The Trustee acknowledges receipt of the Class IO Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-6 Interest and REMIC VI (as holder of the Class IO Interest).  The rights of the Holder of the Class R-6 Interest and REMIC VI (as holder of the Class IO Interest) to receive distributions from the proceeds of REMIC VI in respect of the Class R-6 Interest, REMIC VI Regular Interest IO, and all ownership interests evidenced or constituted by the Class R-6 Interest and REMIC VI Regular Interest IO, shall be as set forth in this Agreement.  The Class R-6 Interest and REMIC VI Regular Interest IO shall constitute the entire beneficial ownership interest in REMIC VI.

Section 2.08  Issuance of Class R Certificates and the Class R-X Certificates.

(a)  The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and the REMIC II Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations.

(b)  The Trustee acknowledges the assignment to it of the Class X Interest, the Class P Interest and the Class IO Interest and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-X Certificates in authorized denominations.

Section 2.09  Establishment of Trust.

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as “Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3” and does hereby appoint HSBC Bank USA, National Association, as Trustee in accordance with the provisions of this Agreement.

Section 2.10  Purpose and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)  acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)  to make payments on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities.  The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.10 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates and the consent of the Certificate Insurer.

Section 2.11  Rights of the Certificate Insurer.

Since the Certificate Insurer is providing the Policy for the exclusive benefit of the Senior Certificates, the rights of the Certificate Insurer under this Agreement shall be limited to the Mortgage Loans and the Senior Certificates. Any action to be taken under this Agreement which requires the consent of the Certificate Insurer shall be limited to any actions which affect or relate to the Mortgage Loans and REO Properties and the Senior Certificates. Any documents, instruments, certifications or opinions required to be delivered hereunder shall be delivered to the Certificate Insurer only if such documents, instruments, certifications or opinions relate to the Mortgage Loans or the Senior Certificates.

ARTICLE III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS; ACCOUNTS

Section 3.01  The Servicer to act as Servicer of the Mortgage Loans.

The Servicer shall service and administer the Mortgage Loans on behalf of the Trust Fund and in the best interest of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) and the Certificate Insurer, in accordance with the terms of this Agreement and the Mortgage Loans and to the extent consistent with such terms and in accordance with and exercising the same care in performing those practices that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and of the same type as such Mortgage Loans in the jurisdiction in which the related Mortgaged Properties are located (including, compliance with all applicable federal, state and local laws).

To the extent consistent with the foregoing, the Servicer shall seek the timely and complete recovery of principal and interest on the Mortgage Notes related to the Mortgage Loans and shall waive a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar mortgage loans and (ii) either (A) such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default or (B) such waiver is made in connection with a refinancing of the related Mortgage Loan unrelated to a default or a reasonably foreseeable default where (x) the related Mortgagor has stated to the Servicer an intention to refinance the related Mortgage Loan and (y) the Servicer has concluded in its reasonable judgment that the waiver of such Prepayment Charge would induce such Mortgagor to refinance with the Servicer, (iii) the Servicer reasonably believes such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iv) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.  If a Prepayment Charge is waived as permitted by meeting both of the standards described in clauses (i) and (ii)(B) above, then the Servicer is required to pay the amount of such waived Prepayment Charge (the “Servicer Prepayment Charge Payment Amount”), for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Custodial Account within ninety (90) days of notice or discovery of such waiver meeting the standard set forth in both clauses (i) and (ii)(B) above; provided, however, that the Servicer shall not waive more than five percent (5%) of the Prepayment Charges (by number of Prepayment Charges) set forth on the Mortgage Loan Schedule in accordance with clauses (i) and (ii)(B) above.  Notwithstanding any other provisions of this Agreement, any payments made by the Servicer in respect of any waived Prepayment Charges pursuant to clauses (i) and (ii)(B) above and the preceding sentence shall be deemed to be paid outside of the Trust Fund.

Notwithstanding anything to the contrary contained in this Agreement, if the Servicer waives a Prepayment Charge in breach of the foregoing paragraph, the Servicer will pay the amount of such waived Prepayment Charge, from its own funds without any right of reimbursement, for the benefit of the Holders of the Class P Certificates by depositing such amount into the Custodial Account within ninety (90) days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of such breach.  Furthermore, notwithstanding any other provisions of this Agreement, any payments made by the Servicer in respect of any waived Prepayment Charges pursuant to this paragraph shall be deemed to be paid outside of the Trust Fund.

Subject only to the above-described applicable servicing standards (the “Accepted Servicing Practices”) and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Certificate Insurer, and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) subject to Section 3.09, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan.

Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders and the Certificate Insurer or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the related Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders and the Certificate Insurer.  The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the related Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer. In addition, the Trustee shall execute, at the written request of the Servicer, and furnish to it any special or limited powers of attorney agreeable to the Trustee and its counsel applicable to all locations in which the Mortgaged Properties are located and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties, provided such limited powers of attorney or other documents shall be prepared by the Servicer and submitted to the Trustee for review prior to execution.  Notwithstanding anything to the contrary herein, the Trustee shall in no way be liable or responsible for the willful malfeasance of the Servicer, or for the wrongful or negligent actions taken by the Servicer, while the Servicer is acting pursuant to the powers granted to it in this paragraph.

In accordance with the standards of the first paragraph of this Section 3.01, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans in order to preserve the lien on the Mortgaged Property, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.27, and further as provided in Section 3.32. All costs incurred by the Servicer, if any, in effecting the payments of such taxes and assessments on the related Mortgaged Properties and  related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 3.02  Due-on-Sale Clauses; Assumption Agreements.

(a)  Except as otherwise provided in this Section 3.02, when any Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer shall not be required to exercise such rights with respect to a Mortgage Loan serviced by the Servicer if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the related Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that the Servicer reasonably believes it is restricted by law from preventing.

(b)  Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, (a) the Mortgage Rate, (b) the amount of the Scheduled Payment, (c) the related Index, Gross Margin, Periodic Rate Cap, Adjustment Date, Maximum Interest Rate or Minimum Mortgage Interest Rate, and (d) any other term affecting the amount or timing of payment on the related Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with the servicing standard set forth in Section 3.01. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Custodian the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

Section 3.03  Subservicers.

The Servicer shall perform all of its servicing responsibilities hereunder or may cause a Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a Subservicer shall not release the Servicer from any of its obligations hereunder with respect to the Mortgage Loans; provided, however that any Subservicer will be subject to the consent of the Certificate Insurer. Any subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder and the Servicer shall cause any Subservicer to comply with the provisions of this Agreement (including, without limitation, to provide the information required to be delivered under Sections 3.13, 3.14 and 3.18 hereof), to the same extent as if such Subservicer were the Servicer.  Each Subservicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer.  The Servicer shall promptly, upon request, provide to the Master Servicer and the Depositor a written description (in form and substance satisfactory to the Master Servicer and the Depositor) of the role and function of each Subservicer utilized by the Servicer, specifying (i) the identity of each such Subservicer, (ii) which (if any) of such Subservicer is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subservicer identified pursuant to clause (ii) of this subsection; provided, however, that the Servicer shall not be required to provide the information in clause (i) or (ii) of this subsection until such time that the applicable assessment of compliance is due in accordance with Section 3.14 of this Agreement.  The Servicer shall be responsible for obtaining from each Subservicer engaged by it and delivering to the Master Servicer any annual statement of compliance, assessment of compliance, attestation report and Sarbanes-Oxley  related certification as and when required to be delivered.  The Servicer shall pay all fees of each of its Subservicers from its own funds.

Notwithstanding the foregoing, the Servicer shall be entitled to outsource one or more separate servicing functions to any person that does not meet the eligibility requirements for a Subservicer (each such person, a “Subcontractor”), so long as such outsourcing does not constitute the delegation of the Servicer’s obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Subcontractor.  The Servicer shall promptly, upon request, provide to the Master Servicer and the Depositor a written description (in form and substance satisfactory to the Master Servicer and the Depositor) of the role and function of each Subcontractor utilized by the Servicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subservicer and Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this subsection.  In such event, the use by the Servicer of any such Subcontractor shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of the Subcontractor as fully as if such acts and omissions were those of the Servicer, and the Servicer shall pay all fees and expenses of the Subcontractor from the Servicer’s own funds.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by it for the benefit of the Master Servicer, the Trustee and the Depositor to comply with the provisions of Sections 3.13, 3.14 and 3.18 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Master Servicer and any Depositor any compliance statement, assessment of compliance, attestation report and Sarbanes-Oxley  related certification required to be delivered by such Subcontractor under Section 3.13, 3.14 and 3.18, in each case as and when required to be delivered.

At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall, with the consent of the Certificate Insurer be entitled to terminate the rights and responsibilities of a Subservicer or Subcontractor and arrange for any servicing responsibilities to be performed by a successor Subservicer or Subcontractor; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at its option, from electing to service the Mortgage Loans itself. In the event that the Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 8.01, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each Subservicer and Subcontractor with respect to the Mortgage Loans effective as of the date of the Servicer’s termination. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each Subservicer and Subcontractor from the Servicer’s own funds without reimbursement from the Trust Fund.

Notwithstanding the foregoing, the Servicer shall not be relieved of its obligations hereunder with respect to the Mortgage Loans and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into an agreement with a Subservicer or Subcontractor, as applicable, for indemnification of the Servicer by the Subservicer or Subcontractor, as applicable, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer or Subcontractor shall be deemed to be between such Subservicer or Subcontractor and the Servicer alone, and neither the Master Servicer nor the Trustee shall have any obligations, duties or liabilities with respect to such Subservicer or Subcontractor including any obligation, duty or liability of Master Servicer or the Trustee to pay such Subservicer’s or Subcontractor’s fees and expenses or any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions provided for in this Agreement. For purposes of remittances to the Securities Administrator pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a Subservicer or Subcontractor engaged by the Servicer has received such payment.

Section 3.04  Documents, Records and Funds in Possession of the Servicer To Be Held for Trustee.

Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Securities Administrator for any funds received by the Servicer or that otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any such Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans serviced by the Servicer, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Custodial Account, the Distribution Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders and the Certificate Insurer to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

Section 3.05  Maintenance of Hazard Insurance.

(a)  The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the Stated Principal Balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such REO Property and (ii) the Stated Principal Balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and in accordance with the servicing standard set forth in Section 3.01) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.27. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Certificateholders, be added to the Stated Principal Balance of the Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If a Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer shall cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the Stated Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Servicer shall obtain and maintain a blanket policy with an insurer acceptable to Fannie Mae or Freddie Mac, or having a General Policy Rating of B:VI or better in Best’s Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans serviced by the Servicer, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.05, and there shall have been one or more losses which would have been covered by such policy, deposit to the Custodial Account maintained by the Servicer from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the related Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)  The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Master Servicer, upon request, with copies of such insurance policies and fidelity bond (or waiver thereof). The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if one of its Affiliates has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty (30) days’ prior written notice to the Master Servicer. The Servicer shall also cause its Subservicers to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.06  Presentment of Claims and Collection of Proceeds.

The Servicer shall prepare and present on behalf of the Trustee, the Certificateholders and the Certificate Insurer all claims under the applicable Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to the Servicer in respect of such Insurance Policies shall, within two Business Days of its receipt, be deposited in the Custodial Account, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.07  Maintenance of Insurance Policies.

The Servicer shall not take any action that would result in noncoverage under any applicable Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  The Servicer shall use its best efforts to keep in force and effect (to the extent that the related Mortgage Loan requires the Mortgagor to maintain such insurance), any applicable Insurance Policy. The Servicer shall not cancel or refuse to renew any Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder.

Section 3.08  Reserved.

Section 3.09  Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.

(a)  The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account). If a Mortgage Loan becomes 180 days delinquent and the Servicer, in its reasonable good faith judgment, determines that the recovery of principal with respect to such Mortgage Loan will not materially be in excess of the cost of foreclosure or other liquidation of the Mortgage Loan, then the Servicer will be deemed to have made a Final Recovery Determination with respect to such Mortgage Loan and the Servicer may charge off such Mortgage Loan at any time thereafter. If the Servicer reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not be increased as a result of such foreclosure or other action, such Mortgage Loan will be charged-off and will become a Liquidated Loan. The Servicer will give notice of any such charge-off to the Securities Administrator. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.27. If the Servicer has knowledge that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer shall, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee’s nominee on behalf of the Certificateholders) and the Certificate Insurer. The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders and the Certificate Insurer, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders and the Certificate Insurer for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Securities Administrator a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Securities Administrator to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 6050H, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request from the Internal Revenue Service more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period. The Trustee and the Securities Administrator shall be supplied with an Opinion of Counsel (such opinion not to be an expense of the Trustee, the Securities Administrator or the Trust Fund) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of REMIC I as defined in section 860F of the Code or cause REMIC I to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of section 860G(a)(8) of the Code or (ii) subject REMIC I to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, unreimbursed Master Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Custodial Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Custodial Account on the next succeeding Determination Date following receipt thereof for distribution on the Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Servicer as additional servicing compensation.

The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, shall be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.27 or this Section 3.09; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.27 or this Section 3.09; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

(b)  On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, with respect to any Mortgage Loan for the related Prepayment Period and report the same to the Master Servicer pursuant to Section 3.28.

(c)  The Servicer hereby covenants to the parties hereto and the Certificate Insurer that it has no intent to foreclose on any Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, however, that the foregoing does not prevent the Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage Loans including delinquency characteristics in the Servicer’s discretion so warrant such action.

Section 3.10  Servicing Compensation.

As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Custodial Account out of each payment of interest on each Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee.  In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Liquidation Proceeds, Insurance Proceeds or condemnation proceeds to the extent permitted by Section 3.27.

Additional servicing compensation with respect to Mortgage Loans in the form of any Excess Liquidation Proceeds, assumption fees, late payment charges, insufficient funds charges and ancillary income to the extent such fees or charges are received by the Servicer, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Custodial Account shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account pursuant to Section 3.27. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.05 and maintenance of the other forms of insurance coverage required by Section 3.07 and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 3.11  REO Property.

(a)  In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders and the Certificate Insurer.  The Servicer shall sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, the Servicer shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

(b)  The Servicer shall deposit all funds collected and received in connection with the operation of any REO Property into the Custodial Account.

(c)  The Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 3.12  Liquidation Reports.

Upon the foreclosure of any Mortgaged Property or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit a liquidation report to the Trustee containing such information as shall be mutually acceptable to the Servicer and the Trustee with respect to such Mortgaged Property.

Section 3.13  Annual Statement as to Compliance.

(a)  The Servicer, the Master Servicer and the Securities Administrator shall deliver or otherwise make available (and shall cause each Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 15 of each year, commencing in March 2008, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such Servicing Function Participant’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant (other than the Servicer, the Master Servicer or the Securities Administrator), in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(b)  (i)  For so long as the Trust Fund is subject to Exchange Act reporting requirements, failure of the Servicer to comply timely with this Section 3.13 shall be deemed a Servicer Default as to the Servicer, without any cure period, and the Master Servicer shall notify the Trustee and the Trustee may, in addition to whatever rights the Master Servicer or the Trustee, as applicable, may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same.  The Master Servicer or the Trustee, as applicable, shall so terminate the defaulting Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(ii)  After the Trust Fund ceases to be subject to Exchange Act reporting requirements, failure of the Servicer to comply timely with this Section 3.13 shall be deemed a Servicer Default as provided for in Section 8.01(a)(viii).  The Master Servicer shall notify the Trustee and the Trustee may, terminate the defaulting Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail.

(c)  The Master Servicer shall include all annual statements of compliance received by it from the Servicer and any Servicing Function Participant with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section 3.13.

(d)  Copies of any Master Servicer annual statements of compliance required to be delivered hereunder shall be provided to any Certificateholder and the Certificate Insurer upon request at the Master Servicer’s expense.

(e)  In the event the Servicer, the Master Servicer, the Securities Administrator or any other Servicing Function Participant is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of such other Servicing Function Participant, as the case may be, such party shall provide or cause such other Servicing Function Participant to provide an Officer’s Certificate pursuant to this Section 3.13 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

Section 3.14  Assessments of Compliance and Attestation Reports.

(a)  By March 15 of each year, commencing in March 2008, the Servicer, the Master Servicer and the Securities Administrator, each at its own expense and pursuant to Item 1122(a) of Regulation AB, shall furnish or otherwise make available, and shall cause any Servicing Function Participant engaged by it to furnish, which in each case shall not be an expense of the Trust Fund, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria for the period consisting of the prior calendar year, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria for the period consisting of the prior calendar year.

(b)  No later than the end of each calendar year, the Servicer and the Master Servicer shall forward to the Securities Administrator and the Depositor, the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant; provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same entity. When the Servicer and the Master Servicer (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to paragraph (c) below) of each Servicing Function Participant engaged by it.

Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit L and notify the Depositor of any exceptions.

In the event a Servicing Function Participant is terminated, assigns its rights and obligations under, or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide, or cause a Servicing Function Participant engaged by it to provide, a report on assessment of compliance pursuant to this Section 3.14 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

The Master Servicer shall include such annual report on assessment of compliance with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section.

(c)  By March 15 of each year, commencing in March 2008, the Servicer, the Master Servicer and the Securities Administrator, each at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by such party to cause, which in each case shall not be an expense of the trust, a registered public accounting firm (which may also render other services to such Servicing Function Participants) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Master Servicer and Securities Administrator to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

Promptly after receipt of such report from a Servicing Function Participant, the Securities Administrator shall confirm that each assessment submitted pursuant to paragraph (a) above is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

The Master Servicer shall include each such attestation with its own attestation to be submitted to the Securities Administrator pursuant to this Section.

In the event any Servicing Function Participant is terminated, assigns its rights and duties under, or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.14 with respect to the period of time it was subject to this Agreement or any applicable subservicing agreement, as the case may be.

(d)  Notwithstanding the foregoing provisions of Section 3.14, (i) in the event that during any calendar year (or applicable portion thereof) a Servicing Function Participant services 5% or less of the aggregate Principal Balance of Mortgage Loans as of the Cut-off Date, as calculated by the Master Servicer, or (ii) in any calendar year in which an annual report on Form 10-K is not required to be filed with respect to an issuing entity, then, in each such event, the Servicing Function Participant may, in lieu of providing an assessment of compliance and attestation thereon in accordance with Item 1122 of Regulation AB, provide to the Depositor and the Master Servicer, by not later than March 1 of such calendar year, an Annual Independent Public Accountants’ Servicing Report.  If a Servicing Function Participant provides an Annual Independent Public Accountants’ Servicing Report pursuant to this subsection (d), then the certification required to be delivered by the Servicing Function Participant (pursuant to Section 3.18 below) shall be in the form acceptable to the Master Servicer.

(e)   (i)    For so long as the Trust Fund is subject to Exchange Act reporting requirements, failure of the Servicer to comply timely with this Section 3.14 shall be deemed a Servicer Default, automatically, without notice and without any cure period, and the Master Servicer shall notify the Trustee and the Trustee may, in addition to whatever rights the Master Servicer or the Trustee, as applicable, may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same.  The Trustee shall so terminate the defaulting Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(ii)  After the Trust Fund ceases to be subject to Exchange Act reporting requirements, failure of the Servicer to comply timely with this Section 3.14 shall be deemed a Servicer Default as provided for in Section 8.01(a)(ix).  The Trustee may terminate the defaulting Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail.

Section 3.15  Books and Records.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer’s computer system to clearly reflect the ownership of the Mortgage Loans by the Trust.  In particular, the Servicer shall maintain in its possession, available for inspection by the Trustee, the Master Servicer and the Certificate Insurer and shall deliver to the Trustee or the Master Servicer upon reasonable prior request and during normal business hours, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of Accepted Servicing Practices.

The Servicer shall maintain with respect to each Mortgage Loan serviced by the Servicer and shall upon reasonable prior request and during normal business hours make available for inspection by the Trustee, the Master Servicer and the Certificate Insurer the related servicing file during the time such Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

Section 3.16  The Trustee.

The Trustee shall furnish the Servicer with any powers of attorney and other documents prepared and submitted by the Servicer to the Trustee in a form as mutually agreed upon and necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and REO Properties.

The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the Certificate Insurer, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee shall execute and deliver as directed in writing by the Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or otherwise available at law or equity.

Section 3.17  REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to treat each REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Sponsor, the Servicer, or the Master Servicer with respect to such treatment. In particular, the Trustee shall not (a) knowingly sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

Section 3.18  Annual Sarbanes-Oxley Certification; Additional Information.

(a)  The Servicer, the Master Servicer and the Securities Administrator shall and shall cause any Servicing Function Participant engaged by such party to, provide to the Certifying Person, by March 15 of each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit M, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer of the Master Servicer in charge of the master servicing function shall prepare a Sarbanes-Oxley Certification and sign the same on behalf of the Trust Fund serving as the “Certifying Person”.  Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at (410) 715-2380.  In the event the Servicer, the Master Servicer or the Securities Administrator, or any Servicing Function Participant engaged by such party, is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.18 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if each is the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to execute any Sarbanes-Oxley Certification in the event that it does not receive a Back-Up Certification from any party required to deliver such Back-Up Certification pursuant to this Section or the Custodial Agreement; provided, however, in the event the Master Servicer shall not be required to execute a Sarbanes-Oxley Certification pursuant to clause (ii), the Master Servicer shall prepare such Sarbanes-Oxley Certification and deliver it to the Depositor for execution.

(b)  The Servicer shall provide (or shall cause each Subservicer or Subcontractor to provide) to the Master Servicer, the Securities Administrator and the Depositor prompt notice and a description of the occurrence of any of the following:

(i)  any Servicer Default with respect to the Servicer under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of the Servicer, the Servicer’s engagement of any Subservicer to perform or assist in the performance of any of the Servicer’s obligations under this Agreement, any material litigation or governmental proceedings involving the Servicer (or any of its Subservicers or Subcontractors, as applicable), and any affiliation or other significant relationship between the Servicer (or any of its Subservicers or Subcontractors, as applicable) and other Transaction Parties.

(ii)  As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Sponsor, Depositor, Master Servicer and Securities Administrator at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice and all information reasonably requested to the Sponsor, Depositor, Master Servicer and Securities Administrator of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Sponsor, Depositor, Master Servicer and Securities Administrator in order to comply with the reporting obligations under Item 6.02 of Form 8-K.

(iii)  If the Servicer or any Servicing Function Participant engaged by the Servicer has knowledge of the occurrence of any of the events described in this clause (iii), then no later than ten days prior to the deadline for the filing of any Distribution Report on Form 10-D in respect of any Trust Fund that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer shall provide (or cause such Subservicer to provide) to the Master Servicer and Securities Administrator notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A)  any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B)  material breaches of pool asset representations or warranties or transaction covenants of the Servicer (Item 1121(a)(12) of Regulation AB); and

(C)  information regarding any material pool asset changes (such as, additions, substitutions or repurchases).

(c)  The Servicer shall provide to the Master Servicer and the Securities Administrator such additional information as the Master Servicer may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports and of the fidelity bond and errors and omissions insurance policy required to be maintained by the Servicer pursuant to this Agreement, and such other information related to the Servicer or any Servicing Function Participant engaged by the Servicer or its performance hereunder or other applicable agreement.

Section 3.19  Release of Mortgage Files.

(a)  Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will (or if the Servicer does not, the Master Servicer may) promptly furnish to the Trustee and the Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the Custodial Agreement signed by an Authorized Servicer Representative or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from an Authorized Servicer Representative (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Custodial Account pursuant to Article V have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Servicer the related Mortgage File. Within five (5) Business Days of receipt of such certification and request, the Custodian, on behalf of the Trustee, shall release the related Mortgage File to the Servicer and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the related Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Custodial Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the written request of the Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by an Authorized Servicer Representative substantially in the form attached to the Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from an Authorized Servicer Representative), release the related Mortgage File held in its possession or control to the Servicer. Such request for release shall obligate the Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of an Authorized Servicer Representative similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer.

Section 3.20  Documents, Records and Funds in Possession of the Servicer to be held for Trustee.

The Servicer (to the extent required by this Agreement) shall transmit to the Trustee or the Custodian such documents and instruments coming into the possession of the Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or the Custodian. Any funds received by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee, the Certificateholders and the Certificate Insurer subject to the right of the Servicer to retain its Servicing Fee and other amounts as provided in this Agreement.

Section 3.21  Possession of Certain Insurance Policies and Documents.

The Servicer shall retain possession and custody of the originals (to the extent available) of any Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time that comes into the possession of the Servicer, as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full, the Trustee (or the Custodian, as directed by the Trustee) shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.

Section 3.22  [Reserved].

Section 3.23  [Reserved].

Section 3.24  Optional Purchase of Certain Mortgage Loans.

With respect to any Mortgage Loan which is delinquent in payment by ninety-one (91) days or more or is an REO Property, the Sponsor shall have the right to purchase such Mortgage Loan or REO Property from the Trust Fund at a price equal to the Purchase Price.  The Purchase Price shall be remitted to the Servicer for deposit in the Custodial Account and remitted by the Servicer to the Securities Administrator on the Remittance Date in the month immediately following the month in which the Purchase Price was deposited in the Custodial Account.

In addition, the Sponsor shall, at its option, purchase any Mortgage Loan from the Trust Fund if the first Due Date for such Mortgage Loan is subsequent to the Cut-off Date and the first Monthly Payment is not made within thirty (30) days of such Due Date. Such purchase shall be made at a price equal to the Purchase Price.

If at any time the Sponsor remits to the Servicer a payment for deposit in the Custodial Account covering the amount of the Purchase Price for such Mortgage Loan and the Servicer delivers an Officer’s Certificate to the Trustee (which shall be delivered no later than two (2) Business Days following such deposit) certifying that the Purchase Price has been deposited in the Custodial Account, the Trustee shall execute the assignment of such Mortgage Loan at the request of the Sponsor without recourse to the Sponsor which shall succeed to all the Trustee’s, right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto.  Such assignment shall be an assignment outright and not for security.  The Sponsor will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.  The Sponsor shall be responsible for any transfer costs incurred with respect to a Mortgage Loan purchased pursuant to this Section 3.24.

If the Sponsor is required to repurchase a Mortgage Loan pursuant to this Section 3.24, the Servicer shall continue to service such Mortgage Loan unless the Sponsor shall repurchase the servicing rights thereon on terms mutually agreed to by the Sponsor and the Servicer.  Notwithstanding the foregoing, the Master Servicer shall have no obligation to master service any Mortgage Loan that has been so repurchased.

Section 3.25  Obligations of the Servicer Under Credit Risk Management Agreements.

Notwithstanding anything in this Agreement or the Credit Risk Management Agreements to the contrary, the Trustee shall not have any duty or obligation to enforce any Credit Risk Management Agreement or to supervise, monitor or oversee the activities of the Credit Risk Manager or the Servicer under the Credit Risk Management Agreements or this Agreement with respect to any action taken or not taken by the Servicer pursuant to a recommendation of the Credit Risk Manager or otherwise in connection with obligations of the Servicer under the related Credit Risk Management Agreement.

Section 3.26  Collection of Mortgage Loan Payments; Custodial Account.

(a)  The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the related Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a Mortgage Loan serviced by the Servicer for a period not greater than 180 days; provided, however no such extension shall be materially adverse to the Certificateholders or the Certificate Insurer. In the event of any such arrangement, the Servicer shall make Advances on the Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 5.01. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) a Mortgage Loan is in default or default is imminent or (y) the Servicer delivers to the Trustee and the Securities Administrator a REMIC Opinion, the Servicer may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, and (B) amend any Mortgage Note for a Mortgage Loan to extend the maturity thereof.

(b)  The Servicer shall establish and maintain a segregated Custodial Account (which shall at all times be an Eligible Account) with a depository institution and shall be in the name of the Servicer in trust for Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2007-3, Certificateholders and the Certificate Insurer.  On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collection on mortgage loans in connection with its mortgage loan servicing activities on a daily basis and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the Custodial Account, in no event more than two (2) Business Days after the Servicer’s receipt thereof, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the related Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)  all payments on account of principal, including Principal Prepayments and Subsequent Recoveries, on the Mortgage Loans;

(ii)  all payments on account of interest on the Mortgage Loans net of the Servicing Fee permitted under Section 3.10;

(iii)  all Liquidation Proceeds, Insurance Proceeds and condemnation proceeds with respect to the Mortgage Loans, other than proceeds to be applied to the restoration or repair of the related Mortgaged Properties or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures;

(iv)  any amount required to be deposited by the Servicer pursuant to Section 3.26(c) in connection with any losses on Permitted Investments;

(v)  any amounts required to be deposited by the Servicer pursuant to Section 3.05;

(vi)  any amounts paid by an Advance Financing Person in respect of Advances or Servicing Advances;

(vii)  any Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans in and any Servicer Prepayment Charge Payment Amounts;

(viii)  the Purchase Price with respect to any Mortgage Loans purchased by the Sponsor pursuant to Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of such a Purchase Price and the Purchase Price with respect to any Mortgage Loans purchased by the Sponsor pursuant to Section 3.24; and

(ix)  any other amounts required to be deposited hereunder.

The foregoing requirements for deposit by the Servicer into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be deposited by the Servicer.  In the event that the Servicer shall deposit any amount not required to be deposited and not otherwise subject to withdrawal pursuant to Section 3.27, it may at any time withdraw or direct the institution maintaining the Custodial Account, to withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding.  Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Custodial Account, that describes the amounts deposited in error in the Custodial Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in a Custodial Account shall be held in trust for the Certificateholders and the Certificate Insurer, until withdrawn in accordance with Section 3.27.

(c)  The institution that maintains the Custodial Account, or other authorized entity shall invest the funds in the Custodial Account, in the manner directed by the Servicer, in Permitted Investments which shall mature not later than the next succeeding Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer. All income and gain net of any losses realized from any such investment shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Custodial Account in respect of any such investments shall be deposited by the Servicer into the Custodial Account immediately as realized, out of its own funds.

(d)  The Servicer shall give at least thirty (30) days’ advance notice to the Trustee, the Securities Administrator, the Master Servicer, the Sponsor, each Rating Agency, the Certificate Insurer and the Depositor of any proposed change of location of the Custodial Account prior to any change thereof.

Section 3.27  Permitted Withdrawals From the Custodial Account.

(a)  The Servicer may from time to time make withdrawals from the Custodial Account for the following purposes:

(i)  to pay itself (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

(ii)  to reimburse the Servicer or an Advance Financing Person for (A) any unreimbursed Advances to the extent of amounts received which represent late recoveries of payments of principal and/or interest  (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 5.01; and (B) any unreimbursed Advances with respect to the final liquidation of a related Mortgage Loan that are Nonrecoverable Advances, but only to the extent that late recoveries of payments of principal and/or interest, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or an Advance Financing Person for such unreimbursed Advances or (C) subject to Section 3.27(b), any unreimbursed Advances to the extent of Amounts Held For Future Distribution funds held in the Custodial Account relating to the Mortgage Loans that were not included in the Available Distribution Amount for the preceding Distribution Date;

(iii)  to reimburse itself or an Advance Financing Person for any Nonrecoverable Advances;

(iv)  to reimburse itself from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

(v)  to pay itself any unpaid Servicing Fees and to reimburse itself or any Advance Financing Person for any unreimbursed Servicing Advances, provided, however, that the Servicer’s or such Advance Financing Person’s right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, late recoveries of payments of principal and/or interest, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

(vi)  to pay to the Sponsor or the Depositor with respect to each related Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.24, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

(vii)  to pay any expenses reimbursable pursuant to Section 7.04;

(viii)  to withdraw any amount deposited in the Custodial Account and not required to be deposited therein;

(ix)  to clear and terminate the Custodial Account upon termination of this Agreement pursuant to Section 10.01 hereof; and

(x)  to pay the fee payable to any provider of lender-paid mortgage insurance, if applicable.

In addition, no later than noon Eastern time on the Remittance Date, the Servicer shall withdraw from the Custodial Account maintained by the Servicer and remit to the Securities Administrator (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to this Section 3.27(a)), plus (b) all Advances, if any, which the Servicer is obligated to make pursuant to Section 5.01, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds or condemnation proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any Compensating Interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 5.02, and minus (d) any amounts attributable to Scheduled Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Scheduled Payment.

With respect to any remittance received by the Securities Administrator after the Business Day on which such payment was due, the Securities Administrator shall send written notice thereof to the Servicer.  The Servicer shall pay to the Securities Administrator interest on any such late payment by the Servicer at an annual rate equal to Prime Rate (as defined in The Wall Street Journal) plus one percentage point, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by the Servicer to the Securities Administrator on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.  The payment by the Servicer of any such interest, or the failure of the Securities Administrator to notify the Servicer of such interest, shall not be deemed an extension of time for payment or a waiver of any Servicer Default by the Servicer.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to subclauses (i), (ii), (iv), (v) and (vi) above. Prior to making any withdrawal from the Custodial Account pursuant to subclause (iii), the Servicer shall deliver to the Master Servicer an Officer’s Certificate of an Authorized Servicer Representative indicating the amount of any previous Advance or Servicing Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

(b)  Notwithstanding the foregoing, any Amounts Held For Future Distribution withdrawn by the Servicer as permitted in Section 3.27(a)(ii) in reimbursement of Advances previously made by the Servicer shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Custodial Account, no later than the close of business on any future Remittance Date on which the funds on deposit in the Custodial Account shall be less than the amount required to be remitted to the Trust Fund on such Remittance Date; provided, however that if the rating of the Servicer (including any Successor Servicer) is less than “BBB”, the Servicer shall be required to replace such funds by deposit to the Distribution Account, no later than the close of business on the Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate.  The amount at any time credited to the Custodial Account may be invested by the Servicer in Permitted Investments.

Section 3.28  Reports to Master Servicer.

Not later than the tenth (10th) calendar day of each month (or if such tenth calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer (i) (a) monthly loan data in a mutually agreed-upon format containing all of the information set forth in Exhibit X-1, (b) default loan data in the format set forth in Exhibit X-2 hereto (or in such other format mutually agreed-upon between the Servicer and the Master Servicer) and (c) information regarding realized losses and gains in the format set forth in Exhibit X-3 hereto (or in such other format mutually agreed between the Servicer and the Master Servicer), in each case relating to the period ending on the last day of the preceding calendar month, (ii) all such information required pursuant to clause (i)(a) above on a magnetic tape, electronic mail, or other similar media reasonably acceptable to the Master Servicer and (iii) all supporting documentation with respect to the information required pursuant to clause (i)(c) above.

Not later than three (3) Business Days after the Determination Date of each calendar month and in any event not later than the 18th of each month, the Servicer shall furnish to the Master Servicer a monthly report containing such information regarding prepayments of Mortgage Loans during the applicable Prepayment Period in a format as mutually agreed to between the Servicer and the Master Servicer.

Section 3.29  Collection of Taxes; Assessments and Similar Items; Escrow Accounts.

To the extent required by the Mortgage Note related to a Mortgage Loan, the Servicer shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit, promptly upon receipt, and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made with respect to each Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account, to remove amounts deposited in error or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

Section 3.30  Adjustments to Mortgage Rate and Scheduled Payment.

On each applicable Adjustment Date, the Mortgage Rate with respect to each Mortgage Loan shall be adjusted, in compliance with the requirements of the related Mortgage and Mortgage Note, to equal the sum of the related Index plus the Gross Margin (rounded in accordance with the related Mortgage Note) subject to the applicable Periodic Rate Cap, Maximum Mortgage Interest Rate and Minimum Mortgage Interest Rate, as set forth in the Mortgage Note.  The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note, applicable laws and regulations regarding interest rate adjustments.  The Servicer shall also provide timely notification to the Master Servicer of all applicable data and information regarding such interest rate adjustments and the Servicer’s methods of implementing such interest rate adjustments.  Upon the discovery by the Servicer or the Master Servicer that the Servicer has failed to adjust a Mortgage Rate or a Scheduled Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

Section 3.31  Distribution Account.

(a)  The Securities Administrator shall establish and maintain a segregated non-interest bearing trust account in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer (the “Distribution Account”). The Securities Administrator will deposit in the Distribution Account as identified by the Securities Administrator and as received by the Securities Administrator, the following amounts:

(i)  All payments and recoveries in respect of principal on the related Mortgage Loans, including, without limitation, Principal Prepayments, Subsequent Recoveries, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and all payments and recoveries in respect of interest on the related Mortgage Loans withdrawn by the Servicer from the Custodial Account and remitted by the Servicer to the Securities Administrator;

(ii)  Any Advance and any Compensating Interest Payments;

(iii)  Any Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans (including any Servicer Prepayment Charge Payment Amounts);

(iv)  Any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Securities Administrator or which were not deposited in the Custodial Account;

(v)  The Purchase Price with respect to any Mortgage Loans purchased by the Sponsor or Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of such a Purchase Price, the Purchase Price with respect to any Mortgage Loans purchased by the Depositor pursuant to Section 3.24, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Master Servicer pursuant to Section 10.01;

(vi)  Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(vii)  Any other amounts received by or on behalf of the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement.

(b)  All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer in accordance with the terms and provisions of this Agreement. The requirements for crediting a Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Securities Administrator to the Distribution Account.

(c)  The amount at any time credited to a Distribution Account may be invested by the Securities Administrator in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date as directed by the Master Servicer, unless the investment is managed by the Securities Administrator or an affiliate of the Securities Administrator, in which case such Permitted Investments may mature on the Distribution Date. All such investment income shall be for the benefit of the Master Servicer, and any losses incurred shall be deposited by the Master Servicer in such Distribution Account immediately as realized.

Section 3.32  Permitted Withdrawals and Transfers from the Distribution Account.

(a)  The Securities Administrator will from time to time make or cause to be made such withdrawals or transfers from each Distribution Account pursuant to this Agreement for the following purposes:

(i)  to pay to the Trustee any expenses recoverable by the Trustee pursuant to this Agreement.

(ii)  to reimburse the Servicer (or any successor thereto) for any Advance or Servicing Advance of its own funds, the right of the Servicer (or any successor thereto) to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

(iii)  to reimburse the Master Servicer or the Servicer (or any successor thereto) from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Servicer (or any successor thereto) in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

(iv)  to reimburse the Servicer (or any successor thereto) from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Servicer (or any successor thereto) from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(v)  to reimburse the Servicer (or any successor thereto) for advances of funds pursuant to this Agreement, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late recoveries of the payments for which such advances were made;

(vi)  to reimburse the Servicer (or any successor thereto) for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (ii) and (v);

(vii)  to pay the Credit Risk Manager Fee to the Credit Risk Manager; provided, however, that upon the termination of the Credit Risk Manager pursuant to Section 3.33 hereof, the amount of the Credit Risk Manager Fee (or any portion thereof) previously payable to the Credit Risk Manager as described herein shall be paid to the Sponsor;

(viii)  to reimburse the Trustee or the Securities Administrator for expenses, costs and liabilities incurred by and reimbursable to it pursuant to this Agreement (including the expenses of the Securities Administrator in connection with a tax audit in connection with the performance of its obligations pursuant to Section 9.13);

(ix)  to pay to the Trust Fund, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer;

(x)  to reimburse or pay the Servicer any such amounts as are due thereto under this Agreement and have not been retained by or paid to the Servicer, to the extent provided herein or therein;

(xi)  to reimburse the Trustee or the Master Servicer for expenses incurred in the transfer of servicing responsibilities of the terminated Servicer after the occurrence and continuance of a Servicer Default to the extent not paid by the terminated Servicer;

(xii)  to reimburse the Master Servicer for any costs and expenses reimbursable to the Master Servicer pursuant to this Agreement;

(xiii)  to reimburse the Custodian for expenses, costs and liabilities incurred or reimbursable to it pursuant to this Agreement or the Custodial Agreement;

(xiv)  to remove amounts deposited in error; and

(xv)  to clear and terminate the Distribution Account pursuant to Section 10.01.

(b)  The Securities Administrator shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (ii) through (v), inclusive or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Securities Administrator without being deposited in the Distribution Account under Section 3.31.

(c)  On each Distribution Date, the Securities Administrator shall distribute the Available Funds and the Available Distribution Amounts, to the extent of funds on deposit in the Distribution Account to the holders of the related Certificates and the Certificate Insurer in accordance with Sections 5.05 and 5.06.

Section 3.33  Duties of the Credit Risk Manager; Termination.

The Depositor appoints Clayton Fixed Income Services Inc. as Credit Risk Manager. For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning the Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which a Mortgagor is the subject of bankruptcy, receivership, or an arrangement of creditors, or as to which have become REO Properties. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the related Credit Risk Management Agreement and the Credit Risk Manager shall look solely to the Servicer and/or Master Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the related Mortgage Loans. If the Credit Risk Manager is no longer able to perform its duties hereunder, the Credit Risk Manager may be terminated by the Depositor at the direction of Certificateholders evidencing not less than 66 2/3% of the Voting Rights. The Depositor may, at its option, cause the appointment of a successor Credit Risk Manager. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicer, the Trustee, each Rating Agency and the Credit Risk Manager.

Section 3.34  Limitation Upon Liability of Credit Risk Manager; Indemnification.

Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer and/or Master Servicer under the related Credit Risk Management Agreement or of errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties under this Agreement or the Credit Risk Management Agreements. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer and/or Master Servicer pursuant to the related Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

ARTICLE IV

ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS

Section 4.01  The Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices.  Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under this Agreement.  The Master Servicer shall independently and separately monitor the servicing activities of the Servicer with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer and Master Servicer’s records, and based on such reconciled and corrected information, provide such information relating to the Mortgage Loans to the Securities Administrator as shall be necessary to enable it to prepare the statements specified in Section 5.06 and any other information and statements required to be provided by the Securities Administrator hereunder.  The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Distribution Account.

Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not have any duty or obligation to enforce any Credit Risk Management Agreement that the Servicer is a party to (the “Servicer Credit Risk Management Agreement”) or to supervise, monitor or oversee the activities of the Credit Risk Manager under the Servicer Credit Risk Management Agreement with respect to any action taken or not taken by the Servicer pursuant to a recommendation of the Credit Risk Manager.

The Trustee shall furnish the Servicer and the Master Servicer with any limited powers of attorney and other documents in form acceptable to the Trustee necessary or appropriate to enable the Servicer and the Master Servicer to service or master service and administer the Mortgage Loans and REO Property.  The Trustee shall have no responsibility for any action of the Master Servicer or the Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or the Servicer for any cost, liability or expense arising from the misuse thereof by the Master Servicer or the Servicer.

Section 4.02  Monitoring of the Servicer.

The Master Servicer shall be responsible for monitoring the compliance by the Servicer with its respective duties under this Agreement.  In the review of the Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to the Servicer’s compliance with the terms of this Agreement.  In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with this Agreement or that a notice should be sent pursuant to this Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Sponsor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

The Master Servicer, for the benefit of the Trustee, the Certificateholders and the Certificate Insurer, shall enforce the obligations of the Servicer under this Agreement, and the Master Servicer shall, in the event that the Servicer fails to perform its obligations in accordance with this Agreement subject to this Section and Article VIII, terminate the rights and obligations of the Servicer hereunder in accordance with the provisions of Article VIII.  The Master Servicer shall act as servicer of the Mortgage Loans or enter in to a new servicing agreement with a successor servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to the Master Servicer or such successor servicer.  Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received indemnity reasonably acceptable to it for its costs and expenses in pursuing such action.

To the extent that the costs and expenses related to the termination of the Servicer, appointment of a Successor Servicer or the transfer and assumption of servicing by the Master Servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by the Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Successor Servicer to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement.

If the Master Servicer acts as a Successor Servicer, it shall not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 4.03  Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy that shall be in such form and amount generally acceptable for entities serving as master servicers or trustees, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  Any such errors and omissions policy and fidelity bond may not be cancelable without thirty (30) days’ prior written notice to the Trustee.

Section 4.04  Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Section 9.13 hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders, the Trustee and the Certificate Insurer customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.02, shall not permit the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC.  The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer or an Authorized Servicer Representative, with any powers of attorney (in form acceptable to Trustee) empowering the Master Servicer, or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer or the Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the misuse of any such powers of attorney by the Master Servicer or the Servicer and shall be indemnified by the Master Servicer or the Servicer, as applicable, for any costs, liabilities or expenses incurred by the Trustee in connection with such misuse).  If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.10 hereof.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action authorized pursuant to this Agreement to be taken by it in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 4.05  Due-on-Sale Clauses; Assumption Agreements.

To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with this Agreement.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement.

Section 4.06  Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

The Master Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or the Custodian.  Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan shall be held for the benefit of the Trustee, the Certificateholders and the Certificate Insurer subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Fee and other amounts provided in this Agreement.  The Master Servicer, to the extent required by Article III shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to the Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee, the Certificateholders and the Certificate Insurer and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement.

Section 4.07  Standard Hazard Insurance and Flood Insurance Policies.

For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under this Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in this Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 3.31, any amounts collected by the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with this Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 3.32.

Section 4.08  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall enforce the Servicer’s obligations to prepare and present on behalf of the Trustee, the Certificateholders and the Certificate Insurer all claims under any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

Section 4.09  Maintenance of the Primary Mortgage Insurance Policies.

The Master Servicer shall not take, or (to the extent within its control) permit the Servicer (to the extent such action is prohibited under this Agreement) to take, any action that would result in noncoverage under any primary mortgage insurance policy or any loss which, but for the actions of such Master Servicer or the Servicer, would have been covered thereunder.  The Master Servicer shall use its best reasonable efforts to cause the Servicer to keep in force and effect (to the extent that a Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement.  The Master Servicer shall not, and (to the extent within its control) shall not permit the Servicer to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement.

The Master Servicer agrees to cause the Servicer to present, on behalf of the Trustee, the Certificateholders and the Certificate Insurer claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Mortgage Loans.  Pursuant to Section 3.31 of this Agreement, any amounts collected by the Master Servicer or the Servicer under any primary mortgage insurance policies shall be deposited by the Servicer or by the Master Servicer in the Distribution Account, subject to withdrawal pursuant to Section 3.32.

Section 4.10  Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee or the Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement.  Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer and the Servicer otherwise have fulfilled their obligations under this Agreement the Trustee or the Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Mortgage Loan Documents that come into the possession of the Master Servicer from time to time.

Section 4.11  Realization Upon Defaulted Loans.

The Master Servicer shall cause the Servicer to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with this Agreement.

Section 4.12  Compensation for the Master Servicer.

As compensation for its services hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee and to retain all income and gain realized from any investment of funds in the Distribution Account (the “Master Servicing Compensation”).  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

The amount of the Master Servicing Fee payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 4.14.

Section 4.13  REO Property.

In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders and the Certificate Insurer.  The Master Servicer shall cause the Servicer to sell, and the Servicer agrees to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement.  Further, the Master Servicer shall cause the Servicer to sell any REO Property prior to three years after the end of the calendar year of its acquisition by REMIC I unless (i) the Trustee and the Securities Administrator shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period.  The Master Servicer shall cause the Servicer to protect and conserve, such REO Property in the manner and to the extent required by this Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

The Master Servicer shall cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Custodial Account.

The Master Servicer and the Servicer upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees or Master Servicing Fees, as applicable, from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 4.14  Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

The Master Servicer shall deposit in the Distribution Account not later than each Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicer under this Agreement with respect to Prepayment Interest Shortfalls on the Mortgage Loans for such Distribution Date, and not so paid by the Servicer and (ii) the Master Servicing Fee for such Distribution Date without reimbursement therefor.

ARTICLE V

ADVANCES AND DISTRIBUTIONS

Section 5.01  Advances; Advance Facility.

(a)  The Servicer shall make an Advance with respect to any Mortgage Loan and deposit such Advance in the Distribution Account no later than noon Eastern time on the Remittance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Servicer shall deliver (i) to the Securities Administrator for the benefit of the Certificateholders and the Certificate Insurer, funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Master Servicer an Officer’s Certificate setting forth the basis for such determination.

In lieu of making all or a portion of an Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Custodial Account that any Amounts Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Custodial Account to the Distribution Account.  Any funds so applied and transferred shall be replaced by the Servicer by deposit in the Distribution Account, no later than the close of business on any future Remittance Date on which the funds on deposit in the Custodial Account shall be less than the amount required to be remitted to the Securities Administrator on such Remittance Date; provided, however that if the rating of the Servicer (including any Successor Servicer) is less than “BBB”, the Servicer shall be required to replace such funds by deposit to the Distribution Account, no later than the close of business on the Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate.

The Servicer shall be entitled to be reimbursed from the Custodial Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.27. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 5.01.

Subject to and in accordance with the provisions of Article VIII hereof, in the event that the Servicer fails to make such Advance under this Agreement, then the Master Servicer, as successor to the Servicer shall be obligated to make such Advance only to the extent such Advance, if made, would not constitute a Nonrecoverable Advance, subject to the provisions of Sections 5.01 and 8.02.

(b)  (i)  The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”), the documentation for which complies with Section 5.01(b)(v) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an “SPV”), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a “Lender”), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an “Advance Financing Person”), and/or (2) an Advance Financing Person agrees to fund all the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement.  No consent of the Trustee, the Securities Administrator, the Master Servicer, the Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee, the Securities Administrator, the Master Servicer or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any the Servicer’s Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

(ii)  If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Master Servicer and the Securities Administrator at the address set forth in Section 11.05 hereof no later than the Remittance Date immediately following the effective date of such Advance Facility a written notice (an “Advance Facility Notice”), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person (the “Servicer’s Assignee”) that will, subject to Section 5.01(b)(iii) hereof, have the right to make withdrawals from the Custodial Account pursuant to Section 3.27 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances (“Advance Reimbursement Amounts”).  Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 3.27 hereof, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.27 hereof to the extent permitted under Section 5.01(b)(v) below.

(iii)  Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person and the Servicer’s Assignee, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with Section 3.27 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Master Servicer and the Securities Administrator in the manner set forth in Section 11.05 hereof.  Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer’s Assignee shall immediately have the right to receive from the Custodial Account all Advance Reimbursement Amounts.  Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer ’s Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the Custodial Account pursuant to Section 3.27 of this Agreement and shall not otherwise be entitled to make withdrawals or receive amounts that shall be deposited in the Distribution Account pursuant to Section 3.31 hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or the Servicer’s Assignee, as applicable, shall be entitled pursuant to Section 3.27 hereof.  An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person.  Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 11.05 hereof.  None of the Depositor, Master Servicer, the Securities Administrator or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor, Master Servicer, the Securities Administrator or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer’s Assignee.  The Servicer shall indemnify the Master Servicer, the Securities Administrator, Depositor, the Trustee, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advancing Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of gross negligence, recklessness or willful misconduct on the part of the Master Servicer, the Securities Administrator, Depositor, the Trustee or any successor Servicer, as the case may be.  The Servicer shall maintain and provide to any successor Servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the Servicer, and the successor Servicer shall not be liable for any errors in such information.

(iv)  An Advance Financing Person who receives an assignment or pledge of rights to receive Advance Reimbursement Amounts and/or whose obligations are limited to the funding of Advances and/or Servicing Advances pursuant to an Advance Facility shall not be required to meet the criteria for qualification as the Servicer.

(v)  As between the Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a “first-in, first out” basis. In the event the Servicer’s Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than the Servicer or its related Advance Financing Person in error, then the Servicer’s Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount.  Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer’s Assignee.

(vi)  For purposes of any Officer’s Certificate of the Servicer delivered pursuant to Section 5.01(a), any Nonrecoverable Advance referred to therein may have been made by the Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the Servicer.

(vii)  Any amendment to this Section 5.01(b) or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 5.01(b), including amendments to add provisions relating to a successor Servicer, may be entered into by the Master Servicer, the Securities Administrator, the Trustee, the Depositor and the Servicer without the consent of any Certificateholder, provided such amendment complies with Section 11.01 hereof.  All reasonable costs and expenses (including attorneys’ fees) of each party hereto of any such amendment shall be borne solely by the Servicer.  The parties hereto hereby acknowledge and agree that:  (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and none of the Master Servicer, the Securities Administrator, the Trustee or the Trust Fund are, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (b) the Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) none of the Master Servicer, the Securities Administrator or the Trustee shall have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advance Financing Person.

Section 5.02  Compensating Interest Payments.

In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in full by the Mortgagor with respect to any Mortgage Loan during the portion of the Prepayment Period occurring in the month prior to the month in which the related Distribution Date occurs, the Servicer shall deposit into the Custodial Account no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Sponsor, the Trust Fund, the Master Servicer or the Certificateholders.

Section 5.03  REMIC Distributions.

On each Distribution Date the Securities Administrator, shall be deemed to allocate distributions to the REMIC Regular Interests in accordance with Section 5.11 hereof.

Section 5.04  [Reserved].

Section 5.05  Distributions on the Certificates.

(a)  On each Distribution Date, the Securities Administrator will withdraw funds on deposit in the Distribution Account and make distributions to the Certificate Insurer and the Holders of the Certificates in accordance with the Remittance Report for such Distribution Date, in the following order of priority:

(i)(1)        to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

(2)           to the Certificate Insurer, the Policy Premium payable to the Certificate Insurer on such Distribution Date;

(3)           concurrently, to the Senior Certificates, pro rata based on amounts due, Current Interest and Carryforward Interest for such Distribution Date;

(4)           to the Certificate Insurer, in an amount equal to (i) any amounts reimbursable to the Certificate Insurer for the interest portion of any payments made by the Certificate Insurer pursuant to the Commitment Letter and (ii) any related unpaid Policy Premium;

(5)           to the Class M-1 Certificates, Current Interest and Carryforward Interest for such Class and Distribution Date;

(6)           to the Class M-2 Certificates, Current Interest and Carryforward Interest for such Class and Distribution Date;

(7)           to the Class M-3 Certificates, Current Interest and Carryforward Interest for such Class and Distribution Date;

(8)           to the Class M-4 Certificates, Current Interest and Carryforward Interest for such Class and Distribution Date;

(9)           to the Class M-5 Certificates, Current Interest and Carryforward Interest for such Class and Distribution Date; and

(10)           for application as part of Monthly Excess Cashflow for such Distribution Date, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (9) above.

(ii)           The Principal Payment Amount will be paid on each Distribution Date as follows:

I.           On each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

(A)  to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) to the extent not paid from the Interest Remittance Amount on such Distribution Date;

(B)  concurrently, to the Senior Certificates as follows:

(i)           the Senior Sequential Allocation Percentage of the remaining Principal Payment Amount, sequentially, in the following order of priority:

(1)           first, to the Class A-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(2)           second, to the Class A-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(3)           third, to the Class A-3 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(ii)           the Class A-4 Allocation Percentage of the remaining Principal Payment Amount to the Class A-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

(C)  to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(D)  to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(E)  to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

(F)  to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

(G)  to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(H)  for application as part of Monthly Excess Cashflow for such Distribution Date, any such Principal Payment Amount remaining after application pursuant to clauses I(A) through (G) above.

II.           On each Distribution Date (x) on or after the Stepdown Date and (y) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

(I)  to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

(J)  concurrently to the Senior Certificates, the Senior Principal Payment Amount, in the following order of priority:

(i) the Senior Sequential Allocation Percentage of the Senior Principal Payment Amount, sequentially, in the following order of priority:

(a)           to the Class A-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(b)           to the Class A-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(c)           to the Class A-3 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(ii) to the Class A-4 Certificates, the Class A-4 Allocation Percentage of the Senior Principal Payment Amount, until its Certificate Principal Balance has been reduced to zero;

(K)  to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;

(L)  to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;

(M)  to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;

(N)  to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;

(O)  to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero; and

(P)  for application as part of Monthly Excess Cashflow for such Distribution Date, any such Principal Payment Amount remaining after application pursuant to clauses II(A) through (G) above.

Notwithstanding the priority of distributions described in this section with respect to the Senior Certificates, on any Distribution Date which occurs after the Certificate Principal Balances of the Mezzanine Certificates have been reduced to zero distributions to the Senior Certificates in respect of principal will be allocated concurrently to the Senior Certificates on a pro rata basis, based on the Certificate Principal Balance of each Class of Senior Certificates, until the Certificate Principal Balance of each such Class has been reduced to zero.

(iii)           On each Distribution Date, the Monthly Excess Cashflow will be distributed in the following order of priority:

(1)
to the Certificate Insurer, in an amount equal to (i) any amounts reimbursable to the Certificate Insurer for payments made by the Certificate Insurer pursuant to the Commitment Letter and (ii) any related unpaid Policy Premium;

(2)(A)
until the aggregate Certificate Principal Balance of the Publicly Offered Certificates equals or exceeds the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Publicly Offered Certificates, in the following order of priority:

(i)    concurrently, to the Senior Certificates as follows:

(a)           the Senior Sequential Allocation Percentage of the Monthly Excess Cashflow, sequentially, in the following order of priority:

(1)           to the Class A-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(2)           to the Class A-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(3)           to the Class A-3 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(b)           to the Class A-4 Certificates, the Class A-4 Allocation Percentage of the Monthly Excess Cashflow, until its Certificate Principal Balance has been reduced to zero; and

(ii)           to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(iii)	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(iv)	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

(v)	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero; and

(vi)	to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(B)           on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth in Section 5.05(a)(ii)(II), after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(3)	concurrently, to the Senior Certificates, any Deferred Amount for each such Class on a pro rata basis based on the entitlement of each such Class;

(4)	to the Class M-1 Certificates, any Deferred Amount for such Class;

(5)	to the Class M-2 Certificates, any Deferred Amount for such Class;

(6)	to the Class M-3 Certificates, any Deferred Amount for such Class;

(7)	to the Class M-4 Certificates, any Deferred Amount for such Class;

(8)	to the Class M-5 Certificates, any Deferred Amount for such Class;

(9)
to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Senior Certificates, concurrently, any Basis Risk Shortfall for each such Class, on a pro rata basis based on the entitlement of each such Class;

(10)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-1 Certificates, any Basis Risk Shortfall for such Class;

(11)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-2 Certificates, any Basis Risk Shortfall for such Class;

(12)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-3 Certificates, any Basis Risk Shortfall for such Class;

(13)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-4 Certificates, any Basis Risk Shortfall for such Class;

(14)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-5 Certificates, any Basis Risk Shortfall for such Class;

(15)
to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

(16)	to the Certificate Insurer, any remaining amounts owed to the Certificate Insurer under the Commitment Letter;

(17)         to the Class X Certificates, the Class X Distribution Amount; and

(18)	to the Class R Certificates (in respect of the Class R-3 Interest), any remaining amount. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (18).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (14) above on any Distribution Date will be made after giving effect to payments received pursuant to the Swap Agreement.

On each Distribution Date, the Securities Administrator, after making the required distributions of interest and principal to the Certificates as described in clauses (i) and (ii) above and after the distribution of the Monthly Excess Cashflow as described in clause (iii) above, will withdraw from the Basis Risk Shortfall Reserve Fund the amounts on deposit therein and distribute such amounts to the Senior Certificates and Mezzanine Certificates in respect of any Basis Risk Shortfalls in the following manner and order of priority: first, concurrently to the Senior Certificates, on a pro rata basis, based on the entitlement of each such Class, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date; second, to the Class M-1 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; third, to the Class M-2 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; fourth, to the Class M-3 Certificates, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date for such Class; fifth, to the Class M-4 Certificates, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date; and sixth, to the Class M-5 Certificates, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date.

(b)  Subject to Section 10.02 hereof respecting the final distribution on a Class of Senior Certificates or Mezzanine Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Holder of a Senior Certificate or Mezzanine Certificate of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating ten percent (10%) or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Senior Certificates and Mezzanine Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

(c)  Any Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust to the Swap Provider pursuant to the Swap Agreement shall be deducted from Interest Remittance Amount, and to the extent of any such remaining amounts due, from Principal Remittance Amount, prior to any distributions to the Holders of the Certificates. On each Distribution Date, such amounts will be remitted to the Supplemental Interest Trust, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date.  Any Swap Termination Payment due as a result of the occurrence of a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Senior Certificates and Mezzanine Certificates and shall be paid as set forth in clause (d) below.

(d)  On each Distribution Date, the Securities Administrator shall distribute from the amounts received from the Swap Provider in respect of any Net Swap Payment then on deposit in the Supplemental Interest Trust in the following order of priority:

(i)            concurrently, to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such Class and Distribution Date, after giving effect to distributions of such amounts pursuant to Section 5.05(a)(i)(3);

(ii)            to the Certificate Insurer, the portion of the unpaid amount that represents the interest portion of any outstanding payments made by the Certificate Insurer under the Policy, after giving effect to distributions of such amount pursuant to Section 5.05(a)(i)(2) and Section 5.05(a)(iii)(1) on such Distribution Date;

(iii)            sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, Current Interest and any Carryforward Interest for each such Class and Distribution Date, after giving effect to distributions of such amounts pursuant to Sections 5.05(a)(i)(5) through (9);

(iv)            to the Holders of the Class or Classes of Publicly Offered Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to Section 5.05(a)(iii)(2);

(v)            concurrently to the Senior Certificates, on a pro rata basis based on the entitlement of each such Class, any applicable Deferred Amounts, prior to giving effect to amounts available to be paid in respect of Deferred Amounts pursuant to Section 5.05(a)(iii)(3);

(vi)            to the Certificate Insurer, the portion of any unpaid amount that represents the principal portion of any outstanding payments made by the Certificate Insurer under the Policy, after giving effect to distributions of such amount as described under “-Credit Enhancement- Overcollateralization” on such distribution date;

(vii)            concurrently to the Senior Certificates, on a pro rata basis based on the entitlement of each such Class, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, any applicable Deferred Amounts, prior to giving effect to amounts available to be paid in respect of Deferred Amounts pursuant to Section 5.05(a)(iii)(3) through (8);

(viii)           to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund first, concurrently, to the Senior Certificates, on a pro rata basis, based on the entitlement of each such Class, and then to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls pursuant to Section 5.05(a)(iii)(9) through (14); and

(ix)            to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (ix) above) be made other than to the extent of Realized Losses and Basis Risk Shortfalls.

Amounts payable by the supplemental interest trust to the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) in respect of the Swap Agreement will be deducted from related available funds before distributions to the holders of the Publicly Offered Certificates. On or before each Distribution Date, such amounts will be distributed by the trust to the Securities Administrator, and paid by the Securities Administrator to the Swap Provider as follows:

(i)  first to make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and

(ii)  second to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Securities Administrator).

Section 5.06  [Reserved].

Section 5.07  Allocation of Realized Losses on the Mortgage Loans.

(a)  On or prior to each Determination Date, the Securities Administrator shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

(b)  The interest portion of Realized Losses on the Mortgage Loans shall be allocated to the Certificates as described in Section 1.02 hereof.

The principal portion of all Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date as follows: first, in reduction of Net Swap Payments paid by the Swap Provider under the Swap Agreement and the Monthly Excess Cashflow for such Distribution Date; second, to the Class X Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and seventh, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. In addition, once the Mezzanine Certificates have been reduced to zero, any additional Realized Losses on the Mortgage Loans will be allocated to the Senior Certificates, on a pro rata basis, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that Realized Losses allocable to the Senior Certificates will be covered by the Policy.

Any allocation of the principal portion of Realized Losses to a Class of Publicly Offered Certificates on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class X Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 5.05(a)(iii).  No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class P Certificates.

All such Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(c)  Notwithstanding anything to the contrary contained herein, if on any Distribution Date the Securities Administrator discovers, based solely on the reports delivered by the Servicer under this Agreement that any Subsequent Recoveries have been collected by the Servicer with respect to the Mortgage Loans, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Certificates to which such Realized Losses have been allocated as follows: first, to the Senior Certificates, on a pro rata basis based on the related amount of Applied Loss Amounts allocated thereto, and then to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, in each case up to the related amount of Applied Loss Amounts but only to the extent that the Certificate Principal Balance has not previously been increased due to other Subsequent Recoveries and that any such Applied Loss Amount has not been paid to such Class of Publicly Offered Certificates as a Deferred Amount with Monthly Excess Cashflow or a Net Swap Payment paid by the Swap Provider and available for this purpose. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Class of Publicly Offered Certificates in accordance with its respective Percentage Interest.

(d)  With respect to the REMIC I Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated shall be allocated on each Distribution Date first, to REMIC I Regular Interest I until the Uncertificated Principal Balance has been reduced to zero, and second, to REMIC I Regular Interest I-1-A through REMIC I Regular Interest 60-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

(e)  With respect to the REMIC II Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the following REMIC II Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC II Regular Interest LT-AA and REMIC II Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA and REMIC II Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M5 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M5 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M4 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M4 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M3 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M3 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M2 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M2 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M1 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M1 has been reduced to zero; and eighth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, 98%, to the Uncertificated Principal Balances of REMIC II Regular Interests LT-A1, LT-A2, LT-A3 and LT-A4, 1%, pro rata, and to the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ, 1%, respectively, until the Uncertificated Principal Balances of REMIC II Regular Interests LT-A1, LT-A2, LT-A3 and LT-A4 have been reduced to zero.

Section 5.08  Monthly Statements to Certificateholders.

(a)  Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates, the Certificate Insurer and the Credit Risk Manager via its website a statement setting forth the following information for the Certificates:

(i)  the Accrual Period and Distribution Date for each Class of Certificates;

(ii)  the Pass-Through Rate for each Class of Certificates with respect to the current Accrual Period;

(iii)  the total cash flows received and the general sources thereof;

(iv)   the amount of the related distribution to Holders of each Class of Certificates allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the amount of Prepayment Charges distributed to the Class P Certificates, (D) the Extra Principal Distribution Amount and (E) the Monthly Excess Interest with respect to the Certificates, if any;

(v)  the amount distributed to Holders of each Class of Certificates on such Distribution Date allocable to interest;

(vi)  the Certificate Principal Balance or Certificate Notional Balance of each Class of Certificates, if applicable, after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Realized Losses for such Distribution Date;

(vii)  the aggregate amount of Advances included in the distributions on the Distribution Date;

(viii)  the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(ix)  the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.27 of this Agreement or the Master Servicer pursuant to Section 4.14 of this Agreement, as applicable;

(x)  the cumulative amount of Realized Losses for the Mortgage Loans to date and, in addition, if the Certificate Principal Balance of any Class of Certificates have been reduced to zero, the cumulative amount of any Realized Losses for the Mortgage Loans that have not been allocated to any Class of Certificates;

(xi)  the Overcollateralization Amount, the Senior Enhancement Percentage, any Overcollateralization Deficiency Amount and any Overcollateralization Release Amount for such Distribution Date;

(xii)  the amount of any Prepayment Charges remitted by the Servicer;

(xiii)  the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(xiv)  the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

(xv)  the number and aggregate principal balance of any related Mortgage Loans that were (A) delinquent (exclusive of related Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period; the number and aggregate principal balance of any related Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

(xvi)  with respect to any related Mortgage Loan that was liquidated during the preceding calendar month, the loan number and the Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

(xvii)  the total number and principal balance of any real estate owned or REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

(xviii)  the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate scheduled principal balance of the Mortgage Loans that are sixty (60) days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the scheduled principal balances of all of the Mortgage Loans as of the last day of such Distribution Date;

(xix)  the aggregate Stated Principal Balance for each Mortgage Loan that is sixty (60) days or more delinquent or is in bankruptcy or foreclosure or are REO Properties;

(xx)  the aggregate Servicing Fee received by the Servicer, and the Master Servicing Fees received by the Master Servicer during the related Due Period;

(xxi)  the amount, if any, of other fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(xxii)  the amount of any Basis Risk Shortfalls and the amount in the Basis Risk Shortfall Reserve Fund after all deposits and withdrawals on such Distribution Date;

(xxiii)  amounts payable in respect of the Swap Agreement; and

(xxiv)  whether the Stepdown Date has occurred and whether any Trigger Event is in effect.

The Securities Administrator may make the foregoing monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com”. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing such statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(b)  The Securities Administrator’s responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Servicer and the Swap Provider. The Securities Administrator will make available a copy of each statement provided pursuant to this Section 5.08 to each Rating Agency.

(c)  Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished upon written request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 5.08 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)  Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

(i)  The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

(ii)  The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

(iii)  The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

(iv)  The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

(v)  The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

(vi)  The amount and timing of any non-interest expenses of a REMIC; and

(vii)  Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on “prohibited transactions,” “contributions” or “net income from foreclosure property” or state or local income or franchise taxes.

The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.13.

(e)  For each Distribution Date, through and including the Distribution Date in December 2007, the Securities Administrator shall calculate the Significance Percentage of the Swap Agreement. If on any such Distribution Date, the Significance Percentage is equal to or greater than 9%, the Securities Administrator shall promptly notify the Depositor and the Depositor, on behalf of the Securities Administrator, shall obtain the financial information required to be delivered by the Swap Provider pursuant to the terms of the Swap Agreement. If, on any succeeding Distribution Date through and including the Distribution Date in December 2007, the Significance Percentage is equal to or greater than 10%, the Securities Administrator shall promptly notify the Depositor and the Depositor shall, within five (5) Business Days of such Distribution Date, deliver to the Securities Administrator the financial information provided to it by the Swap Provider for inclusion in the Form 10-D relating to such Distribution Date. If on any Distribution Date after December 2007, the Significance Percentage is greater than 10%, the Securities Administrator shall include the Significance Percentage on the statement to Certificateholders for the related Distribution Date.

Section 5.09  REMIC Designations and REMIC Allocations.

(a)  The Securities Administrator shall elect that each of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.  The REMIC I Regular Interests shall constitute the assets of REMIC II. The REMIC II Regular Interests shall constitute the assets of REMIC III. The Class X Interest shall constitute the assets of REMIC IV. The Class P Interest shall constitute the assets of REMIC V. The Class IO Interest shall constitute the assets of REMIC VI.

(b)  On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Reports, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-2 Interest, as the case may be:

(c)  On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC I to REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-1 Interest, as the case may be:

(i)  to Holders of each of REMIC I Regular Interest I and REMIC I Regular Interest I-1-A through I-60-B, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated to REMIC I Regular Interest I, then to REMIC I Regular Interests I-1-A through I-60-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests; and

(iii)  to the Holders of REMIC I Regular Interest P, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges on the  Mortgage Loans and (B) on the Distribution Date in July 2012 until $100 has been distributed pursuant to this clause.

(d)  On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-2 Interest, as the case may be:

(i)  first, to the Holder of REMIC II Regular Interest LT-IO in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and then to the Holders of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5 and REMIC II Regular Interest LT-ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC II Regular Interest LT-ZZ shall be reduced and deferred when the REMIC II Overcollateralization Amount is less than the REMIC II Targeted Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC II Regular Interest LT-ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4 and REMIC II Regular Interest LT-M5, in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ shall be increased by such amount;

(ii)  second, to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Marker Allocation Percentage of the Interest Remittance Amount and the Principal Payment Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A)  98.00% of such remainder (other than amounts payable under clause (C) below) to the Holders of REMIC II Regular Interest LT-AA and REMIC II Regular Interest LT-P, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero, provided, however, that the Uncertificated Principal Balance of REMIC II Regular Interest LT-P shall not be reduced until the Distribution Date in May, 2012 or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC II Regular Interest LT-P, until $100 has been distributed pursuant to this clause;

(B)  2.00% of such remainder, first, to the Holders REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4 and REMIC II Regular Interest LT-M5, 1% in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero and second, to the Holders of REMIC II Regular Interest LT-ZZ (other than amounts payable under the proviso below), until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero; and

(C)  any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest).

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an  Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC II Regular Interest LT-AA and REMIC II Regular Interest LT-P, in that order and (ii) REMIC II Regular Interest LTII-IIZZ, respectively; provided that REMIC II Regular Interest LT-P shall not be reduced until the Distribution Date in May, 2012, at which point such amount shall be distributed to REMIC II Regular Interest LT-P, until $100 has been distributed pursuant to this clause.

(iii)  all amounts paid to the Class X Certificates shall be deemed to be distributed to the Class X Interest;

(iv)  all amounts paid to the Class P Certificates shall be deemed to be distributed to the Class P Interest; and

(v)  all amounts paid to REMIC VI Regular Interest IO shall be deemed to be distributed to the Class IO Interest.

Section 5.10  Prepayment Charges.

(a)  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and deposited in the Distribution Account will be withdrawn from such Distribution Account and distributed by the Securities Administrator in accordance with the Remittance Reports to the Class P Certificates and shall not be available for distribution to the holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

(b)  The Master Servicer shall not be obligated to recalculate or verify Prepayment Charges collected by the Servicer and remitted to the Distribution Account for distribution to the Certificateholders.

Section 5.11  Class P Certificate Account.

The Securities Administrator shall establish and maintain with itself a separate, segregated trust account titled “Wells Fargo Bank, N.A., for the benefit of Nomura Asset Acceptance Corporation, Alternative Loan Trust 2007-3 Class P Certificate Account”. On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class P Certificate Account $100.00. The amount on deposit in the Class P Certificate Account shall be held uninvested. On the July 2012 Distribution Date, the Securities Administrator shall withdraw the amount on deposit in the Class P Certificate Account and remit such amount to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof.

Section 5.12  [Reserved].

Section 5.13  Basis Risk Shortfall Reserve Fund.

(a)  The Securities Administrator shall establish a Basis Risk Shortfall Reserve Fund on behalf of the holders of the Senior Certificates and the Mezzanine Certificates.  The Basis Risk Shortfall Reserve Fund must be an Eligible Account.  The Basis Risk Shortfall Reserve Fund shall be entitled “Basis Risk Shortfall Reserve Fund, Wells Fargo Bank, N.A., for the benefit of holders of Nomura Asset Acceptance Corporation, Mortgage Loan Pass-Through Certificates, Series 2007-3, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates. On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Basis Risk Shortfall Reserve Fund $1,000. On each Distribution Date as to which there is a Basis Risk Shortfall payable to any Class of Certificates, the Securities Administrator shall deposit the amounts pursuant to paragraphs (9) through (14) of Section 5.05(a)(iii) into the Basis Risk Shortfall Reserve Fund and the Securities Administrator has been directed by the Class X Certificateholder to distribute such amounts to the Holders of the Senior Certificates and Mezzanine Certificates in the amounts and priorities set forth in Section 5.05(a)(iii).

(b)  The Basis Risk Shortfall Reserve Fund is an “outside reserve fund” within the meaning of Treasury regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC.  The Securities Administrator on behalf of the Trust shall be the nominal owner of the Basis Risk Shortfall Reserve Fund.  The Class X Certificateholders shall be the beneficial owners of the Basis Risk Shortfall Reserve Fund, subject to the power of the Securities Administrator to transfer amounts under Section 5.05(a)(iii).  Amounts in the Basis Risk Shortfall Reserve Fund shall be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereof or, at the written direction of the Majority Class X Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date.  All net income and gain from such investments shall be distributed to the Majority Class X Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Distribution Date.  All amounts earned on amounts on deposit in the Basis Risk Shortfall Reserve Fund shall be taxable to the Majority Class X Certificateholder.  Any losses on such investments shall be deposited in the Basis Risk Shortfall Reserve Fund by the Majority Class X Certificateholder out of its own funds immediately as realized. In the event that the Majority Class X Certificateholder shall fail to provide investment instructions to the Securities Administrator, the amounts on deposit in the Basis Risk Shortfall Reserve Fund shall be held uninvested.

(c)  For federal tax return and information reporting, the value of the right of the holders of the Senior Certificates and Mezzanine Certificates to receive payments from the Basis Risk Shortfall Reserve Fund in respect of any Basis Risk Shortfall shall be zero dollars ($0.00).

Section 5.14  Supplemental Interest Trust.

(a)  On the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee a separate account for the benefit of the holders of the Publicly Offered Certificates (the “Supplemental Interest Trust”).  The Supplemental Interest Trust shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee or of the Securities Administrator held pursuant to this Agreement.

(b)  On each Distribution Date, the Securities Administrator shall deposit into the Supplemental Interest Trust amounts distributable to the Swap Provider by the Supplemental Interest Trust pursuant to Section 5.05 of this Agreement.  On each Distribution Date, the Securities Administrator shall distribute any such amounts to the Swap Provider pursuant to the Swap Agreement, first to pay any Net Swap Payment owed to the Swap Provider for such Distribution Date, and second to pay any Swap Termination Payment owed to the Swap Provider.

(c)  On each Distribution Date, the Securities Administrator shall deposit into the Supplemental Interest Trust amounts received by it from the Swap Provider.  On each Distribution Date, the Securities Administrator shall distribute from the Supplemental Interest Trust an amount equal to the amount of any Net Swap Payment received from the Swap Provider under the Swap Agreement, and make the distributions required under Section 5.05 of this Agreement.

(d)  The Supplemental Interest Trust constitutes an “outside reserve fund” within the meaning of Treasury regulation Section 1.860G-2(h) and is not an asset of any REMIC.  The Holders of the Class X Certificates shall be the beneficial owner of the Supplemental Interest Trust, subject to the power of the Securities Administrator to transfer amounts under this Agreement.  The Securities Administrator shall keep records that accurately reflect the funds on deposit in the Supplemental Interest Trust and shall keep track of payments made pursuant to each Swap Agreement separately.  The Securities Administrator shall, at the written direction of the Majority Class X Certificateholder invest amounts on deposit in the Supplemental Interest Trust in respect of the Swap Agreement in Permitted Investments. In the absence of written direction to the Securities Administrator from the Majority Class X Certificateholder, all funds in respect of the Swap Agreement in the Supplemental Interest Trust shall remain uninvested. On each Distribution Date, the Securities Administrator shall distribute, not in respect of any REMIC, any interest earned on the Supplemental Interest Trust to the Holders of the Class X Certificates.

(e)  For federal income tax purposes, amounts paid to the Supplemental Interest Trust on each Distribution Date pursuant to Section 5.05 shall first be deemed paid to the Supplemental Interest Trust in respect of the Class IO Interest to the extent of the amount distributable on such Class IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust in respect of the Class IO Distribution Amount.  For federal income tax purposes, the Supplemental Interest Trust will be treated as a disregarded entity.

The Securities Administrator shall treat the Holders of the Certificates (other than the Class P, Class X, Class R and Class R-X Certificates) as having entered into a notional principal contract with respect to the Holders of the Class X Certificates.  Pursuant to each such notional principal contract, all Holders of the Certificates (other than the Class P, Class X, Class R and Class R-X Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC III Regular Interest, ownership of which is represented by such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”).  A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of such Certificates with an outstanding principal balance to the extent of such balance.  In addition, pursuant to such notional principal contract, the Holder of the Class X Certificates shall be treated as having agreed to pay Basis Risk Shortfalls to the Holders of the Certificates (other than the Class X, Class P, Class R and Class R-X Certificates) in accordance with the terms of this Agreement.  Any payments to such Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1).  However, any payment from the Certificates (other than the Class X, Class P, Class R and Class R-X Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of the REMIC III Regular Interest ownership of which is represented by such Certificates, and as having been paid by such Holders to the Supplemental Interest Trust pursuant to the notional principal contract.  Thus, each Offered Certificate shall be treated as representing not only ownership of a Regular Interest in REMIC III, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(f)  The Sponsor shall provide to the Securities Administrator the value of the right of the holders of the Publicly Offered Certificates to receive payments from the Supplemental Interest Trust for federal tax return and information reporting not later than December 31, 2007.

(g)  In the event that the Swap Provider fails to perform any of its obligations under the Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Swap Agreement) occurs with respect to the Swap Agreement, the Securities Administrator on behalf of the Supplemental Interest Trust Trustee shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Supplemental Interest Trust, required to enforce the rights of the Supplemental Interest Trust under the Swap Agreement.

In the event that the Swap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Swap Agreement (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Swap Agreement, the Securities Administrator on behalf of the Supplemental Interest Trust Trustee shall, promptly following actual notice of the Swap Provider’s failure to pay, demand that the Guarantor make any and all payments then required to be made by the Guarantor pursuant to such Guaranty; provided, that the Supplemental Interest Trust Trustee shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Guarantor of its obligations hereunder or pursuant to the Swap Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

Section 5.15  Tax Treatment of Swap Payments and Swap Termination Payments.

For federal income tax purposes, each Holder of a Senior Certificate or Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Basis Risk Shortfall Reserve Fund or the Supplemental Interest Trust in respect of any Basis Risk Shortfall Amounts or the obligation to make payments to the Supplemental Interest Trust. For federal income tax purposes, the Securities Administrator will account for payments to each Senior Certificate and Mezzanine Certificate as follows: each Senior Certificate and Mezzanine Certificate will be treated as receiving their entire payment from REMIC III (regardless of any Swap Termination Payment or obligation under the Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’ obligation under the Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Net Swap Payment), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Senior Certificate and Mezzanine Certificate.

Each REMIC Regular Interest corresponding to a Senior Certificate and Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Class A Net Funds Cap or the Net Funds Cap, as applicable, computed for this purpose by limiting the Notional Amount of the Swap Agreement to the aggregate Stated Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from amounts otherwise payable to the Class X Certificates. As a result of the foregoing, the amount of distributions and taxable income on the REMIC Regular Interest corresponding to a Senior Certificate and Mezzanine Certificate may exceed the actual amount of distributions on the Senior Certificates and Mezzanine Certificates.

Section 5.16  Reports Filed with Securities and Exchange Commission.

(a)  (i)           For so long as the Trust Fund is subject to Exchange Act reporting requirements, within fifteen (15) days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto.  The Securities Administrator shall also include with each Form 10-D any disclosure required by the Exchange Act in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) subject to the receipt of such information by the Securities Administrator from the entity indicated on Exhibit N as the party responsible for providing that information.  The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit N hereto, within five (5) calendar days after the related Distribution Date, (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit H hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii)  After preparing the Form 10-D, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure).  Within two (2) Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.16(c)(ii).  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator.  Each party to this Agreement acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.16(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties as set forth in this Agreement.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(b)  (i)           For so long as the Trust Fund is subject to Exchange Act reporting requirements, within four (4) Business Days after the occurrence of an event set forth on Exhibit N hereto or such other event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), or if requested by the Depositor, and subject to receipt of such information by the Securities Administrator from the entity indicated on Exhibit N as the responsible party for providing that information, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit N to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit N hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii)  After preparing the Form 8-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor.  Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K.  A duly authorized representative of the Master Servicer shall sign each Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.16(c)(ii).  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K that is filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.16(b) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Agreement.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(c)  (i)           On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

(ii)  In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify electronically the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than for the purpose of restating any monthly report), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative, or senior officer in charge of master servicing, as applicable, of the Master Servicer.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.16(c) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)  (i)           For so long as the trust is subject to Exchange Act reporting requirements, within 90 days after the end of each calendar year or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each Servicing Function Participant (other than the Custodian), as described under Section 3.13, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Servicing Function Participant, as described under Section 3.14 and the Custodial Agreement, and (B) if any Servicing Function Participant’s report on assessment of compliance with servicing criteria described under Section 3.14 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Servicing Function Participant’s report on assessment of compliance with servicing criteria described under Section 3.14 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Servicing Function Participant, as described under Section 3.14 and the Custodial Agreement, and (B) if any registered public accounting firm attestation report described under Section 3.14 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 3.18. The Securities Administrator shall also include with each Form 10-K any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K as set forth on Exhibit N under Form 10-K (“Additional Form 10-K Disclosure”) subject to receipt of such information by the Securities Administrator from the entity indicated on Exhibit N as the responsible party for providing that information.  The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit N hereto, no later than March 1 (with a ten-calendar day cure period) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii)  After preparing the Form 10-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-K to the Depositor.  Within three (3) Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-K, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K.  A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.16(c)(ii).  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K to be filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.16(d) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 5.16(d), Section 3.13, Section 3.14 and Section 3.18.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(e)  Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Securities Administrator as of the date hereof that the Depositor has (1) filed all such required reports that (a) the Depositor has undertaken to file on its own behalf or (b) relate to other securitization transactions of the Depositor for which Wells Fargo Bank, N.A., in its capacity as Securities Administrator or similar capacity, does not have the exclusive obligation to prepare and file during the preceding 12 months; provided, however, that the Depositor shall not be obligated to make such representation with respect to any filings made by Wells Fargo on behalf of the Depositor, and (2) that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no”. The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(f)  The Servicer, the Master Servicer, the Depositor, the Custodian, the Sponsor and Securities Administrator shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of such party’s obligations under this Section 5.16 or such party’s negligence, bad faith or willful misconduct in connection therewith.

Notwithstanding the provisions of Section 11.01, this Section 5.16 may be amended without the consent of the Certificateholders.

Section 5.17  [Reserved].

Section 5.18  Swap Collateral Account.

The Securities Administrator is hereby directed to perform the obligations of the Custodian as defined under the Swap Credit Support Annex (the “Swap Custodian”).

On or shortly after the Closing Date, the Swap Custodian shall establish a Swap Collateral Account.  The Swap Collateral Account shall be held in the name of the Swap Custodian in trust for the benefit of the Holders of Certificates.  The Swap Collateral Account must be an Eligible Account and shall be entitled “Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2007-3, Swap Collateral Account, Wells Fargo Bank, N.A., as Swap Custodian for the benefit of holders of Mortgage Pass-Through Certificates, Series 2007-3.”

The Swap Custodian shall credit to the Swap Collateral Account all collateral (whether in the form of cash or securities) posted by the Swap Provider to secure the obligations of the Swap Provider in accordance with the terms of the Swap Agreement.  Except for investment earnings, the Swap Provider shall not have any legal, equitable or beneficial interest in the Swap Collateral Account other than in accordance with this Agreement, the Swap Agreement and applicable law.  The Swap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Swap Collateral Account in accordance with the Swap Credit Support Annex.

Cash collateral posted by the Swap Provider in accordance with the Swap Credit Support Annex shall be invested at the direction of such Swap Provider in Permitted Investments in accordance with the requirements of the Swap Credit Support Annex.  In the absence of such direction, amounts therein will remain uninvested.  All amounts earned on amounts on deposit in the Swap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Swap Provider.

Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Swap Agreement) with respect to the Swap Provider or upon occurrence or designation of an Early Termination Date (as defined in the Swap Agreement) as a result of any such Event of Default or Specified Condition with respect to the Swap Provider, and, in either such case, unless the Swap Provider has paid in full all of its Obligations (as defined in the Swap Credit Support Annex) that are then due, then any collateral posted by the Swap Provider in accordance with the Swap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Swap Agreement) in accordance with the Swap Credit Support Annex.  Any excess amounts held in the Swap Collateral Account after payment of all amounts owing to Party B under the Swap Agreement shall be withdrawn from the Swap Collateral Account and paid to the Swap Provider in accordance with the Swap Credit Support Annex.

ARTICLE VI

THE CERTIFICATES

Section 6.01  The Certificates.

(a)  The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-5. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

Class	Minimum Denomination	Integral Multiple in Excess of Minimum	Original Certificate Principal Balance	Pass-Through Rate
A-1	$25,000	$1	$187,691,000	Class A-1A Pass-Through Rate
A-2	$25,000	$1	$48,071,000	Class A-2 Pass-Through Rate
A-3	$25,000	$1	$62,033,000	Class A-3 Pass-Through Rate
A-4	$25,000	$1	$50,503,000	Class A-4 Pass-Through Rate
M-1	$25,000	$1	$18,906,000	Class M-1 Pass-Through Rate
M-2	$25,000	$1	$6,043,000	Class M-2 Pass-Through Rate
M-3	$25,000	$1	$4,093,000	Class M-3 Pass-Through Rate
M-4	$25,000	$1	$2,533,000	Class M-4 Pass-Through Rate
M-5	$25,000	$1	$3,508,000	Class M-5 Pass-Through Rate
P	$1	$1	$100.00	N/A
X	$1	$1		Class X Pass-Through Rate
R	N/A	N/A	N/A	N/A
R-X	N/A	N/A	N/A	N/A

Upon original issue, the Certificates shall be executed and authenticated by the Securities Administrator and delivered by the Trustee to and upon the written order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Fund by the Securities Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Securities Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

The Depositor shall provide, or cause to be provided, to the Securities Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

(b)  The Class X Certificates and Class P Certificates offered and sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act (“Rule 144A”) will be issued in the form of Definitive Certificates.

Section 6.02  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)  The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09, a Certificate Register for the Certificates in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)  No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit E (the “Transferor Certificate”) and (x) deliver a letter in substantially the form of either Exhibit F (the “Investment Letter”) or Exhibit G (the “Rule 144A Letter”) or (y) there shall be delivered to the Securities Administrator an Opinion of Counsel, at the expense of the transferor, that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Sponsor, the Securities Administrator, the Trustee or the Trust Fund. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

No Transfer of an ERISA Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Securities Administrator for the benefit of the Securities Administrator, the Depositor and the Servicer and on which they may rely to the effect that the purchase and holding of such ERISA Restricted Certificate is permissible under applicable law, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Securities Administrator, the Depositor or any Servicer to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Depositor or any Servicer.  In addition, with respect to transfers of an ERISA Restricted Certificate (that is not a Residual Certificate) other than as described in the preceding sentence, if the representation letter or Opinion of Counsel referred to in the preceding sentence is not furnished, the representation in clause (i) shall be deemed to have been made to the Trustee by the transferee’s (including an initial acquirer’s) acceptance of the ERISA Restricted Certificate.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code other than in compliance with the foregoing shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Securities Administrator an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph.  The Securities Administrator shall not be under any liability to any Person for any registration or transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement.  The Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

Each beneficial owner of a Mezzanine Certificate (other than an ERISA Restricted Certificate) acquired after termination of the Supplemental Interest Trust, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets”, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by S&P, Moody’s, Fitch Ratings, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60 and (3) the conditions in Sections I and III of PTCE 95-60  have been satisfied.

For so long as the Supplemental Interest Trust is in existence , each beneficial owner of a Publicly Offered Certificate (other than an ERISA Restricted Certificate) or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of PTCE 95-60, 91-38, 96-23, 90-1 or 84-14.

(c)  (i)           Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(B)  In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a “Transfer Affidavit and Agreement,” in the form attached hereto as Exhibit D) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 6.02(d) and agrees to be bound by them.

(C)  Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if an authorized officer of the Securities Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (Y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit E) to the Securities Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E)  Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a “pass-through interest holder.”

(ii)  The Securities Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Securities Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii)  (A)           If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(B)   If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 6.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Securities Administrator. Such purchaser may be the Securities Administrator itself or any Affiliate of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)  The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be charged or collected by the Securities Administrator.

(v)  The provisions of this Section 6.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Securities Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A)  written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B)  an Opinion of Counsel, in form and substance satisfactory to the Securities Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC to cease to qualify as a REMIC and will not cause any REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

(d)  Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11, the Securities Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(e)  At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.  In addition, (i) with respect to each Class R Certificate, the Holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such Holder's respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class R-X Certificate, the Holder thereof may exchange, in the manner described above, such Class R-X Certificate for three separate certificates, each representing such Holder's respective Percentage Interest in the Class R-4 Interest, Class R-5 Interest and Class R-6 Interest, respectively, in each case that was evidenced by the Class R-X Certificate being exchanged.

(f)  No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(g)  The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Securities Administrator, the Depositor or the Sponsor.

(h)  All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Securities Administrator in accordance with its customary procedures.

Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 6.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

Section 6.04  Persons Deemed Owners.

The Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator and any of their agents may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator nor any of their agents shall be affected by any notice to the contrary.

Section 6.05  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten (10) Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 6.06  Book-Entry Certificates.

The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner’s interest in such Certificates, except as provided in Section 6.08. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

(a)  the provisions of this Section shall be in full force and effect;

(b)  the Depositor and the Securities Administrator may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

(c)  registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

(d)  the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

(e)  the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(f)  the Depositor, the Servicer, the Trustee, the Master Servicer and the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

(g)  to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

Section 6.07  Notices to Depository.

Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

Section 6.08  Definitive Certificates.

If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Securities Administrator that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Securities Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of either of the events described in clauses (a) or (b) above, Certificate Owners of such Book-Entry Certificates having not less than fifty one percent (51%) of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same.  The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

Section 6.09  Maintenance of Office or Agency.

Certificates may be surrendered for registration of transfer or exchange at the applicable Corporate Trust Office of the Securities Administrator. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VII

THE DEPOSITOR, THE SERVICER AND THE MASTER SERVICER

Section 7.01  Liabilities of the Depositor, the Servicer and the Master Servicer.

Each of the Depositor, the Servicer and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 7.02  Merger or Consolidation of the Depositor, the Servicer or the Master Servicer.

(a)  Each of the Depositor and the Servicer will keep in full force and effect its rights and franchises as a corporation and a limited liability company, respectively (or other entity resulting from merger, conversion or consolidation to the extent permitted under this Section 7.02) under the laws of the state of its incorporation or formation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.  The Master Servicer will keep in full force and effect its existence, rights and franchises as a national banking association, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)  The Depositor, the Servicer or the Master Servicer may be merged, converted, or consolidated, and any Person resulting from any merger, conversion, or consolidation to which the Depositor, the Servicer or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Master Servicer shall be the successor of the Depositor, the Servicer or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that any Successor Servicer shall have represented that it meets the eligibility criteria set forth in Section 8.02.

Section 7.03  Indemnification of the Depositor and Servicing Function Participants.

(a)  The Depositor agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Depositor’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Depositor’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation of any party hereto and the termination of this Agreement.

(b)  The Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to the Servicer’s gross negligence in the performance of its duties under this Agreement or failure to service the related Mortgage Loans in material compliance with the terms of this Agreement and for a material breach of any representation, warranty or covenant of the Servicer contained herein.  The Servicer shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Trustee and with counsel reasonably satisfactory to the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly appeal or pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Person in respect of such claim, but failure to so notify the Servicer shall not limit its obligations hereunder.  The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Indemnified Persons unless such settlement includes an unconditional release of such Indemnified Persons from all liability that is the subject matter of such claim.  The provisions of this Section 7.03(b) shall survive termination of this Agreement and the resignation or removal of the Servicer.

(c)  Each of the parties hereto (with the exception of the Trustee) shall cause any Servicing Function Participant engaged by it to indemnify and hold harmless the Servicer, the Master Servicer, the Securities Administrator, the Depositor and the Sponsor and their respective directors, officers, employees, agents, and affiliates, as applicable, from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any if its obligations hereunder, including particularly its obligations to provide any Assessment of Compliance, Attestation Report, Compliance Statement, Back-up Certification or any information, data or materials required to be included in any Exchange Act report, (b) any material misstatement or material omission in any information, data or materials required to be contained in (i) any compliance certificate delivered by the such party pursuant to Section 3.13 of this Agreement, (ii) any assessment or attestation delivered by such party pursuant to Section 3.14 of this Agreement, (iii) any back-up certification (in the form of Exhibit M) delivered by such party pursuant to Section 3.18 of this Agreement or (iv) any disclosure materials delivered by such party pursuant to Section 5.16 or (c) the negligence, bad faith or willful misconduct of such party in connection with its performance hereunder.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Servicer, the Master Servicer, the Securities Administrator, the Depositor and the Sponsor, then each such party agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Securities Administrator, the Depositor and the Sponsor as a result of any claims, losses, damages or liabilities incurred by Master Servicer, the Securities Administrator, the Depositor and the Sponsor in such proportion as is appropriate to reflect the relative fault of the Master Servicer, the Securities Administrator, the Depositor and the Sponsor on the one hand and such party on the other.  This indemnity shall survive the termination or resignation of the parties hereto or the termination of this Agreement.

Section 7.04  Limitations on Liability of the Depositor, Securities Administrator, Master Servicer, Servicer and Others.

Subject to the obligation of the Depositor and the Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

(a)  Neither the Depositor, the Securities Administrator, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor, the Securities Administrator and the Master Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Securities Administrator, the Master Servicer or any such Person against any breach of warranties, representations or covenants made herein or against any specific liability imposed on any such Person pursuant hereto or against any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)  The Depositor, the Securities Administrator, the Master Servicer and any director, officer, employee or agent of the Depositor, the Securities Administrator and the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)  The Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Trustee, the Custodian and any director, officer, employee or agent of the Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Trustee or the Custodian shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement, the Custodial Agreement or the Certificates (including any pending or threatened claim or legal action), other than (i) with respect to the Servicer, such loss, liability or expense related to the Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or, with respect to the Custodian, to the Custodian’s failure to perform its duties hereunder, (ii) with respect to the Servicer, any such loss, liability or expense incurred by reason of the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or (iii) with respect to Custodian, any such loss, liability or expense incurred by reason of the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder.

(d)  The Depositor the Securities Administrator or the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor, the Securities Administrator and the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Securities Administrator and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 3.32. Nothing in this Subsection 7.04(d) shall affect the Master Servicer’s obligation to take such actions as are necessary to ensure the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(e)  In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Trustee shall not be required to investigate or make recommendations concerning potential liabilities which the Trust Fund might incur as a result of such course of action by reason of the condition of the Mortgaged Properties.

(f)  The Trustee shall not be liable for any acts or omissions of any Servicer, the Depositor or the Custodian.

Section 7.05  Servicer Not to Resign.

(a)  The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the determination that its duties hereunder are no longer permissible under applicable law or the performance of such duties are no longer possible in order to comply with applicable law and such incapacity or impossibility cannot be cured by the Servicer.  Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer.  No appointment of a successor to the Servicer shall be effective hereunder unless (a) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (b) such successor shall have represented that it is meets the eligibility criteria set forth in Section 8.02 and (c) such successor has agreed in writing to assume the obligations of the Servicer hereunder.  The Servicer shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Master Servicer.  No such resignation shall become effective until a successor servicer or the Master Servicer shall have assumed the Servicer’s responsibilities and obligations hereunder.  The Servicer shall notify the Master Servicer and the Rating Agencies of its resignation.

(b)  Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Subservicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.03, no Subservicer or Subcontractor shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Subservicer or Subcontractor as an indemnitee under this Agreement.

Section 7.06  Termination of the Servicer Without Cause; Appointment of Special Servicer.

(a)  For so long as the Sponsor retains ownership of the servicing rights with respect to any of the Mortgage Loans, the Sponsor may, at its option, terminate the servicing responsibilities of the Servicer hereunder with respect to such Mortgage Loans without cause; provided, however, that any termination of the Servicer will be subject to the consent of the Certificate Insurer. No such termination shall become effective unless and until a successor to the Servicer shall have been appointed to service and administer the related Mortgage Loans pursuant to the terms and conditions of this Agreement.  No appointment shall be effective unless (i) such successor servicer meets the eligibility criteria contained in Section 8.02, (ii) the Master Servicer shall have consented to such appointment, (iii) the Rating Agencies have been notified in writing of such appointment and such successor servicer meets the Minimum Servicing Requirements, (iv) such successor has agreed to assume the obligations of the Servicer hereunder to the extent of the related Mortgage Loans and (v) all amounts reimbursable to the Servicer pursuant to the terms of this Agreement shall have been paid to the Servicer by the successor appointed pursuant to the terms of this Section 7.06 or by the Sponsor including without limitation, all unreimbursed Advances and Servicing Advances made by the Servicer and all out-of-pocket expenses of the Servicer incurred in connection with the transfer of servicing to such successor.

The rights of the Sponsor to terminate the Servicer pursuant to this Section 7.06(a) will cease to exist if the Sponsor sells or otherwise divests itself of its ownership of the servicing rights with respect to the Mortgage Loans; provided, however, that this Section 7.06(a) will be operative at any time the Sponsor retains or comes into possession of such servicing rights.

(b)  In addition, the Sponsor may, at its option, appoint a special servicer with respect to certain of the Mortgage Loans; provided, however, that the consent of the Certificate Insurer shall be required in connection with the appointment of a special servicer with respect to the Mortgage Loans. The Sponsor and the Servicer shall negotiate in good faith with any proposed special servicer with respect to the duties and obligations of such special servicer with respect to any such Mortgage Loan. Any Subservicing Agreement shall contain terms and provisions not inconsistent with this Agreement and shall obligate the special servicer to service such Mortgage Loans in accordance with Accepted Servicing Practices. The fee payable to the special servicer for the performance of such duties and obligations will paid from the Servicing Fee collected by the Servicer with respect to each such Mortgage Loan and will be remitted to such special servicer by the Servicer.

Section 7.07  Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee, the Rating Agencies and the Certificate Insurer. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer meeting the criteria specified in Section 7.08 shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Section 7.08  Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement with the consent of the Certificate Insurer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation and assuming the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates (without regard to the Policy) in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning the master servicing shall deliver to the Trustee an officer’s certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Section 7.09  Rights of the Depositor in Respect of the Servicer and the Master Servicer.

Each of the Master Servicer and the Servicer shall afford (and any Subservicing Agreement shall provide that each Subservicer or Subcontractor shall afford) the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer or the Servicer (and any such Subservicer or Subcontractor) in respect of the Servicer’s rights and obligations hereunder and access to officers of the Master Servicer or the Servicer (and those of any such Subservicer or Subcontractor) responsible for such obligations, and the Master Servicer shall have access to all such records maintained by the Servicer and any Subservicers. Upon request, each of the Master Servicer and the Servicer shall furnish to the Depositor and the Trustee its (and any such Subservicer’s or Subcontractor’s) most recent financial statements and such other information relating to the Master Servicer’s or the Servicer’s capacity to perform its obligations under this Agreement as it possesses (and that any such Subservicer or Subcontractor possesses). To the extent the Depositor and the Trustee are informed that such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer’s or the Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) to its legal counsel, auditors, taxing authorities or other governmental agencies and the Certificateholders, (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Depositor, the Servicer or the Master Servicer, (iv) disclosure as required pursuant to this Agreement or (v) disclosure of any and all information (A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Depositor, the Servicer or the Master Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. Nothing in this Section 7.09 shall limit the obligation of the Servicer to comply with any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 7.09 as a result of such obligation shall not constitute a breach of this Section.  Nothing in this Section 7.09 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.  The Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Servicer under this Agreement or exercise the rights of the Master Servicer or the Servicer under this Agreement; provided that neither the Master Servicer nor the Servicer shall be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Servicer and is not obligated to supervise the performance of the Master Servicer or the Servicer under this Agreement or otherwise.

ARTICLE VIII

DEFAULT; TERMINATION OF SERVICER AND MASTER SERVICER

Section 8.01  Events of Default.

(a)  In case one or more of the following events of default by the Servicer shall occur and be continuing (each, a “Servicer Default”):

(i)  any failure by the Servicer to remit to the Securities Administrator any payment, including an Advance, required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the day on which such payment or Advance was required to be made by the Servicer; or

(ii)  failure on the part of the Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (other than those described in (viii) and (ix) below), the breach of which has a material adverse effect and which continue unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, Master Servicer or the Certificate Insurer or the Depositor or to the Servicer, the Trustee and the Master Servicer by the holders of Certificates evidencing not less than twenty-five percent (25%) of the Voting Rights evidenced by the Certificates affected thereby; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)  the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v)  the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  the Servicer attempts to assign its right to servicing compensation hereunder (other than any payment by the Servicer to the Sponsor of any portion of the Servicing Fee payable to the Servicer as provided in a separate side letter between the Sponsor and the Servicer) or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except, in each case as otherwise permitted herein; or

(vii)  the Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer’s ability to perform its obligations hereunder;

(viii)  so long as the Trust Fund is subject to Exchange Act reporting requirements, failure by the Servicer to duly perform, within the required time period, its obligations under Sections 3.13, 3.14, 3.18 or 5.16, which default shall not be subject to notice or a cure period;

(ix)  after the Trust Fund ceases to be subject to Exchange Act reporting requirements, any failure by the Servicer to duly perform, within the required time period, its obligation to provide the annual statements of compliance and attestation reports described in Sections 3.13 and 3.14 hereof, which failure continues unremedied for a period of ten (10) Business Days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Master Servicer; or

(x)  any failure by the Servicer (or any successor thereto) to provide, within the required time period set forth in Section 3.28 hereof, any required reports or data pertaining to the Mortgage Loans, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Servicer (or any successor thereto) by the Master Servicer.

then, and in each and every such case, so long as a Servicer Default with respect to the Servicer shall not have been remedied, the Master Servicer, by notice in writing to the Servicer shall with respect to a payment default by the Servicer pursuant to Section 8.01(i) of this Agreement and, upon the occurrence and continuance of any other Servicer Default with respect to the Servicer may, and, at the written direction of the Certificate Insurer, the Certificateholders evidencing not less than 25% of the Voting Rights of the Certificates affected thereby shall, in addition to whatever rights the Trustee on behalf of the Certificateholders and the Certificate Insurer may have under Section 7.03 of this Agreement and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same with respect to a Servicer Default.  On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer.  Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Trustee’s (or its Custodian’s) possession all Mortgage Files relating to the Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense.  The Servicer shall cooperate with the Master Servicer in effecting the termination of the Servicer’s responsibilities and rights hereunder including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances, Servicing Advances, accrued and unpaid Servicing Fees or otherwise, and shall continue to be entitled to the benefits of Section 7.04 of this Agreement notwithstanding any such termination, with respect to events occurring prior to such termination).  The Master Servicer shall not have knowledge of a Servicer Default unless a Responsible Officer of the Master Servicer has actual knowledge or unless written notice of any Servicer Default is received by the Master Servicer at its address for notice and such notice references the Certificates, the Trust Fund or this Agreement.

(b)  In case one or more of the following events of default by the Master Servicer (each, a “Master Servicer Default”) shall occur and be continuing, that is to say:

(i)  any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.03, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Certificate Insurer or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least twenty-five percent (25%) of the Voting Rights of the Certificates affected thereby; or

(ii)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iii)  the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(iv)  the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(v)  so long as the Trust Fund is subject to Exchange Act reporting requirements, failure by the Master Servicer to duly perform, within the required time period, its obligations under Sections 3.13, 3.14, 3.18 or 5.16.

If a Master Servicer Default shall occur, then, and in each and every such case, so long as such Master Servicer Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Certificate Insurer and the Holders of Certificates entitled to at least 51% of Voting Rights of the Certificates affected thereby, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement with respect to the Mortgage Loans, to the extent permitted by law, and in and to the related Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the related Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement with respect to the Mortgage Loans, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten (10) Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s functions under this Agreement with respect to the related Mortgage Loans, and to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement with respect to the Mortgage Loans (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement with respect to the Mortgage Loans on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 7.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Default of which it has knowledge as provided above.

Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer with respect to the Mortgage Loans in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer with respect to the Mortgage Loans, appointment of a successor Master Servicer or the transfer and assumption of the master servicing with respect to the related Mortgage Loans by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer with respect to the Mortgage Loans as a result of a Master Servicer Default and (ii) all costs and expenses associated with the complete transfer of the master servicing with respect to the Mortgage Loans, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.  Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.  Furthermore, neither the Trustee nor any other successor master servicer shall be liable for any acts or omissions of the terminated Master Servicer.

Section 8.02  Master Servicer to Act; Appointment of Successor.

On and after the time the Servicer receives a notice of termination pursuant to Section 8.01 of this Agreement, the Master Servicer, shall become the successor to the Servicer with respect to the Mortgage Loans and the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the terminated Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances with respect to the Mortgage Loans pursuant to Article V hereof except as otherwise provided herein or therein; provided, however, that the Master Servicer’s obligation to make Advances with respect to the Mortgage Loan in its capacity as Successor Servicer shall not be subject to such 90-day transition period and the Master Servicer, will make any Advance required to be made by the terminated Servicer on the Distribution Date on which the terminated Servicer was required to make such Advance. Effective on the date of such notice of termination, as compensation therefor, the Master Servicer, shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the terminated Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Master Servicer shall not be (i) liable for any acts or omissions of the terminated Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law or determines that such Advance, if made, would constitute a Nonrecoverable Advance, (iii) responsible for expenses of the terminated Servicer pursuant to Section 2.03 of this Agreement or (iv) obligated to deposit losses on any Permitted Investment directed by the terminated Servicer.  Notwithstanding the foregoing, the Master Servicer, may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article VI of this Agreement or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the related Certificates by each Rating Agency (without regard to the Policy) as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the terminated Servicer with respect to the Mortgage Loans hereunder. Any Successor Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and (ii) be willing to act as successor servicer of the Mortgage Loans under this Agreement, and shall have executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the terminated Servicer with respect to the Mortgage Loans (other than any liabilities of the terminated Servicer hereof incurred prior to termination of the Servicer under Section 8.01 of this Agreement), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the related Certificates (without regard to the Policy) in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Master Servicer assumes the duties and responsibilities of the terminated Servicer with respect to the Mortgage Loans in accordance with this Section 8.02, the Master Servicer, shall not resign as servicer until a Successor Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the terminated Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the terminated Servicer with respect to the Mortgage Loans hereunder. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other Successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the terminated Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the Master Servicer, in connection with the termination of the terminated Servicer, appointment of a Successor Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer, to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer, the Trustee or the Successor Servicer to service the Mortgage Loans properly and effectively, to the extent not paid by the terminated Servicer as may be required herein shall be payable to the Master Servicer, from the Distribution Account pursuant to Section 3.32. Any successor to the terminated Servicer as successor servicer under this Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the terminated Servicer is required to maintain pursuant to Section 3.05 of this Agreement.

Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any Master Servicing Fee or for any differential in the amount of the Master Servicing Fee paid hereunder and the amount necessary to induce any successor master servicer to act as successor master servicer under this Agreement and the transactions set forth or provided for herein.

Section 8.03  Notification to Certificateholders.

(a)  Upon any termination of or appointment of a successor to the Servicer or the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders, to each Rating Agency and to the Certificate Insurer.

(b)  Within sixty (60) days after the occurrence of any Servicer Default or Master Servicer Default, the Trustee shall transmit by mail to all Certificateholders, the Certificate Insurer notice of the Servicer Default or Master Servicer Default hereunder known to the Trustee, unless such default shall have been cured or waived.

Section 8.04  Waiver of Servicer Defaults and Master Servicer Defaults.

The Trustee, shall waive, at the direction of the Certificate Insurer and may waive, by written notice from Certificateholders evidencing 66-2/3% of the Voting Rights of the Certificates affected thereby (unless such default materially and adversely affects all Certificateholders, in which case the written direction shall be from all of the Certificateholders) any default by the Servicer or the Master Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default or Master Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE IX

CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR

Section 9.01  Duties of Trustee and Securities Administrator.

(a)  The Trustee, prior to the occurrence of a Master Servicer Default, and after the curing or waiver of all Master Servicer Defaults, which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If a Master Servicer Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs.  Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

(b)  Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Trustee thereof and the Trustee will provide notice to the Certificateholders and the Certificate Insurer.

(c)  The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

(d)   No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)  Prior to the occurrence of a Master Servicer Default and after the curing or waiver of Master Servicer Defaults which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely and shall be fully protected in acting or refraining from acting, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

(ii)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)  Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement or in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or other power conferred upon the Trustee or the Securities Administrator under this Agreement;

(iv)  The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Master Servicer Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Master Servicer Default;

(v)  The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi)  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action and whether or not any such damages were foreseeable or contemplated; and

(vii)  None of the Sponsor, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee (regardless of the capacity in which it is acting) nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the terminated Servicer hereunder.

(e)  All funds received by the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Securities Administrator.

Section 9.02  Certain Matters Affecting the Trustee and Securities Administrator.

(a)  Except as otherwise provided in Section 9.01:

(i)  The Trustee and the Securities Administrator may conclusively rely and shall be fully protected in acting or refraining from acting in reliance on any resolution or certificate of the Sponsor, the Depositor or the Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

(iii)  Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(iv)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  Prior to the occurrence of a Master Servicer Default hereunder and after the curing or waiver of all Master Servicer Defaults which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than twenty-five percent (25%) of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, nominees, custodians, agents or attorneys. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee’s agents or attorneys or paying agent appointed hereunder by the Trustee with due care;

(vii)  Should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its gross negligence or willful misconduct in the performance of any such act;

(viii)  The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder;

(ix)  The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement;

(x)  The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however that the Trustee shall promptly remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Trustee at is Corporate Trust Office, (ii) of which a Responsible Officer has actual knowledge and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property; and

(xi)  The Trustee, not in its individual capacity but solely in its separate capacity as Supplemental Interest Trust Trustee, is hereby directed to execute and deliver the Swap Agreement on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Supplemental Interest Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity.

The Certificateholders (by acceptance of their Certificates) acknowledge and agree that:

(a)     the Supplemental Interest Trust Trustee shall execute and deliver the Swap Agreement on behalf of Party B (as defined therein),

 (b)    the Supplemental Interest Trust Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Supplemental Interest Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity, and

 (c)     the Securities Administrator shall also be entitled to exercise the rights and obligated to perform the obligations of Party B under the Swap Agreement.

Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution, as Supplemental Interest Trust Trustee of the Swap Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Securities Administrator shall apply to the Securities Administrator’s performance of its duties and satisfaction of its obligations under the Swap Agreement.

(xii)  None of the Securities Administrator, the Master Servicer, the Servicer, the Sponsor, the Depositor, the Custodian or the Trustee shall be responsible for the acts or omissions of the others or of the Swap Provider, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Section 9.03  Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgements of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 9.12) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency (other than as specifically set forth in Section 9.12) of the Swap Agreement, the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Section 2.02. The Securities Administrator’s signature and authentication (or authentication of its agent) on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans.

Section 9.04  Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual capacity or in any other capacity other than as Trustee or Securities Administrator hereunder may become the owner or pledgee of any Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not the Trustee or the Securities Administrator.

Section 9.05  Fees and Expenses of Trustee and Securities Administrator.

The fees of the Trustee and the Securities Administrator hereunder shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee, the Custodian or the Securities Administrator including any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, including the Swap Agreement and any and all other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer or the Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator pursuant to this Agreement or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Trustee or the Securities Administrator or by reason of reckless disregard of obligations and duties hereunder. In no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer’s reckless disregard of its obligations and duties under this Agreement. The indemnities in this Section 9.05 shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer, the Trustee, the Securities Administrator or the Custodian. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from any REMIC therefor.

Section 9.06  Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Sponsor or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 9.07.

Additionally, the Securities Administrator (i) may not be an originator, Master Servicer, Servicer, Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A-1" by S&P (or such rating acceptable to Fitch pursuant to a rating confirmation).  Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

Section 9.07  Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign (including, without limitation, and in the case of the Securities Administrator, upon the resignation or removal of the Master Servicer) and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders and the Certificate Insurer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor Securities Administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor Securities Administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator, the Master Servicer and the Certificate Insurer by the Depositor. If no successor trustee or successor Securities Administrator shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee or successor Securities Administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor Securities Administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor Securities Administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator, the Master Servicer and the Certificate Insurer by the Depositor.

The Certificate Insurer or the Holders of Certificates entitled to at least fifty-one percent (51%) of the Voting Rights may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor Securities Administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor Securities Administrator, as applicable, as provided in Section 9.08.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

Any Person appointed as successor trustee pursuant to this Section 9.07 shall also be required to serve as successor supplemental interest trust trustee under the Swap Agreement.

Section 9.08  Successor Trustee or Securities Administrator.

Any successor trustee or successor Securities Administrator appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor Securities Administrator instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or predecessor Securities Administrator shall become effective and such successor trustee or successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or Securities Administrator herein. The predecessor trustee or predecessor Securities Administrator shall deliver to the successor trustee or successor Securities Administrator all Mortgage Loan Documents and related documents and statements to the extent held by it hereunder, as well as all monies, held by it hereunder, and the Depositor and the predecessor trustee or predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor Securities Administrator all such rights, powers, duties and obligations.

No successor trustee or successor Securities Administrator shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trustee or successor Securities Administrator shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates (without regard to the Policy).

Upon acceptance of appointment by a successor trustee or successor Securities Administrator as provided in this Section 9.08, the successor trustee or successor Securities Administrator shall mail notice of the succession of such trustee or Securities Administrator hereunder to all Holders of Certificates. If the successor trustee or successor Securities Administrator fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

Section 9.09  Merger or Consolidation of Trustee or Securities Administrator.

Any corporation, state bank or national banking association into which the Trustee or Securities Administrator may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or Securities Administrator or shall be the successor of the Trustee or Securities Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.10  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of, REMIC I or any property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates and the Certificate Insurer such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to or REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

Section 9.11  Appointment of Office or Agency.

The Certificates may be surrendered for registration of transfer or exchange at the Securities Administrator’s office initially located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and presented for final distribution at the Corporate Trust Office of the Securities Administrator where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

Section 9.12  Representations and Warranties.

The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator, the Servicer, the Depositor and the Certificate Insurer as of the Closing Date, that:

(i)  It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii)  The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)  It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)  It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

Section 9.13  Tax Matters.

It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Securities Administrator shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record Holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the Securities Administrator shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) the Securities Administrator shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Securities Administrator shall pay, from the sources specified in the last paragraph of this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 9.13 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) the Securities Administrator shall not enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Securities Administrator shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Securities Administrator within ten (10) days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor, any such additional information or data that the Securities Administrator may, from time to time, request in order to enable the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any REMIC after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Securities Administrator, if any such other tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Section, (ii) any party hereto (other than the Securities Administrator) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax with respect to REMIC I will be paid first with amounts otherwise to be distributed to the Class R Certificateholders, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class X Certificates, second, to the Class M-5 Certificates, third, to the Class M-4 Certificates, fourth, to the Class M-3 Certificates, fifth, to the Class M-2 Certificates, sixth, to the Class M-1 Certificates and seventh, to the Senior Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date, from the Holders of the related Residual Certificates (and, if necessary, second, from the Holders of the other related Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator shall include in its monthly report to Certificateholders distributions to such parties taking into account the priorities described in the second preceding sentence. The Securities Administrator agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.  Notwithstanding the foregoing, however, in no event shall the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of this Agreement, (2) for any losses other than arising out of a grossly negligent performance by the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X

TERMINATION

Section 10.01  Termination Upon Liquidation or Repurchase of all Mortgage Loans.

Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Sponsor, the Securities Administrator, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate (other than the obligations of the Master Servicer to the Trustee pursuant to Section 9.05 and of the Securities Administrator to make payments in respect of the REMIC I Regular Interests, the REMIC II Regular Interests, the Class X Interest, the Class P Interest, the Class IO Interest or the Certificates as hereinafter set forth) upon the earlier of (a) the Master Servicer’s exercise of its optional right to purchase the Mortgage Loans and related REO Properties (the “Cleanup Call”) and (b) the later of (i)(x) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all related REO Property and (Y) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all related REO Property and (ii) the distribution to the Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.  In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

The Cleanup Call shall be exercisable at a price (the “Termination Price”) equal to the sum of (i) 100% of the Stated Principal Balance of the Mortgage Loans, (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser selected in good faith by the Master Servicer, (iv) all unreimbursed out-of-pocket costs of the Securities Administrator, the Master Servicer, the Servicer or the Trustee, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right; (v) any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the Cleanup Call and any amounts due the Certificate Insurer in respect of unpaid Policy Premiums and amounts due under the Commitment Letter; and (vi) any other amounts due and owing to the Trustee, the Securities Administrator, the Master Servicer and the Custodian payable pursuant to this Agreement or the Custodial Agreement.

The right to exercise the Cleanup Call as described above shall be exercisable if the Stated Principal Balance of all of the Mortgage Loans at the time of any such repurchase, is less than or equal to ten percent (10%) of the aggregate Cut-off Date Principal Balance of the Mortgage Loans; provided that if the exercise of the Cleanup Call would cause a draw on the Policy or result in amounts owed to the Certificate Insurer remaining unpaid, the Certificate Insurer must provide prior written consent to the exercise of the Cleanup Call.

Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise the Cleanup Call to the extent that the Depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates or Class X Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise the related Cleanup Call.

In connection with the Cleanup Call, four (4) Business Days prior to the final Distribution Date specified in the notice required pursuant to Section 10.02, the Securities Administrator shall, no later than 4:00 pm New York City time on such day, request in writing (in accordance with the applicable provision of the Swap Agreement) and by phone from the Swap Provider the amount of the Estimated Swap Termination Payment.  The Swap Provider shall, no later than 2:00 pm on the following Business Day, notify in writing (which may be done in electronic format) the Securities Administrator of the amount of the Estimated Swap Termination Payment; the Securities Administrator shall promptly on the same day notify the Master Servicer of the amount of the Estimated Swap Termination Payment.

Two (2) Business Days prior to the final Distribution Date specified in the notice required pursuant to Section 10.02, (i) the Master Servicer shall, no later than 1:00 pm New York City time on such day, deposit funds in the Distribution Account in an amount equal to the sum of the Termination Price (other than the Swap Termination Payment) and the Estimated Swap Termination Payment, and (ii) if the Securities Administrator shall have determined that the aggregate Stated Principal Balance of all of the Mortgage Loans as of the related Determination Date is not more than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and that all other requirements of the optional termination have been met, including without limitation, the deposit required pursuant to the immediately preceding clause (i) as well as the requirements specified in Section 10.03, then the Securities Administrator shall, on the same Business Day, provide written notice to the Depositor, the Master Servicer, the Servicer, the Supplemental Interest Trust Trustee, the Trustee and the Swap Provider confirming (in accordance with the applicable provisions of the Swap Agreement) (a) its receipt of the Termination Price (other than the Swap Termination Payment) and the Estimated Swap Termination Payment and (b) that all other requirements of the Cleanup Call have been met.  Upon the Securities Administrator’s providing the notice described in the preceding sentence, the Cleanup Call shall become irrevocable, the notice to Certificateholders of the Cleanup Call provided pursuant to Section 10.02 shall become unrescindable, the Swap Provider shall determine the Swap Termination Payment in accordance with the Swap Agreement, and the Swap Provider shall provide to the Securities Administrator written notice of the amount of the Swap Termination Payment not later than one (1) Business Day prior to the final Distribution Date specified in the notice required pursuant to Section 10.02.

In connection with the exercise of the Cleanup Call, only an amount equal to the Termination Price less any Swap Termination Payment shall be made available for distribution to the Regular Certificates. Any Estimated Swap Termination Payment deposited into the Distribution Account by the Master Servicer shall be withdrawn by the Securities Administrator from such Distribution Account on the final Distribution Date and distributed as follows:  (i) to the Supplemental Interest Trust for payment to the Swap Provider in accordance with Section 5.05, an amount equal to the Swap Termination Payment calculated pursuant to the Swap Agreement, provided that in no event shall the amount distributed to the Swap Provider in respect of the Swap Termination Payment exceed the Estimated Swap Termination Payment, and (ii) to the Master Servicer an amount equal to the excess, if any, of the Estimated Swap Termination Payment over the Swap Termination Payment.  The Swap Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

Section 10.02  Final Distribution on the Certificates.

If on any Determination Date, (i) the Securities Administrator determines based on the reports delivered by the Master Servicer under this Agreement that there are no Outstanding Mortgage Loans, and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Securities Administrator shall notify the Trustee and send a final distribution notice promptly to each Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Trustee and the Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the office of the Securities Administrator set forth herein. If the Master Servicer elects to exercise the Cleanup Call pursuant to Section 10.01, at least twenty (20) days prior to the date notice is to be mailed to the Certificateholders, the Master Servicer shall notify the Securities Administrator and the Trustee of the date the Master Servicer intends to exercise the Cleanup Call. The Master Servicer shall remit the Termination Price to the Securities Administrator on behalf of the related REMIC on the Business Day prior to the Distribution Date for such Optional Termination by the Master Servicer.

Notice of the exercise of the Cleanup Call specifying the Distribution Date on which the Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed no later than the fifteenth (15th) day of the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of the Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to the Certificateholders.

In the event such notice is given, the Master Servicer shall deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Mortgage Loans and the Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each such Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 5.05 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining affected Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six (6) months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining affected Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund.  If within two (2) years after the second notice all affected Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto and the Securities Administrator shall release such funds upon written direction.

Section 10.03  Additional Termination Requirements.

In the event of (i) the exercise by the Master Servicer of the Cleanup Call pursuant to the terms of this Agreement, or (ii) final payment on or other liquidation of the last Mortgage Loan or REO Property in REMIC I pursuant to Section 10.01, the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on “prohibited transactions” of a REMIC, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that the related Certificates are outstanding:

(1)
The Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) shall establish a ninety-day liquidation period and notify the Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the tax return for each of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI, as applicable, pursuant to Treasury regulation Section 1.860F-1. The Master Servicer or the Depositor, as applicable, shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer or the Depositor, as applicable;

(2)
During such ninety-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) shall sell all of the assets of REMIC I, for cash; and

(3)
At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) to specify the ninety-day liquidation period for REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI, as applicable, which authorization shall be binding upon all successor Certificateholders.

The Securities Administrator as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer or the Depositor, as applicable, and the receipt of the Opinion of Counsel referred to in Section 10.03(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer or the Depositor, as applicable.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01  Amendment.

This Agreement may be amended from time to time by parties hereto, with the consent of the Certificate Insurer (in connection with any amendment which affects the Mortgage Loans, the Senior Certificates or the Certificate Insurer) but without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to change the manner in which the Distribution Account maintained by the Securities Administrator or the Custodial Account maintained by the Servicer is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (or the Swap Provider unless the Swap Provider shall have consented to the amendment, which consent shall not be unreasonably withheld); provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; provided further that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel nor any letter from the Rating Agencies stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates shall be required if such amendment is to effect a transfer of servicing pursuant to Section 7.06(a) to a Successor Servicer satisfying the Minimum Servicing Requirements.

Notwithstanding the foregoing, without the consent of the Certificateholders or the Swap Provider, the parties hereto may at any time and from time to time amend this Agreement with the consent of the Certificate Insurer (in connection with any amendment which affects the Mortgage Loans, the Senior Certificates or the Certificate Insurer) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each REMIC as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim against any REMIC at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

This Agreement may also be amended from time to time by the parties hereto, and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes with the consent of the Certificate Insurer (in connection with any amendment which affects the Mortgage Loans, the Senior Certificates or the Certificate Insurer) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates (or, if such amendment modifies the rights of the Swap Provider hereunder, with the consent of the Swap Provider, which consent shall not be unreasonably withheld); provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any REMIC to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Notwithstanding any of the other provisions of this Section 11.01, none of the parties to this Agreement shall enter into any amendment to this Agreement that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider hereunder (excluding, for the avoidance of doubt, any amendment to this Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

The Trustee may, but shall not be obligated to enter into any amendment that affects its rights, duties or immunities under this Agreement or otherwise.

Section 11.02  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Sponsor or the Depositor shall effect such recordation at the Trust’s expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03  Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 11.04  Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Sponsor to the Depositor, and by the Depositor to the Trust Fund be, and be construed as, an absolute sale thereof to the Depositor or the Trust Fund, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Sponsor to the Depositor, or by the Depositor to the Trust Fund. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Sponsor or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Sponsor or the Depositor, as applicable, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

Section 11.05  Notices.

The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency and the Certificate Insurer with respect to each of the following of which it has actual knowledge:

(1)	Any material change or amendment to this Agreement;

(2)	The occurrence of any Servicer Default or Master Servicer Default that has not been cured;

(3)	The resignation or termination of the Servicer, the Master Servicer and the appointment of any successor; and

(4)	The final payment to Certificateholders.

In addition, the Securities Administrator shall, upon request, promptly furnish to each Rating Agency and the Certificate Insurer copies of the following:

(5)	Each annual statement of compliance described in Section 3.13 of this Agreement; and

(6)	Each Assessment of Compliance and Attestation Report described in Section 3.14.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Nomura Asset Acceptance Corporation, Two World Financial Center, Building B, New York, New York 10281 Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3; (ii) in the case of the Sponsor, Nomura Credit & Capital, Inc., Two World Financial Center, Building B, New York, New York 10281, Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3 or such other address as may be hereafter furnished to the other parties hereto by the Sponsor in writing; (iii) in the case of the Servicer, GMAC Mortgage, LLC, 500 Enterprise Road Horsham, Pennsylvania 19044, Attention: Ken Perkins; (iv) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (v) in the case of the Custodian, Wells Fargo Bank, N.A., 24 Executive Park, Suite 100, Irvine, California 92614, (vi) in the case of the Securities Administrator, its Corporate Trust Office; (vii) in the case of the Master Servicer, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention Client Manager - NAAC 2007-3); (viii) in the case of the Rating Agencies, (a) Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group and (b) Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring; and (ix) in the case of the Certificate Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention:  Structured Finance Department – ABS. Any notice delivered to the Sponsor or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07  Assignment.

Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Sponsor or the Depositor.

Section 11.08  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee, a written notice of a Servicer Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than twenty-five percent (25%) of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee, hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder or the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.09  Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.10  Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.13, 3.14, 3.18 and 5.16 of this Agreement is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Notwithstanding the foregoing, the Servicer shall be under no obligation to provide any information in addition to that required by Sections 3.13, 3.14, 3.18 and 5.16 of this Agreement as of the Closing Date that the Depositor deems required under Regulation AB if (i) the Servicer does not believe that such additional information is required under Regulation AB and (ii) the Servicer is not providing such additional information for its own securitizations, unless the Depositor pays all reasonable costs incurred by the Servicer in connection with the preparation and delivery of such additional information and the Servicer is given reasonable time to establish the necessary systems and procedures to produce such additional information.

Section 11.11  [Reserved].

Section 11.12  Early Termination of the Swap Agreement.

Upon a Swap Agreement early termination other than in connection with the Optional Termination in respect of the Mortgage Loans, the Depositor will use reasonable efforts to appoint a successor swap provider, meeting all applicable eligibility requirements, which shall enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement with the Supplemental Interest Trust Trustee. If the Securities Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Securities Administrator will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider.  If the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Securities Administrator will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment.

If the Depositor is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Securities Administrator will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the related Net Swap Payment, if any, that would have been paid to the Securities Administrator by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with Section  Section 5.05(d).

Section 11.13  Third Party Beneficiaries

The Swap Provider shall be an express third-party beneficiary of this Agreement to the extent of its express rights to receive any payments under this Agreement or any other express rights of the Swap Provider explicitly stated in this Agreement, and shall have the right to enforce such rights under this Agreement as if it were a party hereto.

In addition, the parties hereto agree that the Certificate Insurer is intended to be and shall have all rights of a third-party beneficiary of this Agreement.

ARTICLE XII

CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

Section 12.01  Rights of the Certificate Insurer to Exercise Rights of the Holders of the Senior Certificates.

By accepting its Certificate, each Holder of a Senior Certificate agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all consent, voting, direction and other control rights of the Holders of the Senior Certificates under this Agreement without any further consent of the Holders of the Senior Certificates.

Section 12.02  Claims Upon the Policy; Insurance Account.

(a)  If, on the Business Day next succeeding the Remittance Date, the Securities Administrator determines that the funds that will be on deposit in the Distribution Account, to the extent distributable to the Holders of the Senior Certificates pursuant to Section 5.05 are insufficient to pay the amount required to be paid by the Certificate Insurer under the Policy for such Distribution Date (the “Guaranteed Distribution”), the Securities Administrator shall give notice by telephone or telecopy of the aggregate amount of such deficiency, confirmed in writing in the form set forth as Exhibit A to the endorsement of the Policy, to the Certificate Insurer at or before 12:00 noon, New York City time, on the Business Day prior to such Distribution Date.  If, subsequent to such notice, and prior to payment by the Certificate Insurer pursuant to such notice, additional amounts are deposited in the Distribution Account, the Securities Administrator shall promptly notify the Certificate Insurer and withdraw the notice or reduce the amount claimed, as appropriate.

(b)  The Securities Administrator shall establish a separate special purpose trust account for the benefit of Holders of the Senior Certificates and the Certificate Insurer referred to herein as the “ Insurance Account” over which the Securities Administrator shall have exclusive control and sole right of withdrawal.  The Securities Administrator shall deposit any amount paid to it under the Policy in the Insurance Account and distribute such amount only for purposes of payment to Holders of the Senior Certificates of the Guaranteed Distribution for which a claim was made.  Such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Trustee, the Custodian, any other Certificateholders or the Trust Fund.  Amounts paid under the Policy shall be transferred to the Distribution Account in accordance with the next succeeding paragraph and disbursed by the Securities Administrator to Holders of Senior Certificates in accordance with Section 5.05 or Section 10.01, as applicable.  It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Guaranteed Distribution with other funds available to make such payment.  However, the amount of any payment of principal of or interest on the Senior Certificates to be paid from funds transferred from the Insurance Account shall be noted as provided in paragraph (c) below and in the statement to be furnished to Holders of the Certificates pursuant to Section 5.08.  Funds held in the Insurance Account shall not be invested by the Securities Administrator.

On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Securities Administrator as a result of any claim under the Policy, to the extent required to make the Guaranteed Distribution on such Distribution Date, shall be withdrawn by the Securities Administrator from the Insurance Account and deposited in the Distribution Account and applied by the Securities Administrator, together with the other funds to be distributed to the holders of the Senior Certificates pursuant to Section 5.05, directly to the payment in full of the Guaranteed Distribution due on the Senior Certificates.  Any funds remaining in the Insurance Account on the first Business Day following a Distribution Date shall be remitted by the Securities Administrator to the Certificate Insurer, pursuant to the written instructions of the Certificate Insurer, by the end of such Business Day.

(c)  The Securities Administrator shall keep a complete and accurate record of the amount of interest and principal paid into the Insurance Account in respect of any Senior Certificate from moneys received by the Securities Administrator under the Policy.  The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon two (2) Business Days’ prior written notice to the Securities Administrator.

Section 12.03  Effect of Payments by the Certificate Insurer; Subrogation.

Anything herein to the contrary notwithstanding, for purposes of this Section 12.03, any payment with respect to principal of or interest on the Senior Certificates which is made with monies received pursuant to the terms of the Policy shall not be considered payment of the Senior Certificates from the Trust Fund.  The Securities Administrator acknowledges, and each Holder by its acceptance of a Senior Certificate agrees, that without the need for any further action on the part of the Certificate Insurer or the Securities Administrator, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Senior Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to, and each Holder of a Senior Certificate and the Depositor hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund; provided that the Certificate Insurer shall be paid such amounts only from the sources and in the manner explicitly provided for herein.

The Securities Administrator shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

Section 12.04  Notices and Information to the Certificate Insurer.

All notices, statements, reports, certificates or opinions required by this Agreement to be sent or made available to any other party hereto or to the Certificateholders shall also be sent or made available to the Certificate Insurer.

Section 12.05  Securities Administrator to Hold Policy.

The Securities Administrator will hold the Policy in trust as agent for the Senior Certificateholders for the purpose of making claims thereon and distributing the proceeds thereof.  Neither the Policy, nor the amounts paid on the Policy will constitute part of the Trust Fund or assets of any REMIC created by this Agreement.  Each Holder of a Senior Certificate, by accepting its Certificate, appoints the Securities Administrator as attorney-in-fact for the purpose of making claims on the Policy.  The Securities Administrator shall surrender the Policy to the Certificate Insurer for cancellation upon the expiration of the term of the Policy as provided in the Policy following the retirement of the Senior Certificates.  To the extent that the Policy constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside credit support agreement and not an asset of any REMIC and (2) it shall be owned by the Certificate Insurer, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

Section 12.06  Payment of Policy Premium.

Unless otherwise designated in writing by the President or a Managing Director of the Certificate Insurer to the Securities Administrator, the Policy Premium to be paid pursuant to Section 5.05 shall be paid by the Securities Administrator to the Certificate Insurer by wire transfer with the following details specifically stated in the wire transfer:

Bank: Citibank, N.A.
ABA Number: 021000089
For the account of: Ambac Assurance Corporation
Account Number: 40609486
Policy No: AB1099BE

*     *     *

IN WITNESS WHEREOF, the Depositor, the Sponsor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA ASSET ACCEPTANCE CORPORATION, as Depositor

By:	/s/ John P. Graham
Name:	John P. Graham
Title:	Managing Director

NOMURA CREDIT & CAPITAL, INC., as Sponsor

By:	/s/ John P. Graham
Name:	Jeane Leschak
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer and Securities Administrator

By:	/s/ Graham M. Oglesby
Name:	Graham M. Oglesby
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Elena Zheng
Name:	Elena Zheng
Title:	Assistant Vice President

GMAC MORTGAGE, LLC, as Servicer

By:	/s/ Wesley B. Howard
Name:	Wesley B. Howard
Title:	Vice President

With respect to Sections 3.33, 3.34 and 3.35 CLAYTON FIXED INCOME SERVICES INC.

By:	/s/ Kevin J. Kanouff
Name:	Kevin J. Kanouff
Title:	President and General Counsel

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 10th day of July 2007, before me, a notary public in and for said State, appeared John P. Graham, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Asset Acceptance Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Juliet F. Buck
Notary Public
[Notarial Seal]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 10th day of July 2007 before me, a notary public in and for said State, appeared Jeanne Leschak, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Credit & Capital, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Juliet F. Buck
Notary Public
[Notarial Seal]

STATE OF Iowa	)
) ss.:
COUNTY OF Blackhawk	)

On this 10th day of July 2007 before me, a notary public in and for said State, appeared Wesley B. Howard, personally known to me on the basis of satisfactory evidence to be an authorized representative of GMAC Mortgage, LLC, that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Susan E. Brindle
Notary Public
[Notarial Seal]

STATE OF New York	)
) ss.:
COUNTY OF New York	)

On this 3rd day of July 2007, before me, a notary public in and for said State, appeared Elena Zheng, personally known to me on the basis of satisfactory evidence to be an authorized representative of HSBC Bank USA, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Audrey H. Zabriskie
Notary Public
[Notarial Seal]

STATE OF Maryland	)
) ss.:
COUNTY OF Howard	)

On this 10th day of July 2007, before me, a notary public in and for said State, appeared Graham M. Oglesby, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Jennifer Richardson
Notary Public
[Notarial Seal]

STATE OF Colorado	)
) ss.:
COUNTY OF Denver	)

On this 10th day of July 2007, before me, a notary public in and for said State, appeared Kevin J. Kanouff personally known to me on the basis of satisfactory evidence to be an authorized representative of Clayton Fixed Income Services Inc. that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Jennifer L. Wilson
Notary Public
[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS A-[1][2][3][4] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(b) OF THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. __	Pass-Through Rate: Floating

Class A-[1][2][3][4] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2007	Aggregate Initial Certificate Principal Balance of the Class A-[1][2][3][4] Certificates as of the Cut-off Date: $ ______________
Trustee: HSBC Bank USA, National Association
First Distribution Date: July 25, 2007	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $ ______________
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: July 25, 2037	CUSIP: [______________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2007-3

evidencing a fractional undivided interest in the distributions allocable to the Class A-[1][2][3][4] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable-rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or  the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, adjustable-rate mortgage loans secured by one- to four- family residences, units in planned unit developments, individual condominium units, cooperatives, condotels and townhouses (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage, LLC, as servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period commencing on the immediately preceding Distribution Date (as hereinafter defined) (or with respect to the First Distribution Date, the Closing Date) and ending on the day immediately preceding the related Distribution Date on the Certificate Principal Balance hereof at a per annum Pass-Through Rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, [___]% or (B) after the first possible Optional Termination Date, [__]%, (ii) the Class A Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.  The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in July 2037 which is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the foregoing, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

Prior to the termination of the Supplemental Interest Trust, any transferee of this Certificate shall be deemed to make the representations set forth in Section 6.02(b) of the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.  This Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and other assets included in the Trust Fund and the Supplemental Interest Trust, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurer in the case of any amendment which affects the Senior Certificates or the Certificate Insurer, and Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Certificates (other than the obligations to make payments to the Certificateholders) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Mortgage Loans, or (ii) the optional repurchase by the Master Servicer of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement, provided that the Certificate Insurer’s consent will be required in connection with such purchase if the exercise of such purchase option would cause a draw on the Policy or result in any amounts owed to the Certificate Insurer remaining unreimbursed. Such optional repurchase may be made by the Master Servicer only if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise the Cleanup Call to the extent that the Depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise the Cleanup Call. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: June __, 2007	WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[1][2][3][4] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:	_________________________________
Signature by or on behalf of assignor
_________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-2

FORM OF CLASS M-[1][2][3][4][5] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [[AND ]THE CLASS M-1 CERTIFICATES] [[,/AND ]THE CLASS M-2 CERTIFICATES] [[,/AND ]THE CLASS M-3 CERTIFICATES] [AND ]THE CLASS M-4 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE EXCEPT IN ACCORDANCE WITH  SECTION 6.02(b) OF THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. __	Pass-Through Rate: Floating

Class M-[1][2][3][4][5] Mezzanine

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2007	Aggregate Initial Certificate Principal Balance of the Class M-[1][2][3][4][5] Certificates as of the Cut-off Date: $
Trustee: HSBC Bank USA, National Association
First Distribution Date: July 25, 2007	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: July 25, 2037	CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2007-3

evidencing a fractional undivided interest in the distributions allocable to the Class M-[1][2][3][4][5] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable-rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, adjustable-rate mortgage loans secured by one- to four- family residences, units in planned unit developments, individual condominium units, cooperatives, condotels and townhouses (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage, LLC, as servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period commencing on the immediately preceding Distribution Date (as hereinafter defined) (or with respect to the First Distribution Date, the Closing Date) and ending on the day immediately preceding the related Distribution Date on the Certificate Principal Balance hereof at a per annum Pass-Through Rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, [___]% or (B) after the first possible Optional Termination Date, [__]%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate.  The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in July 2037 which is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the foregoing, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.  This Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and other assets included in the Trust Fund and the Supplemental Interest Trust, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurer in the case of any amendment which affects the Senior Certificates or the Certificate Insurer, and Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

No transfer of this Certificate shall be made except in accordance with Section 6.02(b) of the Agreement.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Certificates (other than the obligations to make payments to the Certificateholders) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Mortgage Loans, or (ii) the optional repurchase by the Master Servicer of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement, provided that the Certificate Insurer’s consent will be required in connection with such purchase if the exercise of such purchase option would cause a draw on the Policy or result in any amounts owed to the Certificate Insurer remaining unreimbursed. Such optional repurchase may be made by the Master Servicer only if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise the Cleanup Call to the extent that the Depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise the Cleanup Call. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: June __, 2007	WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class M-[1][2][3][4][5] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:	_________________________________
Signature by or on behalf of assignor
_________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-3

FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

Certificate No. __	Percentage Interest: 100%

Class P

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2007	Aggregate Initial Certificate Principal Balance of the Class P Certificates as of the Cut-off Date: $100

Trustee: HSBC Bank USA, National Association	Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

First Distribution Date: July 25, 2007

Assumed Final Distribution Date: July 25, 2037	CUSIP: [________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2007-3

evidencing a fractional undivided interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable-rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that [                           ] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”), generally consisting of conventional first lien, adjustable-rate mortgage loans secured by one- to four- family residences, units in planned unit developments, individual condominium units, cooperatives, condotels and townhouses (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage, LLC, as servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the foregoing, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Securities Administrator or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, the Securities Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.  This Certificate is limited in right of payment to Prepayment Charges collected in respect of the Mortgage Loans and amounts on deposit in the Class P Certificate Account as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurer in the case of any amendment which affects the Senior Certificates or the Certificate Insurer, and Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Certificates (other than the obligations to make payments to the Certificateholders) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Mortgage Loans, or (ii) the optional repurchase by the Master Servicer of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement, provided that the Certificate Insurer’s consent will be required in connection with such purchase if the exercise of such purchase option would cause a draw on the Policy or result in any amounts owed to the Certificate Insurer remaining unreimbursed. Such optional repurchase may be made by the Master Servicer only if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise the Cleanup Call to the extent that the Depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise the Cleanup Call. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: June __, 2007	WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:	______________________________________
Signature by or on behalf of assignor
______________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-4

FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

Certificate No. __	Percentage Interest: ____

Class X	Variable Pass-Through Rate

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2007	Initial Certificate Notional Balance of this Certificate as of the Cut-off Date:
Trustee: HSBC Bank USA, National Association
First Distribution Date: July 25, 2007
Master Servicer and Securities Administrator: Wells Fargo Bank, NA.
Assumed Final Distribution Date: July 25, 2037	CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2007-3

evidencing a fractional undivided interest in the distributions allocable to the Class  X Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable-rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that [                           ] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, adjustable-rate mortgage loans secured by one- to four-family residences, units in planned unit developments, individual condominium units, cooperatives, condotels and townhouses (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage, LLC, as servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Notional Balance hereof at a per annum rate equal to the Pass-Through Rate as set forth in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in July 2037.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the foregoing, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Securities Administrator or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, the Securities Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.  This Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and other assets included in the Trust Fund and the Supplemental Interest Trust, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurer in the case of any amendment which affects the Senior Certificates or the Certificate Insurer, and Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Certificates (other than the obligations to make payments to the Certificateholders) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Mortgage Loans, or (ii) the optional repurchase by the Master Servicer of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement, provided that the Certificate Insurer’s consent will be required in connection with such purchase if the exercise of such purchase option would cause a draw on the Policy or result in any amounts owed to the Certificate Insurer remaining unreimbursed. Such optional repurchase may be made by the Master Servicer only if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise the Cleanup Call to the extent that the Depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise the Cleanup Call. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: June __, 2007	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class X Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-5

FORM OF CLASS [R][R-X] CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.  NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.  EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. __

Class [R][R-X]	Percentage Interest: ____

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2007

First Distribution Date: July 25, 2007

Trustee: HSBC Bank USA, National Association	Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

Assumed Final Distribution Date: July 25, 2007
CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2007-3

evidencing a fractional undivided interest in the distributions allocable to the Class [R][R-X] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable-rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that [                           ] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, adjustable-rate mortgage loans secured by one- to four-family residences, units in planned unit developments, individual condominium units, cooperatives, condotels and townhouses (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage, LLC, as servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in July 2037.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the foregoing, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.  This Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and other assets included in the Trust Fund and the Supplemental Interest Trust, all as more specifically set forth in the Agreement.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Certificates (other than the obligations to make payments to the Certificateholders) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Mortgage Loans, or (ii) the optional repurchase by the Master Servicer of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement, provided that the Certificate Insurer’s consent will be required in connection with such purchase if the exercise of such purchase option would cause a draw on the Policy or result in any amounts owed to the Certificate Insurer remaining unreimbursed. Such optional repurchase may be made by the Master Servicer only if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise the Cleanup Call to the extent that the Depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise the Cleanup Call. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: June __, 2007	WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [R][[R-X] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(a)	the Mortgage Loan identifying number;

(b)	the Mortgage Rate in effect as of the Cut-off Date;

(c)	the Servicing Fee Rate;

(d)	the Net Mortgage Rate in effect as of the Cut-off Date;

(e)	the maturity date;

(f)	the original principal balance;

(g)	the Cut-off Date Principal Balance;

(h)	the original term;

(i)	the remaining term;

(j)	the property type;

(k)	the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.)

(l)	with respect to each MOM Loan, the related MIN;

(m)	the Custodian;

(n)	a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

(o)	the first Adjustment Date;

(p)	the Gross Margin;

(q)	the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(r)	the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

(s)	the Periodic Rate Cap;

(t)	the first Adjustment Date immediately following the Cut-off Date;

(u)	the related Index; and

(v)	the Servicer.

EXHIBIT C

MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT

This is a Mortgage Loan Purchase Agreement (this “Agreement”), dated July 10, 2007, between Nomura Credit & Capital, Inc., a Delaware corporation (the “Seller”) and Nomura Asset Acceptance Corporation, a Delaware corporation (the “Purchaser”).

Preliminary Statement

The Seller intends to sell the Mortgage Loans (as hereinafter identified) and any rights of the Seller in, to and under the Interest Rate Swap Agreement (exclusive of any upfront premiums paid by the providers of the Interest Rate Swap Agreement on the Closing Date) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the Trust Fund. The Trust Fund will be evidenced by a single series of mortgage pass-through certificates designated as Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3, Mortgage Pass-Through Certificates (the “Certificates”). The Certificates will consist of thirteen (13) classes of certificates. The Certificates will be issued pursuant to a pooling and servicing agreement, dated as of June 1, 2007 (the “Pooling and Servicing Agreement”), among the Purchaser as depositor, the Seller as sponsor, GMAC Mortgage, LLC as servicer (“GMACM”), Wells Fargo Bank, N.A. (“Wells Fargo”) as master servicer and securities administrator and HSBC Bank USA, National Association as trustee (the “Trustee”).  The Purchaser will sell the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates to Bear, Stearns & Co. Inc. (“Bear”) and Banc of America Securities LLC (“Banc of America”, together with Bear, the “Underwriters”), pursuant to the Underwriting Agreement, dated June 28, 2007, among the Purchaser and the Underwriters, and the Terms Agreement, dated June 28, 2007, among the Purchaser and the Underwriters.  Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.  Pursuant to the custodial agreement, dated as of June 1, 2007 (the “Custodial Agreement”), among the Trustee, GMACM as servicer and Wells Fargo as custodian (the “Custodian”), the Trustee intends to have the Custodian take possession of the Mortgages and Mortgage Notes, along with certain other documents specified in the Custodial Agreement, as the custodian of the Trustee, in accordance with the terms and conditions thereof.

The parties hereto agree as follows:

SECTION 1.      Agreement to Purchase. The Seller hereby sells, and the Purchaser hereby purchases, on July 10, 2007 (the “Closing Date”), (a) certain conventional, one-to-four family, adjustable-rate mortgage loans secured by first liens on residential real properties (the “Mortgage Loans”), having an aggregate principal balance as of the close of business on June 1, 2007 (the “Cut-off Date”) of approximately $389,813,589 (the “Closing Balance”), after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received, including the right to any Prepayment Charges payable by the related Mortgagors in connection with any Principal Prepayments on the Mortgage Loans and (b) rights under the Interest Rate Swap Agreement (exclusive of any upfront premiums paid by the provider of the Interest Rate Swap Agreement on the Closing Date).

SECTION 2.      Mortgage Loan Schedule. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the “Closing Schedule”) that describes such Mortgage Loans and sets forth all of the Mortgage Loans to be purchased under this Agreement, including the Prepayment Charges. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Pooling and Servicing Agreement.

SECTION 3.      Consideration.

(a)  In consideration for the Mortgage Loans and the Interest Rate Swap Agreement (exclusive of any upfront premiums paid by the provider of the Interest Rate Swap Agreement on the Closing Date) to be purchased hereunder, the Purchaser shall, as described in Section 10, (i) pay to or upon the order of the Seller in immediately available funds an amount (the “Purchase Price”) equal to (i) $____________* , (ii) a 100% interest in the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class X and Class P Certificates, which shall be registered solely in the name of NMF Investments, LLC, and (iii) a 100% interest in the Class R Certificates and Class R-X Certificates, which shall be registered solely in the name of Nomura Credit & Capital, Inc.

(b)  The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

(c)  Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans and the Interest Rate Swap Agreement (exclusive of any upfront premiums paid by the provider of the Interest Rate Swap Agreement on the Closing Date), together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders.

SECTION 4.      Transfer of the Mortgage Loans.

(a)   Possession of Mortgage Files. The Seller does hereby sell to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans, including the related Prepayment Charges and the Interest Rate Swap Agreement (exclusive of any upfront premiums paid by the provider of the Interest Rate Swap Agreement on the Closing Date). The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

(b)           Delivery of Mortgage Loan Documents. Pursuant to various conveyance documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, as their interests may appear. In connection with the transfer and assignment of the Mortgage Loans, the Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the documents set forth on Exhibit 1 hereto, provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording”; (y) in lieu of the Mortgage, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Seller to such effect), the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 2, the Seller may deliver lost note affidavits and indemnities of the Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Seller to such effect. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee promptly after they are received. The Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date, or, in lieu of such assignments, shall provide an Opinion of Counsel pursuant to Section 6 hereof to the effect that the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan. Upon the request of the Purchaser, the Seller will assist the Purchaser in effecting the assignment referred to above.

(c)           In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will cause, at the Seller’s own expense, within thirty (30) days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders and the Certificate Insurer by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Servicer to, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d)           Acceptance of Mortgage Loans. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date, within seven (7) days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

(e)           Transfer of Interest in Agreements. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

SECTION 5.      Examination of Mortgage Files.

(a)  On or before the Mortgage File Delivery Date, the Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Seller and/or the Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Seller agrees to provide to the Purchaser, the Underwriters, the Certificate Insurer and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans (which may be at the offices of the Seller and/or the Seller’s custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, the Underwriters and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, the Underwriters and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)  Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Custodian on behalf of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, will review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Seller a certification in the form attached as Exhibit 1 to the Custodial Agreement.

(c)  Pursuant to the Pooling and Servicing Agreement, the Trustee or the Custodian, on behalf of the Trustee, will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Seller a final certification substantially in the form of Exhibit 2 to the Custodial Agreement. If the Custodian is unable to deliver a final certification with respect to the items listed in Exhibit 2 due to any document that is missing, has not been executed or is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule (a “Material Defect”), pursuant to Section 6 of the Custodial Agreement, the Custodian will notify the Trustee of such Material Defect and the Trustee shall notify the Seller and the Certificate Insurer of such Material Defect. The Seller shall correct or cure any such Material Defect within ninety (90) days from the date of notice from the Trustee of the Material Defect and if the Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within ninety (90) days of the date of notice, provide the Trustee with a Replacement Mortgage Loan (if within two (2) years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original security instrument or intervening assignments thereof or a certified copy because the originals of such documents or such certified copy have not been returned by the applicable jurisdiction, then the Seller shall not be required to repurchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Seller or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Seller within thirty (30) days of its receipt of the original recorded document.

(d)  At the time of any substitution, the Seller shall deliver or cause to be delivered the Replacement Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign to the Seller and cause the Custodian, on behalf of the Trustee, to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Custodian, on behalf of the Trustee, relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller title to such Deleted Mortgage Loan.

SECTION 6.               Recordation of Assignments of Mortgage.

(a)           The Seller will, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Seller need not cause to be recorded any assignment for which (a) the related Mortgaged Property is located in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee, the Certificate Insurer and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for Seller and its successors and assigns; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than twenty-five percent (25%) of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement or (v) with respect to any assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

(b)           While each such Mortgage or assignment is being recorded, if necessary, the Seller shall leave or cause to be left with the Custodian, on behalf of the Trustee, a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not been provided with an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above and the related Mortgage Loan is not a MOM Loan, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Seller.

SECTION 7.     Representations, Warranties and Covenants of the Seller.

The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

(i)           The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the Seller’s business as presently conducted or on the Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby.

(ii)           The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or by general principles of equity.

(iii)           The execution, delivery and performance of this Agreement by the Seller (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the organizational documents of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans.

(iv)           No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Seller to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates.

(v)           This Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

(vi)           The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

(vii)           The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(viii)          Immediately prior to the sale of the Mortgage Loans to the Purchaser as herein contemplated, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and, upon the payment to the Seller of the Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof.

(ix)           There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit it from entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement.

(x)           The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with.

(xi)           The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans (except that an entity that previously financed the Seller’s ownership of the Mortgage Loans may be entitled to a fee to release its security interest in the Mortgage Loans, which fee shall have been paid and which security interest shall have been released on or prior to the Closing Date).

(xii)           There is no litigation currently pending or, to the best of the Seller’s knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Seller.

(xiii)           The Seller is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act.

SECTION 8.              Representations and Warranties of the Seller Relating to the Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that as to each Mortgage Loan as of the Closing Date:

(i)           Information provided to the Rating Agencies, including the loan level detail set forth on the Mortgage Loan Schedule, is true and correct according to the Rating Agency requirements;

(ii)           No fraud has taken place on the part of the Mortgagor or any other party involved in the origination or servicing of the Mortgage Loan;

(iii)           The delinquency status of each Mortgage Loan prior to the Cut-off Date, to the extent known by the Seller, is set forth in the Prospectus Supplement, dated July 6, 2007, prepared in connection with the offering of the Certificates. As of the Cut-off Date, no Monthly Payment required to be made under any Mortgage Loan was more than 30 days delinquent;

(iv)           Neither the Seller nor the related originator of the Mortgage Loan has advanced any Monthly Payment required under the terms of the Mortgage Note;

(v)           There are no delinquent taxes, assessment liens or insurance premiums affecting the related Mortgaged Property;

(vi)           The terms of the Mortgage Note and the Mortgage have not been materially impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement (approved by the title insurer to the extent required by the policy);

(vii)           The Mortgaged Property is insured against loss by fire and hazards of extended coverage (excluding earthquake insurance) in an amount which is at least equal to the lesser of (i) the amount necessary to compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and the Seller has not engaged in any act or omission which would impair the coverage of any such insurance policies. Except as may be limited by applicable law, the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii)          Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory, fair lending or disclosure laws applicable to the origination and servicing of the Mortgage Loans, including prepayment charges, if any, have been complied with in all material respects, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

(ix)           The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(x)            The Mortgage was recorded or was submitted for recording in accordance with all applicable laws and is a valid, existing and enforceable perfected first lien on the Mortgaged Property including all improvements on the Mortgaged Property, subject only to (a) the lien of the current real property taxes and (b) covenants, conditions and restrictions, rights of way and easements;

(xi)           The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, insured under the related title policy, and enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by a bankruptcy, insolvency or reorganization;

(xii)           The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has the full right to convey, transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and immediately upon the sale, assignment and endorsement of the Mortgage Loans from the Seller to the Purchaser, the Purchaser shall have good and indefeasible title to and be the sole legal owner of the Mortgage Loans subject only to any encumbrance, equity, lien, pledge, charge, claim or security interest arising out of the Purchaser’s actions;

(xiii)           Each Mortgage Loan is covered by a valid and binding American Land Title Association lender's title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, which title insurance policy is generally acceptable to Fannie Mae and Freddie Mac. No claims have been filed under such lender's title insurance policy, and the Seller has not done, by act or omission, anything that would impair the coverage of the lender's title insurance policy;

(xiv)           There is no material default, breach, violation event or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and the Seller has not, nor has its predecessors, waived any material default, breach, violation or event of acceleration;

(xv)           There are no mechanics' or similar liens or claims which have been filed for work, labor or material provided to the related Mortgaged Property prior to the origination of the Mortgage Loan which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, except as may be disclosed in the related title policy;

(xvi)           Except with respect to approximately 2.39% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, which are balloon loans and approximately 87.90% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, which are interest only loans, each Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest (subject to adjustment in the case of the adjustable rate Mortgage Loans), with interest calculated on a 30/360 basis and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date over an original term from commencement of amortization to not more than thirty (30) years.  No Mortgage Loan permits negative amortization;

(xvii)            The servicing practices used in connection with the servicing of the Mortgage Loans have been in all respects reasonable and customary in the mortgage servicing industry of like mortgage loan servicers, servicing mortgage loans similar to the Mortgage Loans in the same jurisdiction as the Mortgaged Property;

(xviii)           To the best of the Seller’s knowledge, there is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(xix)             The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure;

(xx)              The Mortgage Note is not and has not been secured by any collateral except the lien of the related Mortgage referred to in subsection (x) above;

(xxi)              In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Seller to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(xxii)            The Mortgage Loan is not subject to any valid right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any such right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(xxiii)            The Mortgaged Property is free of material damage and in good repair, excepting therefrom any Mortgage Loan subject to an escrow withhold as shown on the Mortgage Loan Schedule;

(xxiv)             All of the improvements which were included in determining the appraised value of the Mortgaged Property lie wholly within the Mortgaged Property's boundary lines and no improvements on adjoining properties encroach upon the Mortgaged Property, excepting therefrom: (i) any encroachment insured against in the lender's title insurance policy identified in clause (xiii) above, (ii) any encroachment generally acceptable to mortgage loan originators doing business in the same jurisdiction as the Mortgaged Property, and (iii) any encroachment which does not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(xxv)              All parties to the Mortgage Note had the legal capacity to execute the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly executed by such parties;

(xxvi)             To the best of the Seller’s knowledge, at the time of origination of the Mortgage Loan, no appraised improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required in connection with the origination of any Mortgage Loan with respect to the occupancy of the Mortgaged Property, have been made or obtained from the appropriate authorities;

(xxvii)             No Mortgagor has notified the Seller of any relief requested or allowed under the Servicemembers Civil Relief Act;

(xxviii)            All parties which have held an interest in the Mortgage Loan are (or during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the state wherein the Mortgaged Property is located, (2) organized under the laws of such state, (3) qualified to do business in such state, (4) a federal savings and loan association or national bank, (5) not doing business in such state, or (6) exempt from the applicable licensing requirements of such state;

(xxix)              The Mortgage File contains an appraisal of the related Mortgaged Property which was made prior to the approval of the Mortgage Loan by a qualified appraiser, duly appointed by the related originator and was made in accordance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the Uniform Standards of Professional Appraisal Practice;

(xxx)                Except as may otherwise be limited by applicable law, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

(xxxi)              The Mortgage Loan does not contain any provision which would constitute a “buydown” provision and pursuant to which Monthly Payments are paid or partially paid with funds deposited in a separate account established by the related originator, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor. The Mortgage Loan is not a “graduated payment mortgage loan” and the Mortgage loan does not have a shared appreciation or other contingent interest feature;

(xxxii)             To the best of the Seller’s knowledge there is no action or proceeding directly involving the Mortgaged Property presently pending in which compliance with any environmental law, rule or regulation is at issue and the Seller has received no notice of any condition at the Mortgaged Property which is reasonably likely to give rise to an action or proceeding in which compliance with any environmental law, rule or regulation is at issue;

(xxxiii)             Each Mortgage Loan is an obligation which is principally secured by an interest in real property within the meaning of Treasury Regulation section 1.860G-2(a);

(xxxiv)            Each Mortgage Loan is directly secured by a first lien on, and consists of a single parcel of, real property with a detached one-to-four family residence erected thereon, a townhouse or an individual condominium unit in a condominium project, or an individual unit in a planned unit development (“PUD”).  No residence or dwelling is a leasehold, mobile home or a manufactured dwelling unless it is an Acceptable Manufactured Dwelling.  An “Acceptable Manufactured Dwelling” is a manufactured dwelling, which is permanently affixed to a foundation and treated as “real estate” under applicable law. No Mortgaged Property is used for commercial purposes. Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

(xxxv)              The Mortgage Interest Rate payable by the Mortgagor with respect to the Adjustable Rate Mortgage Loans is subject to adjustment at the time and in the amounts as are set forth in the related Mortgage Note;

(xxxvi)     [Reserved];

(xxxvii)    [Reserved];

(xxxviii)     No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or any comparable law and no Mortgage Loan is classified and/or defined as a “high cost”, “covered”, (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any other federal, state or local law or regulation or ordinance (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(xxxix)               No Mortgage Loan was selected from the mortgage loans in the Seller’s portfolio in a manner so as to affect adversely the interests of the Purchaser;

(xl)             Each Mortgage File contains a full appraisal on form 1004 or 2055 with an interior inspection (or the equivalent form for two-to four-family and investor properties), or on a similar alternate form which includes substantially similar information to that required such forms, as applicable;

(xli)            Each Mortgage Loan is and will be a mortgage loan arising out of the originator’s practice in accordance with the originator’s underwriting guidelines;

(xlii)           As of the Closing Date, the Seller has no knowledge of any fact that should lead it to expect that the Mortgage Loan will not be paid in full when due;

(xliii)           No Mortgage Loan is a “high cost loan” or a “covered loan”, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS Version 6.0 Glossary Revised, Appendix E;

(xliv)           No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; and

(xlv)             The information set forth in the applicable part of the Mortgage Loan Schedule relating to the existence of a Prepayment Charge is complete, true and correct in all material respects at the date or dates on which such information is furnished respecting with such information is furnished, and each Prepayment Charge is permissible and enforceable in accordance with its terms upon the Mortgagor's full and voluntary principal prepayment under applicable federal, state or local law, except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof.

SECTION 9.      Repurchase Obligation for Defective Documentation and for Breach of Representation and Warranty.

(a)  The representations and warranties contained in Section 8 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of the Certificateholders and the Certificate Insurer. With respect to the representations and warranties contained herein as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan.   Notwithstanding anything to the contrary contained herein, any breach of a representation or warranty contained in clauses (viii), (xxxviii), (xliii), and/or (xliv), of Section 8 above, shall be automatically deemed to affect materially and adversely the interests of the Purchaser or the Purchaser’s assignee, transferee or designee.

Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on an exception report attached to the initial certification prepared by the Custodian, on behalf of the Trustee), or of a breach of any of the representations and warranties contained in Section 8 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, the party discovering such breach shall give prompt written notice to the Seller. Within 90 days of its discovery or its receipt of notice of any such missing documentation that was not transferred by the Seller as described above, or of materially defective documentation, or within 90 days of any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects or, in the event the Seller cannot deliver such missing document or cannot cure such defect or breach, the Seller shall, within 90 days of its discovery or receipt of notice of any such missing or materially defective documentation or within 90 days of any such breach of a representation and warranty, either (i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Replacement Mortgage Loans.  The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement.  The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 9(a) shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

(b)  If the representation made by the Seller in Section 8(xlv) is breached, the Seller shall not have the right or obligation to cure, substitute or repurchase the affected Mortgage Loan but shall remit to the Servicer servicing such Mortgage Loan for deposit in the Collection Account, prior to the next succeeding Servicer Remittance Date, the amount of the Prepayment Charge indicated on the applicable part of the Mortgage Loan Schedule to be due from the Mortgagor in the circumstances less any amount collected and remitted to such Servicer for deposit into the Collection Account.

(c)  It is understood and agreed that the obligations of the Seller set forth in this Section 9 to cure or repurchase a defective Mortgage Loan (and to make payments pursuant to Section 9(b)) constitute the sole remedies of the Purchaser against the Seller respecting a missing document or a breach of the representations and warranties contained in Section 8.

SECTION 10.        Closing; Payment for the Mortgage Loans.  The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood LLP at 10:00 a.m. New York City time on the Closing Date.

The closing shall be subject to each of the following conditions:

(a)           All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)           The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c)           The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

(d)           All other terms and conditions of this Agreement and the Pooling and Servicing Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement.

SECTION 11.              Closing Documents. Without limiting the generality of Section 10 hereof, the closing shall be subject to delivery of each of the following documents:

(a)           An Officers’ Certificate of the Seller, dated the Closing Date, upon which the Purchaser and the Underwriters may rely with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

(b)           An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Purchaser and the Underwriters;

(c)           Such opinions of counsel as the Rating Agencies, the Certificate Insurer or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller’s execution and delivery of, or performance under, this Agreement; and

(d)           Such further information, certificates, opinions and documents as the Purchaser or the Underwriters may reasonably request.

SECTION 12.              Costs. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, fees for title policy endorsements and continuations, the fees and expenses of the Seller’s accountants and attorneys, the costs and expenses incurred in connection with producing a Servicer’s loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 11(b) and 11(c), the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus and prospectus supplement, and any private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee and its counsel, the fees and expenses of the Purchaser’s counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates and the fees charged by any rating agency to rate the Certificates. The Seller shall pay all costs and expenses related to recording the Assignments of Mortgage.  All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 13.                Mandatory Delivery; Grant of Security Interest. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller’s failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller’s interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser’s (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 3 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 10 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred, and the security interest created by this Section 13 shall be deemed to have been released.

SECTION 14.              Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by fax and, receipt of which is confirmed by telephone, if to the Purchaser, addressed to the Purchaser at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, fax: (212) 667-1024, Attention: Legal Department (NAAC 2007-3), or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; and if to the Seller, addressed to the Seller at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, fax: (212) 667-9680, Attention: Brett Marvin, or to such other address as the Seller may designate in writing to the Purchaser.

SECTION 15.              Severability of Provisions. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 16.     Agreement of Parties.  The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

SECTION 17.              Survival.    The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

SECTION 18.     GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL GOVERN.

SECTION 19.               Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property and acknowledgments, receipts or confirmations from persons holding such property shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

SECTION 20.               Third Party Beneficiary. For purposes of this Agreement the Certificate Insurer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to the Certificate Insurer herein, as if it was a direct party to this Agreement.

[Signature page to follow]

* Please contact Nomura Credit & Capital, Inc. for pricing information.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

NOMURA CREDIT & CAPITAL, INC.

By:	/s/ Jeane Leschak
Name:	Jeane Leschak
Title:	Director

NOMURA ASSET ACCEPTANCE CORPORATION

By:	/s/ John P. Graham
Name:	John P. Graham
Title:	President

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement.

(a)  the original Mortgage Note (including all riders thereto) bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee, endorsed in blank, via original signature, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee.   If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by “[name of last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[name of last endorsee], formerly known as [previous name]”;

(b)  the original Assignment of Mortgage executed in blank;

(c)  the original of any guarantee executed in connection with the Mortgage Note, if any;

(d)  the original Mortgage (including all riders thereto) with evidence of recording thereon and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon, and in the case of each MOM Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS®, with evidence of recording indicated thereon; or, if the original Mortgage with evidence of recording thereon has not been returned by the public recording office where such Mortgage has been delivered for recordation or such Mortgage has been lost or such public recording office retains the original recorded Mortgage, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the title insurer insuring the Mortgage, the escrow agent, the seller or the Servicer servicing such Mortgage Loan stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer’s Certificate or by such Servicer; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(e)  the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

(f)  the originals of any intervening assignments of mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, a photocopy of such intervening assignment of mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the title insurer insuring the Mortgage, the escrow agent, the seller or the Servicer servicing such Mortgage Loan stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer’s Certificate or by such Servicer; or (ii) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

(g)  if the Mortgage Note, the Mortgage, any Assignment of Mortgage, or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign;

(h)  the original lender’s title insurance policy in the form of an ALTA mortgage title insurance policy or, if the original lender’s title insurance policy has not been issued, the irrevocable commitment to issue the same; and

(i)  the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

EXHIBIT 2

FORM OF LOST NOTE AFFIDAVIT

Loan #:
Borrower:

LOST NOTE AFFIDAVIT

I, as _____________________ of ____________________, a _______________  am authorized to make this Affidavit on behalf of Nomura Credit & Capital, Inc. (the “Seller”). In connection with the administration of the Mortgage Loans held by ______________________, a _______________ [corporation] as Seller on behalf of ____________________ (the “Purchaser”), _______________________ (the “Deponent”), being duly sworn, deposes and says that:

1.	The Seller’s address is:

2.	The Seller previously delivered to the Purchaser a signed Initial Certification with respect to such Mortgage and/or Assignment of Mortgage;

3.
Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by __________________, a _________________ pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of July 10, 2007;

4.	Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant to a request for release of Documents;

5.	Aforesaid Mortgage Note and/or Assignment of Mortgage (the “Original”) has been lost;

6.	Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

7.	The Seller was the Seller of the Original at the time of the loss; and

8.	Deponent agrees that, if said Original should ever come into Seller’s possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

9.
Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

10.
Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney’s fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the “Losses”) and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

11.
This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. Nomura Credit & Capital, Inc., represents and warrants that is has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this _ day of _______, 200_.

By:
Name:
Title:

On this __ day of ______, 200_, before me appeared ______________________  to me personally known, who being duly sworn did say that he is the _______________________ of ____________________, a ______________________ and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said entity.

Signature:

[Seal]

EXHIBIT D

TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
___________________________ being duly sworn, deposes, represents and warrants as follows:

1.
I am a _____________________ of _______________________________ (the “Investor”) a corporation duly organized and existing under the laws of _________________________, the record owner of Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3 Mortgage Pass-Through Certificates, Class [R][R-X] Certificates (the “Class [R][R-X] Certificates”), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class [R][R-X] Certificates were issued.

2.
The Investor (i) is and will be a “Permitted Transferee” as of ____________________. ____ and (ii) is acquiring the Class [R][R-X] Certificates for its own account or for the account of another Investor from which it has received an affidavit in substantially the same form as this affidavit. A “Permitted Transferee” is any person other than a “disqualified organization” or a possession of the United States.  For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any real electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

3.
The Investor is aware (i) of the tax that would be imposed on transfers of the Class [R][R-X] Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class [R][R-X] Certificates after July 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class [R][R-X] Certificates may be a “noneconomic residual interest”  within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a “noneconomic residual interest” will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

4.
The Investor is aware of the tax imposed on a “pass-through entity” holding the Class [R][R-X] Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5.
The Investor is aware that the Securities Administrator will not register the transfer of any Class [R][R-X] Certificate unless the transferee, or the transferee’s agent, delivers to the Securities Administrator, among other things, an affidavit in substantially the same form as this affidavit. The Investor expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6.
The Investor consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R][R-X] Certificates will only be owned, directly or indirectly, by an Investor that is a Permitted Transferee.

7.	The Investor’s taxpayer identification number is ________________.

8.
The Investor has reviewed the restrictions set forth on the face of the Class [R][R-X] Certificates and the provisions of Section 6.02(c) of the Pooling and Servicing Agreement under which the Class [R][R-X] Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 6.02(d) which authorize the Securities Administrator to deliver payments to a person other than the Investor and negotiate a mandatory sale by the Securities Administrator in the event that the Investor holds such Certificate in violation of Section 6.02(c)); and that the Investor expressly agrees to be bound by and to comply with such restrictions and provisions.

9.	The Investor is not acquiring and will not transfer the Class [R][R-X] Certificates in order to impede the assessment or collection of any tax.

10.
The Investor anticipates that it will, so long as it holds the Class [R][R-X] Certificates, have sufficient assets to pay any taxes owed by the holder of such Class [R][R-X] Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class [R][R-X] Certificates that the Investor intends to pay taxes associated with holding such Class [R][R-X] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R][R-X] Certificates.

11.	The Investor has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class [R][R-X] Certificates.

12.	The Investor has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

13.
The Investor is not acquiring the Class [R][R-X] Certificates with the intent to transfer the Class [R][R-X] Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class [R][R-X] Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R][R-X] Certificates remain outstanding.

14.
The Investor will, in connection with any transfer that it makes of the Class [R][R-X] Certificates, obtain from its transferee the representations required by Section 6.02(c) of the Pooling and Servicing Agreement under which the Class Class [R][R-X] Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

15.
The Investor will, in connection with any transfer that it makes of the Class [R][R-X] Certificates, deliver to the Securities Administrator an affidavit, which represents and warrants that it is not transferring the Class [R][R-X] Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class [R][R-X] Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class [R][R-X] Certificates remains outstanding; and (iii) is not a “Permitted Transferee”.

16.
The Investor is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

17.
The Investor of the Class [R][R-X] Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 10.01 thereof, the undersigned shall assign and transfer to the Holders of the Class X and the Class P Certificates any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Securities Administrator is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class [I][II]-X and the Class [I][II]-P Certificates. This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Class [R][R-X] Certificate. In connection with any transfer of the Class [R][R-X] Certificate, the Investor shall obtain an agreement substantially similar to this clause from any subsequent owner.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of _________________, ____.

[INVESTOR]

By:
Name:
Title: [Vice] President

ATTEST:

By:
Name:
Title: [Assistant] Secretary

Personally appeared before me the above-named __________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Investor, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ______________ day of __________, ____.

Notary Public

County of _____________________________
State of _______________________________

My Commission expires:

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
_________________________, being duly sworn, deposes, represents and warrants as follows:

1.           I am a                      ____________________ of _________________________ (the “Investor”), a corporation duly organized and existing under the laws of _____________, on behalf of whom I make this affidavit.

2.           The Investor is not transferring the Class [R][R-X] Certificates (the “Residual Certificates”) to impede the assessment or collection of any tax.

3.           The Investor has no actual knowledge that the Person that is the proposed transferee (the “Purchaser”) of the Residual Certificates:  (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

4.           The Investor understands that the Purchaser has delivered to the Securities Administrator a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit D. The Investor does not know or believe that any representation contained therein is false.

5.           At the time of transfer, the Investor has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Investor has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Investor understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Investor may continue to be liable for United States income taxes associated therewith) unless the Investor has conducted such an investigation.

6.           Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement dated as of June 1, 2007, among Nomura Asset Acceptance Corporation, Nomura Credit & Capital, Inc., GMAC Mortgage, LLC, Wells Fargo Bank, N.A. and HSBC Bank USA, National Association.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ________________, ____.

[INVESTOR]

By:
Name:
Title: [Vice] President

ATTEST:

By:
Name:
Title: [Assistant] Secretary

Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Investor, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ______ day of _____________, ____.

Notary Public

County of _____________________________
State of _______________________________

My Commission expires:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT E

FORM OF TRANSFEROR CERTIFICATE

______________, 2007

Nomura Asset Acceptance Corporation
Two World Financial Center, Building B
New York, New York 10281

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3

Re:	Nomura Asset Acceptance Corporation Mortgage Pass-Through Certificates, Series 2007-3, Class [X][P][R][R-X]

Ladies and Gentlemen:

In connection with the sale by ___________ (the “Sponsor”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2007-3, Class [X][P][R][R-X] (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2007, among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as sponsor, GMAC Mortgage, LLC, as servicer, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”).  The Sponsor hereby certifies, represents and warrants to, a covenants with, the Depositor, the Securities Administrator and the Trustee that:

Neither the Sponsor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Sponsor will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Sponsor has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Sponsor)

By:
Name:
Title:

EXHIBIT F

FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

___________, 2007

Nomura Asset Acceptance Corporation
Two World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3

Re:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2007-3

Ladies and Gentlemen:

_______________ (the “Purchaser”) intends to purchase from ____________ (the “Sponsor”) $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2007-3, Class [X][P][R][R-X] (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2007, among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as sponsor, GMAC Mortgage, LLC, as servicer, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”).  All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.  The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Securities Administrator and the Trustee that:

1.
The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2.
The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3.
The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501 (a) promulgated pursuant to the Act.

4.
The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Sponsor and is relevant to the Purchaser’s decision to purchase the Certificates.  The Purchaser has had any questions arising from such review answered by the Depositor or the Sponsor to the satisfaction of the Purchaser.

5.
The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Purchaser)

By:
Name:
Title:

EXHIBIT G

FORM OF RULE 144A INVESTMENT LETTER

 [Date]
Nomura Credit & Capital, Inc.
Two World Financial Center, Building B
New York, New York 10281

Nomura Asset Acceptance Corporation
Two World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:
Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2007-3 (the “Certificates”), including the Class [X][P][R][R-X] Certificates (the “Private Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Private Certificates, we confirm that:

(i)
we understand that the Private Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)
any information we desired concerning the Certificates, including the Private Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Private Certificates has been made available to us;

(iii)
we are able to bear the economic risk of investment in Private Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor and we agree to obtain a representation from any transferee that such transferee is an institutional “accredited investor” so long as we are required to obtain a representation letter regarding compliance with the Act;

(iv)	we are acquiring Private Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Private Certificates;

(v)
we agree the Private Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)
we agree that in the event that at some future time we wish to dispose of or exchange any of the Private Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Private Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Securities Administrator) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B) if the Private Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Private Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “Blue Sky” laws and, if the Securities Administrator or HSBC Bank USA, National Association, as trustee (the “Trustee”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)
we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing Agreement, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)
we either: (i) are not acquiring the Private Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing the opinion of counsel specified in Section 6.02(b) of the Agreement.

(ix)
we understand that each of the Class [X][P][R][R-X] Certificates bears, and will continue to bear, legends substantially to the following effect: “THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional “Accredited Investor” as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of June 1, 2007, between Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as sponsor, GMAC Mortgage, LLC, as servicer, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”) (the “Pooling and Servicing Agreement’).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): _______________________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)
[By:
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)
[By:
Attorney-in-fact]

EXHIBIT H

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Fax: (410) 715-2380
E-mail:  cts.sec.notifications@wellsfargo.com

Nomura Asset Acceptance Corporation
Two World Financial Center, Building B
New York, New York 10281

Attn:  Corporate Trust Services - Nomura Asset Acceptance Corporation, Alternative LoanTrust, Series 2007-3, Mortgage Pass-Through Certificates -SEC REPORTPROCESSING

RE:  **Additional Form [10-K][10-D][8-K] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section [  ] of the Pooling and Servicing Agreement, dated as of June 1, 2007, among the Purchaser as depositor, Nomura Credit & Capital, Inc. as sponsor, GMAC Mortgage, LLC as servicer, HSBC Bank USA, National Association, as trustee and Wells Fargo Bank, National Association as master servicer and securities administrator, the Undersigned, as [    ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [10-K][10-D][8-K].

Description of Additional Form [10-K][10-D][8-K]Disclosure:

List of Any Attachments hereto to be included in the Additional Form [10-K][10-D][8-K] Disclosure:

Any inquiries related to this notification should be directed to [   ], phone number:  [   ]; email address:  [   ].

[NAME OF PARTY] as [role]

By:
Name:
Title:

EXHIBIT I

DTC LETTER OF REPRESENTATIONS

[TO BE PROVIDED UPON REQUEST]

EXHIBIT J

SCHEDULE OF MORTGAGE LOANS WITH LOST NOTES

[TO BE PROVIDED UPON REQUEST]

EXHIBIT K
Appendix E – Standard & Poor’s Predatory Lending Categories

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado
Consumer Equity Protection, Colo. Stat. Ann. §§ 53.5-101 et seq. Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective January 1, 2005; amended by 2005 HB 1179, effective July 1, 2005.	High Cost Home Loans
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
Rhode Island	Rhode Island Home Loan Protection Act, R.I. Gen. Laws §§ 34-25.2-1 et seq. Effective December 31, 2006.	High Cost Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
Tennessee	Tennessee Home Loan Protection Act, Tenn. Code Ann. §§ 45-20-101 et seq. Effective January 1, 2007.	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

Revised 03/01/07

EXHIBIT L

SERVICING CRITERIA

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
 Schedule 1122 (Pooling and Servicing Agreement)

Assessments of Compliance and Attestation Reports Servicing Criteria1

Reg. AB Item 1122(d) Servicing Criteria	Depositor	Sponsor	Servicer	Trustee	Custodian	Paying Agent	Master Servicer	Securities Administrator
(1) General Servicing Considerations
(i) monitoring performance or other triggers and events of default			X				X	X
(ii) monitoring performance of vendors of activities outsourced			X
(iii) maintenance of back-up servicer for pool assets
(iv) fidelity bond and E&O policies in effect			X				X
(2) Cash Collection and Administration
(i) timing of deposits to custodial account			X			X	X	X
(ii) wire transfers to investors by authorized personnel			X			X		X
(iii) advances or guarantees made, reviewed and approved as required			X				X
(iv) accounts maintained as required			X			X	X	X
(v) accounts at federally insured depository institutions			X			X	X	X
(vi) unissued checks safeguarded			X			X		X
(vii) monthly reconciliations of accounts			X			X	X	X
(3) Investor Remittances and Reporting
(i) investor reports			X			X	X	X
(ii) remittances			X			X		X
(iii) proper posting of distributions			X			X		X
(iv) reconciliation of remittances and payment statements						X	X	X
(4) Pool Asset Administration
(i) maintenance of pool collateral			X		X
(ii) safeguarding of pool assets/documents			X		X
(iii) additions, removals and substitutions of pool assets	X	X	X
(iv) posting and allocation of pool asset payments to pool assets			X
(v) reconciliation of servicer records			X
(vi) modifications or other changes to terms of pool assets			X
(vii) loss mitigation and recovery actions			X
(viii) records regarding collection efforts			X
(ix) adjustments to variable interest rates on pool assets			X
(x) matters relating to funds held in trust for obligors			X
(xi) payments made on behalf of obligors (such as for taxes or insurance)			X
(xii) late payment penalties with respect to payments made on behalf of obligors			X
(xiii) records with respect to payments made on behalf of obligors			X
(xiv) recognition and recording of delinquencies, charge-offs and uncollectible accounts			X				X	X
(xv) maintenance of external credit enhancement or other support	X	X						X (If required pursuant to Agreement)

* The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria.  Refer to Regulation AB, Item 1122 for a full description of servicing criteria.

EXHIBIT M

BACK-UP CERTIFICATION

Re:           __________ (the “Trust”)

Mortgage Pass-Through Certificates, Series 2007-3

I, [identify the certifying individual], certify to Nomura Asset Acceptance Corporation (the “Depositor”), HSBC Bank USA, National Association (the “Trustee”) and Wells Fargo Bank, N.A. (the “Master Servicer”), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the Master Servicer pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2)           Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3)           Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Master Servicer;

(4)           I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Master Servicer.  Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement (the “Agreement”), dated as of June 1, 2007, among Nomura Asset Acceptance Corporation, Nomura Credit & Capital, Inc., GMAC Mortgage, LLC, Wells Fargo Bank, N.A. as master servicer and securities administrator, and HSBC Bank USA, National Association.

Date:

[Signature]

[Title]

EXHIBIT N

FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 5.16.  An asterisk indicates that the Responsible Party is responsible for aggregating the information it receives from other Responsible Parties.

Under Item 1 of Form 10-D: a) items marked “5.08 statement” are required to be included in the periodic Distribution Date statement under Section 5.08, provided by the Securities Administrator based on information received from the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 5.08 statement, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Additional Form 10-D Disclosure

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the [Monthly Statement]	Servicer Master Servicer Securities Administrator
Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor
Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Item 3:  Sale of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.
Depositor
Item 4:  Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)
Securities Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) –Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Securities Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

Additional Form 10-K Disclosure

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Form 8-K Disclosure Information

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
All parties
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
Depositor Master Servicer Securities Administrator
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.
Securities Administrator Trustee Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Master Servicer/Securities Administrator/Depositor/ Servicer/Trustee
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Trustee
Item 6.03- Change in Credit Enhancement or External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.
Depositor/Securities Administrator
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Securities Administrator Trustee
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT O

INTEREST RATE SWAP AGREEMENT

Nomura Global Financial Products Inc.
2 World Financial Center
Building B, 22nd Floor
New York, New York 10281-1198

Telephone:
Confirmations	(212) 667-2357	Direct Fax	(212) 667-1047

Date:	The 10th of July 2007

To:	Swiss Re Financial Products Corporation
Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3

From:	Nomura Global Financial Products Inc.

Re:	Novation Agreement (NGFP: 257295)

Dear Sir or Madam:

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a “Confirmation” as referred to in the New Agreement specified below.

1.      The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the 2000 ISDA Definitions and / or (iii) the Novation Agreement and this Novation Confirmation, the Novation Confirmation will govern.

2.      The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Date:	The 10th of July 2007
Novated Amount:	As set forth in Appendix 1 below
Transferor I:	Nomura Global Financial Products Inc.
Remaining Party:	Swiss Re Financial Products Corporation
Transferee I:
HSBC Bank USA, National Association, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3, Mortgage Pass-Through Certificates, Series 2007-3

3.      The terms of the Old Transaction and the New Transaction to which this Novation Confirmation relates shall be specified in the copy of the Old Confirmation attached hereto as Appendix 2, and in the copy of the New Transaction attached hereto as Appendix 3.

4.      Other Provisions relating to the New Transaction:

Additional Provisions:	See Appendix 3
Credit Support Documents:	See Appendix 3
5.    The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us. Transferor I and Transferor II, by executing of a copy of this Novation Confirmation, agree to the terms of the Novation Confirmation as it relates to the Old Transaction. Transferee I and Transferee II, by executing of a copy of this Novation Confirmation, agree to the terms of the Novation Confirmation as it relates to the New Transaction.

6.     Please confirm that the foregoing correctly sets forth the terms of our agreement by signing this Confirmation and returning it to us at 2 World Financial Center, Building B, New York, NY 10281-1198, U.S.A., or by facsimile transmission on (212) 667-1047 to Nomura Global Financial Products Inc., Attention: Documentation. If you disagree with any details within this Confirmation, please telephone our Documentation team on (212) 667-2357 as soon as possible. Upon the delivery (including by facsimile transmission) of such executed Confirmation, this transaction will be deemed to be entered into.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from the date specified on the first page of this Novation Agreement.

Yours faithfully,

NOMURA GLOBAL FINANCIAL PRODUCTS INC. (“Transferor I”)

By:
Name:
Title:
Date:

HSBC BANK USA, NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS
SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST
TRUST WITH RESPECT TO THE NOMURA ASSET ACCEPTANCE CORPORATION, ALTERNATIVE LOAN TRUST, SERIES 2007-3, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-3
(“Transferee I”)
SWISS RE FINANCIAL PRODUCTS CORPORATION (“Remaining Party”)

By:	/s/ Chi S. Le	By:	/s/ Joseph Gullo
Name:	Chi S. Le	Name:	Joseph Gullo
Title:	Vice President	Title:	Assistant Vice President
Date:		Date:

APPENDIX 1

	NGFP Reference	Novated Amounts	Payment Amounts effective accrual date
1.	257295	USD 383,381,000.00 (amortized) (subject to a permitted variance of plus or minus 10% in accordance with the Prospectus Supplement for the Trust)	The 10th of July 2007

APPENDIX 2

[Identification of Old Confirmation to be discharged]

APPENDIX 3

[New Confirmation]

Nomura Global Financial Products Inc. 2 World Financial Center Building B, 21st Floor New York, New York 10281-1198

Telephone:				Derivative Operations
Confirmations:	+44 (0)20 7521 3362/3218	Direct Fax	+44 (0)20 7521 2487
Payments/Resets	+44 (0)20 7521 2586/3892/3215	Web site	www.nomura.com
NY Contact	+1 212 667 9754/9742

NGFP Reference No: 257295

Date:	Tuesday 10 July, 2007

To:	Swiss Re Financial Products Corporation, New York

Attention:	Swaps Department

Fax Number:	00 1 212 3175531

From:	Nomura International plc on behalf of Nomura Global Financial Products Inc.

Re : Swap Transaction
Amendment
Dear Sirs

This transaction has been executed by Nomura International plc on behalf of Nomura Global Financial Products Inc.

The purpose of this facsimile message/letter agreement is to confirm the terms and conditions of the Transaction entered into between Nomura Global Financial Products Inc (“NGFP”) and Swiss Re Financial Products Corporation (“Counterparty”) on the Trade Date specified below ( the “Swap Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of 1st of March 2005 as amended and supplemented from time to time (the “Agreement”), between NGFP and Counterparty.  All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1.  The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:	(See Amortization Schedule)

Trade Date:	29 June 2007

Effective Date:	10 July 2007, subject to adjustment in accordance with the Following Business Day Convention.
Termination Date:	25 June 2012, subject to adjustment in accordance with the Following Business Day Convention.

FIXED AMOUNTS:

Fixed Rate Payer:	NGFP

Fixed Rate Payer Payment Dates:	One (1) Business Day prior to the related Fixed Rate Payer Period End Date

Fixed Rate Payer Period End Dates:	The 25th of each month from and including the 25th of July 2007 to and including the 25th of June 2012, subject to No Adjustment

Fixed Rate:	(See Amortization Schedule)

Fixed Rate Day Count Fraction:	30/360

Fixed Rate Business Days:	New York

FLOATING AMOUNTS:

Floating Rate Payer:	Counterparty

Floating Rate Payer Payment Dates:	One (1) Business Day prior to the related Floating Rate Payer Period End Date
Floating Rate Payer Period End Dates:	The 25th of each month (from and including the 25th of July 2007 to and including the 25th of June 2012, subject to adjustment in accordance with the Following Business Day Convention)
Floating Rate for initial Calculation Period:	To be determined
Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 month

Spread:	None

Floating Rate Day Count Fraction:	Act/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Not Applicable

Compounding Dates:	Not Applicable

Floating Rate Business Days:	New York

Calculation Agent:	NGFP unless otherwise stated in the ISDA Master Agreement

2. Additional Provisions:	Counterparty shall pay USD 1,762,000.00 to NGFP on 10 July 2007

3. Account Details: Payments to NGFP,

Agent Bank:	BOFAUS3N

Account No:	6550-3-61610

Beneficiary:	NOMURA GLOBAL FINANCIAL PRODUCTS

Payments to Counterparty,

Agent Bank:	CHASUS33

Account No:	066911184

Beneficiary:	SWISS RE FINANCIAL PRODUCTS CORPORATION ...

4. Offices:

The Office for NGFP is New York.
The Office for Counterparty is New York.

5. Credit Support Documents:	As set out in the applicable ISDA Master Agreement.

6. Each party hereto represents that entering into this Transaction is authorised and does not violate any laws of its jurisdiction or organisation or residence or the terms of any agreement to which it is a party. Each party hereto represents that (i) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party has provided or provides it with market information or its views, (ii) it understands the risks of this Transaction and any; legal, regulatory, tax accounting and economic consequences resulting therefrom; and (iii) it has determined based upon its own judgement and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into this Transaction is appropriate for such party in light of its financial capabilities and objectives. Each party hereto represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors’ rights generally and to equitable principles of general application.

7. Counterparty hereby consents to the assignment by NGFP of its rights and obligations under this Transaction to that certain trust to be named “Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3” sponsored by Nomura Credit & Capital, Inc.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing a copy of this Confirmation and returning it to us by facsimile transmission on 020 7521 2487 to Nomura International plc, Attention: Swap Operations. If you disagree with any details within this confirmation, please telephone our documentation team on +44 (0)20 7521 3362/3218 as soon as possible.

Yours faithfully, NGFP

By:		By:

Name:	Samina Chaudhry	Name:
Operations
Nomura International Plc as agent for
Nomura Global Financial Products Inc.

Confirmed and accepted as of the date first written: Swiss Re Financial Products Corporation

By:	/s/ Joseph Gullo	By:

Name:	Joseph Gullo	Name:
Title:	Joseph Gullo	Title:

Amortization Schedule

Calculation Periods
From and including	To but excluding	Fixed Rate	USD Notional Amount
10 July 2007	25 July 2007	5.75 per cent	383,381,000.00
25 July 2007	25 August 2007	5.75 per cent	368,656,028.51
25 August 2007	25 September 2007	5.75 per cent	354,496,002.03
25 September 2007	25 October 2007	5.75 per cent	340,879,860.19
25 October 2007	25 November 2007	5.75 per cent	327,786,712.44
25 November 2007	25 December 2007	5.75 per cent	315,196,470.68
25 December 2007	25 January 2008	5.75 per cent	303,089,818.33
25 January 2008	25 February 2008	5.75 per cent	291,448,180.81
25 February 2008	25 March 2008	5.75 per cent	280,253,696.96
25 Mach 2008	25 April 2008	5.75 per cent	269,489,191.67
25 April 2008	25 May 2008	5.75 per cent	259,138,149.52
25 May 2008	25 June 2008	5.75 per cent	249,184,689.45
25 Jun 2008	25 July 2008	5.75 per cent	239,613,540.38
25 July 2008	25 August 2008	5.75 per cent	227,850,526.51
25 August 2008	25 September 2008	5.75 per cent	219,098,819.66
25 September 2008	25 October 2008	5.75 per cent	210,683,264.65
25 October 2008	25 November 2008	5.75 per cent	202,590,949.93
25 November 2008	25 December 2008	5.75 per cent	194,809,459.88
25 December 2008	25 January 2009	5.75 per cent	187,326,855.78
25 January 2009	25 February 2009	5.75 per cent	180,131,305.70
25 February 2009	25 March 2009	5.75 per cent	171,278,505.28
25 March 2009	25 April 2009	5.75 per cent	164,699,721.85
25 April 2009	25 May 2009	5.75 per cent	158,373,628.57
25 May 2009	25 June 2009	5.75 per cent	152,290,519.66
25 Jun 2009	25 July 2009	5.50 per cent	146,441,062.10
25 July 2009	25 August 2009	5.50 per cent	140,816,281.39
25 August 2009	25 September 2009	5.50 per cent	135,407,547.73
25 September 2009	25 October 2009	5.50 per cent	130,206,562.76
25 October 2009	25 November 2009	5.50 per cent	125,205,346.90
25 November 2009	25 December 2009	5.50 per cent	120,396,227.04
25 December 2009	25 January 2010	5.50 per cent	115,771,824.80
25 January 2010	25 February 2010	5.50 per cent	109,781,512.24
25 February 2010	25 March 2010	5.50 per cent	105,214,415.69
25 March 2010	25 April 2010	5.50 per cent	101,173,144.70
25 April 2010	25 May 2010	5.50 per cent	97,287,098.36
25 May 2010	25 June 2010	5.50 per cent	93,550,314.53
25 Jun 2010	25 July 2010	5.25 per cent	89,957,060.03
25 July 2010	25 August 2010	5.25 per cent	86,501,821.94
25 August 2010	25 September 2010	5.25 per cent	83,179,299.06
25 September 2010	25 October 2010	5.25 per cent	79,984,393.82
25 October 2010	25 November 2010	5.25 per cent	76,912,204.44
25 November 2010	25 December 2010	5.25 per cent	73,958,017.43
25 December 2010	25 January 2011	5.25 per cent	71,117,300.33
25 January 2011	25 February 2011	5.25 per cent	68,385,694.77
25 February 2011	25 March 2011	5.25 per cent	65,759,009.80
25 March 2011	25 April 2011	5.25 per cent	63,233,215.44
25 April 2011	25 May 2011	5.25 per cent	60,804,436.48
25 May 2011	25 June 2011	5.25 per cent	58,468,946.58
25 June 2011	25 July 2011	5.25 per cent	56,223,162.52
25 July 2011	25 August 2011	5.25 per cent	54,063,638,71
25 August 2011	25 September 2011	5.25 per cent	51,987,061.91
25 September 2011	25 October 2011	5.25 per cent	49,990,246.14
25 October 2011	25 November 2011	5.25 per cent	48,070,127.78
25 November 2011	25 December 2011	5.25 per cent	46,223,760.89
25 December 2011	25 January 2012	5.25 per cent	44,448,312.71
25 January 2012	25 February 2012	5.25 per cent	42,741,059.23
25 February 2012	25 March 2012	5.25 per cent	2,682,617.40
25 March 2012	25 April 2012	5.25 per cent	2,579,578.44
25 April 2012	25 May 2012	5.25 per cent	2,480,497.19
25 May 2012	25 June 2012	5.25 per cent	2,385,221.64

Nomura International plc. Regulated and authorised by the Financial Services Authority. Member of the London Stock Exchange.
Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1 St Martin’s-le-Grand London EC1A 4NP.
A member of the Nomura group of companies.

DATE:	July 10, 2007

TO:
HSBC Bank USA, National Association, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3, Mortgage Pass-Through Certificates, Series 2007-3

Attn: Elena Zheng – NAAC 2007-3
Phone: 212-525-1367
Fax: 212-525-1300

FROM:	Swiss Re Financial Products Corporation

SUBJECT:	Fixed Income Derivatives Confirmation

REFERENCE NUMBER:	SRFP Ref: 1627575

The purpose of this long-form confirmation (“Long-form Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Swiss Re Financial Products Corporation (“Party A”) and HSBC Bank USA, National Association, not individually, but solely as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) on behalf of the supplemental interest trust with respect to the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3, Mortgage Pass-Through Certificates, Series 2007-3 (the “Supplemental Interest Trust”) (“Party B”) created under the pooling and servicing agreement, dated as of June 1, 2007, among Nomura Asset Acceptance Corporation (the “Depositor”), Nomura Credit & Capital, Inc. (the “Servicer”), GMAC Mortgage, LLC (the “Servicer”), Wells Fargo Bank, National Association (the “Master Servicer” and “Securities Administrator”), and HSBC Bank USA, National Association (the “Trustee”) (the “Pooling and Servicing Agreement”).  This Long-form Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof.  Item 2 of this Long-form Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement (defined below); Item 3 of this Long-form Confirmation constitutes a “Schedule” as referred to in the ISDA Master Agreement; and Annex A hereto constitutes Paragraph 13 of a Credit Support Annex to the Schedule.

Item 1.
The Confirmation set forth at Item 2 hereof shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Long-form Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”).  For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement.

Item 2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Interest Rate Swap

Notional Amount:	With respect to any Calculation Period, the amount set forth for such Calculation Period on Schedule I attached hereto.

Trade Date:	June 29, 2007

Effective Date:	July 10, 2007

Termination Date:
June 25, 2012, subject to adjustment in accordance with the Business Day Convention; provided, however, that for the purpose of determining the final Fixed Rate Payer Period End Date, Termination Date shall be subject to No Adjustment.

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer
Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing July 25, 2007, and ending on the Termination Date, with No Adjustment.

Fixed Rate Payer
Payment Dates:	Early Payment shall be applicable. The Fixed Rate Payer Payment date shall be one (1) Business Day preceding each Fixed Rate Payer Period End Date.

Fixed Rate:	With respect to any Calculation Period, the Fixed Rate set forth for such Calculation Period on Schedule I attached hereto.

Fixed Rate Day
Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer
Period End Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing July 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer
Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment date shall be one (1) Business Day preceding each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	Following

Item 3.                      Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)           “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that  Section 5(a)(i) is hereby amended by replacing the word “third” with the word “first”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b); provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include insurance contracts entered into in the ordinary course of Party A’s Credit Support Provider’s insurance business.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the shareholders’ equity of Party A or, if applicable, a guarantor under an Eligible Guarantee with credit ratings at least equal to the S&P Required Ratings Threshold and the Moody’s Second Trigger Threshold, (as shown in the most recent annual audited financial statements of such entity determined in accordance with generally accepted accounting principles).

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B; provided, however, that, for purposes of applying Section 5(a)(vii) to Party B: (A) Section 5(a)(vii)(2) shall not apply, (B) Section 5(a)(vii)(3) shall not apply to any assignment, arrangement or composition that is effected by or pursuant to the Pooling and Servicing Agreement, (C) Section 5(a)(vii)(4) shall not apply to a proceeding instituted, or a petition presented, by Party A or any of its Affiliates (for purposes of Section 5(a)(vii)(4), Affiliate shall have the meaning set forth in Section 14, notwithstanding anything to the contrary in this Agreement), (D) Section 5(a)(vii)(6) shall not apply to any appointment that is effected by or pursuant to the Pooling and Servicing Agreement, or any appointment to which Party B has not yet become subject; (E) Section 5(a)(vii) (7) shall not apply; (F) Section 5(a)(vii)(8) shall apply only to the extent of any event which has an effect analogous to any of the events specified in clauses (1), (3), (4), (5) or (6) of Section 5(a)(vii), in each case as modified in this Part 1(c)(vii), and (G) Section 5(a)(vii)(9) shall not apply.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

(d)           Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)           The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)
The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)           Payments on Early Termination.  For the purpose of Section 6(e) of this Agreement:

(i)
Market Quotation will apply, provided, however, that, notwithstanding anything to the contrary in this Agreement, if an Early Termination Date has been designated as a result of a Derivative Provider Trigger Event, the following provisions will apply:

(A)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

(B)	The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)
if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B at the written direction of the Depositor so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)
if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B at the written direction of the Depositor so as to become legally binding and one or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (I) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (II) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(c)
if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement has been communicated to Party B and remains capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(C)	If Party B at the written direction of the Depositor requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

(D)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted against any amount payable by Party B under the immediately preceding clause (I).”

(E)
At any time on or before the Early Termination Date at which two or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (I) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (II) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

(F)
In determining whether or not a Firm Offer satisfies clause (B)(y) of the definition of Replacement Transaction and whether or not a proposed transfer satisfies clause (e)(B)(y) of the definition of Permitted Transfer, Party B shall act in a commercially reasonable manner.

(ii)	The Second Method will apply.

(g)           “Termination Currency” means USD.

(h)           Additional Termination Events.  Additional Termination Events will apply as provided in Part 5(c).

Part 2.   Tax Matters.

(a)           Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)           Party A makes the following representation(s):

None.

(B)           Party B makes the following representation(s):

None.

(ii)           Payee Representations.  For the purpose of Section 3(f) of this Agreement:

(A)           Party A makes the following representation(s):

Party A represents that it is a corporation organized under the laws of the State of Delaware.

(B)           Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)
Gross Up.  Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

  Part 3.  Agreement to Deliver Documents.

 (a)           For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A
An original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by Party A that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B
A correct, complete and executed U.S. Internal Revenue Service Form W-9, W-8BEN, W-8ECI, or W-8IMY, with appropriate attachments, as applicable, or any other or successor form, in each case that establishes an exemption from deduction or withholding obligations; and any other document reasonably requested to allow Party A to make payments under this Agreement without any deduction or withholding for or on account of any tax.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party A, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

(b)           For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, each Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, each Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, each  Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A
Annual Report of Party A’s Credit Support Provider containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A’s Credit Support Provider is organized
		Promptly upon becoming publicly available	Yes

Party A
Semi Annual Financial Statements of Party A’s Credit Support Provider containing unaudited, consolidated financial statements of Party A’s Credit Support Provider’s Interim Report prepared in accordance with generally accepted accounting principles in the country in which Party A’s Credit Support Provider is organized
		Promptly upon becoming publicly available	Yes

Party A	A guarantee of Swiss Reinsurance Company	Upon the execution and delivery of this Agreement	No

Party A	An opinion of counsel to Party A’s guarantor	Upon the execution and delivery of this Agreement	No

Party B	An opinion of counsel relating to the Pooling and Servicing Agreement and the other principal transaction documents reasonably acceptable to Party A	Upon the execution and delivery of this Agreement	No

Party A	Description of all current credit ratings of Party A by each Rating Agency then rating Party A	Promptly upon request by Party B	No

Party B	Final executed version of the Pooling and Servicing Agreement	Promptly upon such final version becoming publicly available	No

Part 4.  Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:	Swiss Re Financial Products Corporation
55 East 52nd Street
New York, New York 10055
Attention:	Head of Operations
Facsimile:	(917) 322-7201

With a copy to:

Address:	Swiss Re Financial Products Corporation
55 East 52nd Street
New York, New York 10055
Attention:	Legal Department
Facsimile:	(917) 317-5474

(For all purposes)

Address for notices or communications to Party B:

HSBC Bank USA, National Association
Attn: CTLA - NAAC 2007-3
452 Fifth Avenue
New York, New York 10018
Elena Zheng
Phone: 212-525-1367
Fax 212-525-1300

With a copy to:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attn: Client Manger NAAC 2007-3
Phone: 410-884-2000
Facsimile:410-715-2380

(b)           Process Agent.  For the purpose of Section 13(c):

Party A appoints as its Process Agent:  Not applicable.

Party B appoints as its Process Agent:  Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement; neither Party A nor Party B has any Offices other than as set forth in the Notices Section.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)
Calculation Agent.  The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a third party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f)           Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:	The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

Party A:	The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B:	None.

(h)
Governing Law.  The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole (including any claim or controversy arising out of or relating to this Agreement), without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)
Affiliate.  “Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.   Other Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof.  The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

Each reference herein to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

(b)           Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)	Conditions Precedent.	Section 2(a)(iii) is hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary in Section 2(a)(iii)(1), if an Event of Default with respect to Party B or Potential Event of Default with respect to Party B has occurred and been continuing for more than 30 Local Business Days and no Early Termination Date in respect of the Affected Transactions has occurred or been effectively designated by Party A, the obligations of Party A under Section 2(a)(i) shall cease to be subject to the condition precedent set forth in Section 2(a)(iii)(1) with respect to such specific occurrence of such Event of Default or such Potential Event of Default (the “Specific Event”); provided, however, for the avoidance of doubt, the obligations of Party A under Section 2(a)(i) shall be subject to the condition precedent set forth in Section 2(a)(iii)(1) (subject to the foregoing) with respect to any subsequent occurrence of the same Event of Default with respect to Party B or Potential Event of Default with respect to Party B after the Specific Event has ceased to be continuing and with respect to any occurrence of any other Event of Default with respect to Party B or Potential Event of Default with respect to Party B that occurs subsequent to the Specific Event.

(iii)
Change of Account.  Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof:  “to another account in the same legal and tax jurisdiction as the original account”.

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance.  (i) It is not relying on any statement or representation of the other party (whether written or oral) regarding any Transaction hereunder, other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2)
Evaluation and Understanding.  (i) It has the capacity to evaluate (internally or through independent professional advice) each Transaction and has made its own decision to enter into the Transaction and (ii) it understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant.  It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event.  Section 6(b)(ii) is hereby amended (i) by deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and the words “, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed”and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-”, (ii) deleting “; and” from the end of subparagraph (i) and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day.  The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)
Failure to Post Collateral.If Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and such failure has not given rise to an Event of Default under Section 5(a)(i) or Section 5(a)(iii), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)
Second Rating Trigger Replacement.  The occurrence of any event described in this Part 5(c)(ii) shall constitute an Additional Termination Event with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(A)	An S&P Required Ratings Downgrade Event has occurred and is continuing and at least 60 calendar days have elapsed since such S&P Required Ratings Downgrade Event first occurred.

(B)
A Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, and at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation (on the basis that Part 1(f)(i)(A) applies) and which remains capable of becoming legally binding upon acceptance.

(iii)
Amendment of Pooling and Servicing Agreement.  If, without the prior written consent of Party A where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld, conditioned, or delayed), an amendment is made to the Pooling and Servicing Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

(iv)	[Reserved.]

(v)	[Reserved.]

(vi)
Optional Termination of Securitization.  An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling and Servicing Agreement (such notice, the “Optional Termination Notice”).  With respect to such Additional Termination Event: (A) Party B shall be the sole Affected Party; (B) notwithstanding anything to the contrary in Section 6(b)(iv) or Section 6(c)(i), the final Distribution Date specified in the Optional Termination Notice is hereby designated as the Early Termination Date for this Additional Termination Event in respect of all Affected Transactions; (C) Section 2(a)(iii)(2) shall not be applicable to any Affected Transaction in connection with the Early Termination Date resulting from this Additional Termination Event; notwithstanding anything to the contrary in Section 6(c)(ii), payments and deliveries under Section 2(a)(i) or Section 2(e) in respect of the Terminated Transactions resulting from this Additional Termination Event will be required to be made through and including the Early Termination Date designated as a result of this Additional Termination Event; provided, for the avoidance of doubt, that any such payments or deliveries that are made on or prior to such Early Termination Date will not be treated as Unpaid Amounts in determining the amount payable in respect of such Early Termination Date; (D) notwithstanding anything to the contrary in Section 6(d)(i), (I) if, no later than 4:00 pm New York City time on the day that is four Business Days prior to the final Distribution Date specified in the Optional Termination Notice, the Securities Administrator requests the amount of the Estimated Swap Termination Payment, Party A shall provide to the Securities Administrator in writing (which may be done in electronic format) the amount of the Estimated Swap Termination Payment no later than 2:00 pm New York City time on the following Business Day and (II) if the Securities Administrator provides written notice (which may be done in electronic format) to Party A no later than two Business Days prior to the final Distribution Date specified in the Optional Termination Notice that all requirements of the Optional Termination have been met, then Party A shall, no later than one Business Day prior to the final Distribution Date specified in the Optional Termination Notice, make the calculations contemplated by Section 6(e) (as amended herein) and provide to the Securities Administrator in writing (which may be done in electronic format) the amount payable by either Party B or Party A in respect of the related Early Termination Date in connection with this Additional Termination Event; provided, however, that the amount payable by Party B, if any, in respect of the related Early Termination Date shall be the lesser of (x) the amount calculated to be due from Party B pursuant to Section 6(e) and (y) the Estimated Swap Termination Payment; and (E) notwithstanding anything to the contrary in this Agreement, any amount due from Party B to Party A in respect of this Additional Termination Event will be payable on the final Distribution Date specified  in the Optional Termination Notice and any amount due from Party A to Party B in respect of this Additional Termination Event will be payable one Business Day prior to the final Distribution Date specified  in the Optional Termination Notice.

The Securities Administrator shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Securities Administrator’s rights specified herein.

(d)
Required Ratings Downgrade Event.  If a Required Ratings Downgrade Event has occurred and is continuing, then Party A shall, at its own expense, use commercially reasonable efforts to, as soon as reasonably practicable, either (A) effect a Permitted Transfer or (B) procure an Eligible Guarantee by a guarantor with credit ratings at least equal to the S&P Required Ratings Threshold and the Moody’s Second Trigger Threshold

(e)
Compliance with Item 1115 of Regulation AB.  Party A and Party B hereby agree that the terms of the Item 1115 Agreement, dated as of June 26, 2007 (the “Item 1115 Agreement”), dated as of June 26, 2007, among Nomura Credit & Capital, Inc. (as “Sponsor”), Nomura Asset Acceptance Corporation (as “Depositor”) and Swiss Re Financial Products Corporation (as“Derivative Provider”) shall be incorporated by reference into this Agreement and Party B shall be an express third party beneficiary of the Item 1115 Agreement. A copy of the Item 1115 Agreement is annexed hereto at Annex B.

(f)	Transfers.

(i)           Section 7 is hereby amended to read in its entirety as follows:

“Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P, except that:

(a)
Party A may make a Permitted Transfer (1) pursuant to Section 6(b)(ii) or the Item 1115 Agreement, (2) pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement), or (3) at any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold;

(b)	Party B may transfer its rights and obligations hereunder in connection with a transfer pursuant to Section 9.09 of the Pooling and Servicing Agreement, and

(c)	a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, execute such documentation provided to it as is reasonably deemed necessary to effect such transfer.

(g)
Non-Recourse.  Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Supplemental Interest Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Supplemental Interest Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive.  The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Supplemental Interest Trust from the Trust created pursuant to the Pooling and Servicing Agreement; provided, however, that this sentence shall in no way limit or diminish Party B's obligation to Party A in respect of interest under Section 2(e).  This provision will survive the termination of this Agreement.

(h)
Timing ofPayments by Party B upon Early Termination.  Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered into a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(i)
Rating Agency Notifications.  Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Rating Agency has been provided prior written notice of such designation or transfer.

(j)
No Set-off.  Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.  Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment.  Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Rating Agencies has been provided prior written notice of the same and the Rating Agency Condition is satisfied with respect to S&P.

(l)
Notice of Certain Events or Circumstances.  Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)
Proceedings.  No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Supplemental Interest Trust, or the trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes.  This provision will survive the termination of this Agreement.

(n)
Supplemental Interest Trust Trustee Liability Limitations.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by HSBC Bank USA, National Association (“HSBC”) not in its individual capacity, but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder; (b) HSBC has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, warranties, covenants, undertakings and agreements herein made on behalf of the Supplemental Interest Trust is made and intended not as a personal representation of the Supplemental Interest Trust Trustee but is made and intended for the purpose of binding only the Supplemental Interest Trust; and (d) nothing herein contained shall be construed as creating any liability on HSBC, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (e) under no circumstances shall HSBC in its individual capacity be personally liable for the payment of any indemnity, indebtedness, fees or expenses of the Supplemental Interest Trust or any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B.  Party A acknowledges that the Depositor has appointed the Supplemental Interest Trust Trustee and the Securities Administrator as agents under the Pooling and Servicing Agreement to carry out certain functions on behalf of Party B, and that the Supplemental Interest Trust Trustee and the Securities Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)	[Reserved.]

(r)
Consent to Recording.  Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement.  Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency – Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions.  Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Long-form Confirmation, below.

(v)	Additional representations.

(i)
Representations of Party A.  Party A represents to Party B on the date on which Party A enters into each Transaction that Party A’s obligations under this Agreement rank pari passu with all of Party A’s other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(ii)
Capacity.  Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person.  The Supplemental Interest Trust Trustee represents to Party A on the date on which the Supplemental Interest Trust Trustee executes this Agreement that it is executing the Agreement not in its individual capacity but solely as Supplemental Interest Trust Trustee.

(w)	Acknowledgements.

(i)
Substantial financial transactions.  Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(ii)
Bankruptcy Code.  Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code or “commodity contracts” as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(x)	[Reserved.]

(y)	[Reserved.]

(z)           Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations of Party A under this Agreement (or, solely for purposes of the definition of Eligible Replacement, all present and future obligations of such Eligible Replacement under this Agreement or its replacement, as applicable) which is provided by a guarantor as principal debtor rather than surety and which is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to deduction or Tax collected by withholding and such opinion has been delivered to Moody’s, or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to deduction or Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such deduction or withholding been required, or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

“Eligible Replacement” means an entity (A) that lawfully could perform the obligations owing to Party B under this Agreement (or its replacement, as applicable), and (B) (I) (x) which has credit ratings from S&P at least equal to the S&P Required Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from S&P at least equal to the S&P Required Ratings Threshold, in either case if S&P is a Rating Agency, and (II) (x) which has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, in either case if Moody’s is a Rating Agency and (C) that has executed an Item 1115 Agreement with the Depositor.  An Eligible Replacement shall provide to Party B in writing all credit ratings described in this definition upon request by Party B.

“Estimated Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) (as amended herein), taking into account then current market conditions.

“Financial Institution” means a bank, broker/dealer, insurance company, structured investment company or derivative product company.

“Firm Offer” means a quotation from an Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Downgrade Event”means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A, pursuant to Section 6(b)(ii) or the Item 1115 Agreement, or which is described in Sections 7(a)(2) or (3) (as amended herein), to a transferee (the “Transferee”) of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4; (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) the Transferee contracts with Party B pursuant to a written instrument (the “Transfer Agreement”) (A) (i) on terms which are effective to transfer to the Transferee all, but not less than all, of Party A’s rights, liabilities, duties and obligations under the Agreement and all relevant Transactions, which terms are identical to the terms of this Agreement, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details, and (ii) each Rating Agency has been given prior written notice of such transfer, or (B) (i) on terms that (x) have the effect of preserving for Party B the economic equivalent of all payment and delivery obligations (whether absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement immediately before such transfer and (y) are, in all material respects, no less beneficial for Party B than the terms of this Agreement immediately before such transfer, as determined by Party B, and (ii) Moody’s has been given prior written notice of such transfer and] the Rating Agency Condition is satisfied with respect to S&P; (f) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); and (g) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Rating Agency specified in connection with such proposed act or omission, that the party proposing such act or failure to act must consult with each of the specified Rating Agencies and receive from each such Rating Agency prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Rating Agencies” mean, with respect to any date of determination, each of S&P and Moody’s, to the extent that each such rating agency is then providing a rating for any of the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3, Mortgage Pass-Through Certificates, Series 2007-3 (the “Certificates”) or any notes backed by any of the Certificates (the “Notes”).

“Relevant Entities” mean Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (A) has terms which would be effective to transfer to a transferee all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement and all relevant Transactions, which terms are identical to the terms of this Agreement, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details, save for the exclusion of provisions relating to Transactions that are not Terminated Transactions, or (B) (x) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, and (y) has terms which are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating of “A-1” from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “A+” from S&P.

“S&P Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings from S&P at least equal to the S&P Required Ratings Threshold.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (I) if such entity is a Financial Institution, a short-term unsecured and unsubordinated debt rating of “A-2” from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “BBB+” from S&P, or (II) if such entity is not a Financial Institution, a short-term unsecured and unsubordinated debt rating of “A-1” from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of “A+” from S&P.

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Item 4.                      Account Details and Settlement Information:

Payments to Party A:	JPMorgan Chase Bank
ABA# 021000021
SWIFT: CHASUS33
Account of: Swiss Re Financial Products
Account No.: 066-911184

Payments to Party B:	Wells Fargo Bank, N.A.
ABA No. 121 000 248
Account Name: SAS Clearing
Account No.: 3970771416
FFC to: NAAC 2007-3, Supplemental Interest Trust, # 53162402

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

SWISS RE FINANCIAL PRODUCTS CORPORATION

By:	/s/ Joseph Gullo
Name:	Joseph Gullo
Title:	Assistant Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO THE NOMURA ASSET ACCEPTANCE CORPORATION, ALTERNATIVE LOAN TRUST, SERIES 2007-3, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-3

By:	/s/ Elena Zheng
Name:	Elena Zheng
Title:	Assistant Vice President

SCHEDULE I
(All such dates subject to No Adjustment with respect to Fixed Rate Payer Period End Dates and adjustment in accordance with the Following Business Day Convention with respect to Floating Rate Payer Period End Dates)

From and including	To but excluding	Notional Amount (USD)	Fixed Rate
EFFECTIVE DATE	July 25, 2007	383,381,000.00	5.75%
July 25, 2007	August 25, 2007	368,656,028.51	5.75%
August 25, 2007	September 25, 2007	354,496,002.03	5.75%
September 25, 2007	October 25, 2007	340,879,860.19	5.75%
October 25, 2007	November 25, 2007	327,786,712.44	5.75%
November 25, 2007	December 25, 2007	315,196,470.68	5.75%
December 25, 2007	January 25, 2008	303,089,818.33	5.75%
January 25, 2008	February 25, 2008	291,448,180.81	5.75%
February 25, 2008	March 25, 2008	280,253,696.96	5.75%
March 25, 2008	April 25, 2008	269,489,191.67	5.75%
April 25, 2008	May 25, 2008	259,138,149.52	5.75%
May 25, 2008	June 25, 2008	249,184,689.45	5.75%
June 25, 2008	July 25, 2008	239,613,540.38	5.75%
July 25, 2008	August 25, 2008	227,850,526.51	5.75%
August 25, 2008	September 25, 2008	219,098,819.66	5.75%
September 25, 2008	October 25, 2008	210,683,264.65	5.75%
October 25, 2008	November 25, 2008	202,590,949.93	5.75%
November 25, 2008	December 25, 2008	194,809,459.88	5.75%
December 25, 2008	January 25, 2009	187,326,855.78	5.75%
January 25, 2009	February 25, 2009	180,131,305.70	5.75%
February 25, 2009	March 25, 2009	171,278,505.28	5.75%
March 25, 2009	April 25, 2009	164,699,721.85	5.75%
April 25, 2009	May 25, 2009	158,373,628.57	5.75%
May 25, 2009	June 25, 2009	152,290,519.66	5.75%
June 25, 2009	July 25, 2009	146,441,062.10	5.50%
July 25, 2009	August 25, 2009	140,816,281.39	5.50%
August 25, 2009	September 25, 2009	135,407,547.73	5.50%
September 25, 2009	October 25, 2009	130,206,562.76	5.50%
October 25, 2009	November 25, 2009	125,205,346.90	5.50%
November 25, 2009	December 25, 2009	120,396,227.04	5.50%
December 25, 2009	January 25, 2010	115,771,824.80	5.50%
January 25, 2010	February 25, 2010	109,781,512.24	5.50%
February 25, 2010	March 25, 2010	105,214,415.69	5.50%
March 25, 2010	April 25, 2010	101,173,144.70	5.50%
April 25, 2010	May 25, 2010	97,287,098.36	5.50%
May 25, 2010	June 25, 2010	93,550,314.53	5.50%
June 25, 2010	July 25, 2010	89,957,060.03	5.25%
July 25, 2010	August 25, 2010	86,501,821.94	5.25%
August 25, 2010	September 25, 2010	83,179,299.06	5.25%
September 25, 2010	October 25, 2010	79,984,393.82	5.25%
October 25, 2010	November 25, 2010	76,912,204.44	5.25%
November 25, 2010	December 25, 2010	73,958,017.43	5.25%
December 25, 2010	January 25, 2011	71,117,300.33	5.25%
January 25, 2011	February 25, 2011	68,385,694.77	5.25%
February 25, 2011	March 25, 2011	65,759,009.80	5.25%
March 25, 2011	April 25, 2011	63,233,215.44	5.25%
April 25, 2011	May 25, 2011	60,804,436.48	5.25%
May 25, 2011	June 25, 2011	58,468,946.58	5.25%
June 25, 2011	July 25, 2011	56,223,162.52	5.25%
July 25, 2011	August 25, 2011	54,063,638.71	5.25%
August 25, 2011	September 25, 2011	51,987,061.91	5.25%
September 25, 2011	October 25, 2011	49,990,246.14	5.25%
October 25, 2011	November 25, 2011	48,070,127.78	5.25%
November 25, 2011	December 25, 2011	46,223,760.89	5.25%
December 25, 2011	January 25, 2012	44,448,312.71	5.25%
January 25, 2012	February 25, 2012	42,741,059.23	5.25%
February 25, 2012	March 25, 2012	2,682,617.40	5.25%
March 25, 2012	April 25, 2012	2,579,578.44	5.25%
April 25, 2012	May 25, 2012	2,480,497.19	5.25%
May 25, 2012	TERMINATION DATE	2,385,221.64	5.25%

Annex A

Paragraph 13 of the Credit Support Annex
Annex B

Item 1115 Agreement

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of July 10, 2007 between
Swiss Re Financial Products Corporation (hereinafter referred to as “Party A” or “Pledgor”)
and
HSBC Bank USA, National Association, not individually, but solely as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) on behalf of the supplemental interest trust (the “Supplemental Interest Trust”) with respect to the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3, Mortgage Pass-Through Certificates, Series 2007-3 (hereinafter referred to as “Party B” or “Secured Party”).

Paragraph 13.  Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a), except that:

(I)
the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on each Valuation Date”,

(II)
the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party, and

(2)	the amount by which (a) the Moody’s Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party.

(III)
if, on any Valuation Date, the Delivery Amount equals or exceeds the Pledgor’s Minimum Transfer Amount, the Pledgor will Transfer to the Secured Party sufficient Eligible Credit Support to ensure that, immediately following such transfer, the Delivery Amount shall be zero.

(B)	“Return Amount” has the meaning specified in Paragraph 3(b), except that:

(I)	the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted in its entirety and replaced with the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date, and

(2)	the amount by which (a) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Credit Support Amount for such Valuation Date.

(II)	in no event shall the Secured Party be required to Transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such transfer, the Delivery Amount would be greater than zero.

(C)
“Credit Support Amount” shall not apply.  For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount or the Moody’s Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the items set forth on the schedule of Eligible Collateral attached as Schedule A hereto will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD).

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
 “Moody’s Threshold” means, with respect to Party A and any Valuation Date, if a Moody’s First Trigger Downgrade Event has occurred and is continuing and such Moody’s First Trigger Downgrade Event has been continuing (i) for at least 30 Local Business Days or (ii) since this Annex was executed, zero; otherwise, infinity.

“S&P Threshold” means, with respect to Party A and any Valuation Date, if  an S&P Approved Ratings Downgrade Event has occurred and is continuing and such S&P Approved Ratings Downgrade Event has been continuing (i) for at least 10 Local Business Days or (ii) since this Annex was executed, zero; otherwise, infinity.

“Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of any Certificates and the aggregate principal balance of any Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)
“Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.  All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

(ii)	“Valuation Date” means the first Local Business Day in each week] on which any of the S&P Threshold or the Moody’s Threshold is zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.  The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies.  The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):  With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party.  With respect to Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value.  Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value and, Moody’s Value, on any date, of Eligible Collateral will be calculated as follows:

For Eligible Collateral other than Cash listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

For Cash, the amount thereof multiplied, in the case of the S&P Value, by the applicable S&P Valuation Percentage.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as Securities Administrator or (B) any entity other than the entity then serving as Securities Administrator if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have credit ratings from S&P at least equal to the Custodian Required Rating Threshold.  If at any time the Custodian does not have credit ratings from S&P at least equal to the Custodian Required Rating Threshold, the Securities Administrator must within 60 days obtain a replacement Custodian with credit ratings from S&P at least equal to the Custodian Required Rating Threshold.

Initially, the Custodian for Party B is: the Securities Administrator.

(ii)
Use of Posted Collateral.  The provisions of Paragraph 6(c) will not apply to Party B or its Custodian; provided, however, that if Party A delivers Posted Collateral in book-entry form, then Paragraph 6(c)(ii) will apply to Party B and its Custodian, and Party B and its Custodian shall have the rights specified in Paragraph 6(c)(ii).

(h)	Distributions and Interest Amount.

(i)
Interest Rate.  The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian.  Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments (as defined, for the purposes of this Paragraph 13(h)(i), in the Pooling and Servicing Agreement) rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such Posted Collateral shall be held uninvested).  Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.  The last sentence of Paragraph 6(d)(ii) is hereby amended by adding the words “actually received by Party B but” after the words “Interest Amount or portion thereof”.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) (as amended herein) will apply.

(iv)	Distributions. Paragraph 6(d)(i) shall be deleted in its entirety and replaced with the following:

“Distributions.  Subject to Paragraph 4(a), if Party B receives Distributions on a Local Business Day, it will Transfer to Party A not later than the following Local Business Day any Distributions it receives to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).”

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B or Party B’s Custodian, at the address specified pursuant to the Notices Section of this Agreement.

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details for holding collateral

SWIFT:                                CHASUS33
Account of:                         Swiss Re Financial Products
Account No.:                      066 911184
ABA#:                                 021000021

Party B account details for holding collateral

Wells Fargo Bank, N.A.
ABA No. 121 000 248
Account Name: SAS Clearing
Account No.: 3970771416
FFC to: NAAC 2007-3, Swap Collateral Account, # 53162404

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value.  Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s Value”.  Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value and a Moody’s Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value and Moody’s Value”.  Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value or Moody’s Value”.  Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value and Moody’s Value”.  Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value or Moody’s Value, as may be”.  Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value or Moody’s Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value or Moody’s Value”.  Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value and Moody’s Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default.  Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.  Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred.

(vi)
Expenses.  Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in maintenance and any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

 (viii)       Additional Definitions.  As used in this Annex:

“Custodian Required Rating Threshold” means, with respect to an entity, a short-term unsecured and unsubordinated debt rating from S&P of “A-1,” or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner in accordance with the relevant methodology customarily used by the Valuation Agent.  The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f)(i)(A)-(E) of the Schedule is deleted)” shall be inserted and (2) at the end of the definition of Exposure, the words “with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement” shall be added.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s Credit Support Amount” means, for any Valuation Date:

(A)
if the Moody’s Threshold for such Valuation Date is zero and (i) it is not the case that a Moody’s Second Trigger Downgrade Event has occurred and is continuing or (ii) a Moody’s Second Trigger Downgrade Event has occurred and is continuing and less than 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, an amount equal to the greater of (x) zero and (y) the sum of the Secured Party’s Exposure and the aggregate of Moody’s First Trigger Additional Amounts for all Transactions and such Valuation Date;

(B)
if the Moody’s Threshold for such Valuation Date is zero and a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, an amount equal to the greatest of (x) zero, (y) the aggregate amount of the Next Payments for all Next Payment Dates, and (z) the sum of the Secured Party’s Exposure and the aggregate of Moody’s Second Trigger Additional Amounts for all Transactions and such Valuation Date; or

(C)	if the Moody’s Threshold for such Valuation Date is infinity, zero.

“Moody’s First Trigger Additional Amount” means, for any Valuation Date and any Transaction,

the least of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date, (y) the product of (i) Moody’s First Trigger Notional Amount Multiplier, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, and (z) the product of (i) the applicable Moody’s First Trigger Factor set forth in Table 1, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date

“Moody’s First Trigger Downgrade Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger DV01 Multiplier” means 25.

“Moody’s First Trigger Notional Amount Multiplier” means 4%.

 “Moody’s Second Trigger Additional Amount” means, for any Valuation Date and any Transaction,

(A)
if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Notional Amount Multiplier, (2) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (3) the Notional Amount for such Transaction for the Calculation Period of such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)
if such Transaction is a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the product of the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date.

“Moody’s Second Trigger DV01 Multiplier” means 60.

“Moody’s Second Trigger Notional Amount Multiplier” means 9%.

“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means 75.

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means 11%.

“Moody’s Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral,

(A)
if the Moody’s Threshold for such Valuation Date is zero and (i) it is not the case that a Moody’s Second Trigger Downgrade Event has occurred and is continuing or (ii) a Moody’s Second Trigger Downgrade Event has occurred and is continuing and less than 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, the corresponding percentage for such Eligible Collateral in the column headed “Moody’s First Trigger Valuation Percentage”, or

(B)
if a Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, the corresponding percentage for such Eligible Collateral in the column headed “Moody’s Second Trigger Valuation Percentage”.

“Moody’s Value”means, on any Valuation Date with respect to any Eligible Collateral the product of (x) the bid price obtained by the Valuation Agent and (y) the applicable Moody’s Valuation Percentage set forth in Paragraph 13(b)(ii).

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the aggregate amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less the aggregate amount of any payments due to be made by Party B under Section 2(a) on such Next Payment Date (any such payments determined based on rates prevailing the date of determination) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold.

“S&P Credit Support Amount” means, for any Valuation Date:

(A)
if the S&P Threshold for such Valuation Date is zero and it is not the case that an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to the Secured Party’s Exposure;

(B)
if the S&P Threshold for such Valuation Date is zero and it is the case that an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to 125% of the Secured Party’s Exposure; or

(C)	if the S&P Threshold for such Valuation Date is infinity, zero.

“S&P Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral,

(A)
if the S&P Threshold for such Valuation Date is zero and it is not the case that a S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “S&P Approved Ratings Valuation Percentage” or

(B)
if an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “S&P Required Ratings Valuation Percentage”.

“S&P Value” means, on any Valuation Date with respect to any Eligible Collateral, (A) in the case of Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the applicable S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii) and (B) in the case of Cash, the amount thereof  multiplied by the applicable S&P Valuation Percentage.

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value or Moody’s Value with respect to  any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage or Moody’s Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value and the related Moody’s Value.

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Table 1

Moody’s First Trigger Factor

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%]

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.60%
More than 1 but not more than 2	1.20%
More than 2 but not more than 3	1.70%
More than 3 but not more than 4	2.30%
More than 4 but not more than 5	2.80%
More than 5 but not more than 6	3.30%
More than 6 but not more than 7	3.80%
More than 7 but not more than 8	4.30%
More than 8 but not more than 9	4.80%
More than 9 but not more than 10	5.30%
More than 10 but not more than 11	5.60%
More than 11 but not more than 12	6.00%
More than 12 but not more than 13	6.40%
More than 13 but not more than 14	6.80%
More than 14 but not more than 15	7.20%
More than 15 but not more than 16	7.60%
More than 16 but not more than 17	7.90%
More than 17 but not more than 18	8.30%
More than 18 but not more than 19	8.60%
More than 19 but not more than 20	9.00%
More than 20 but not more than 21	9.00%
More than 21 but not more than 22	9.00%
More than 22 but not more than 23	9.00%
More than 23 but not more than 24	9.00%
More than 24 but not more than 25	9.00%
More than 25 but not more than 26	9.00%
More than 26 but not more than 27	9.00%
More than 27 but not more than 28	9.00%
More than 28 but not more than 29	9.00%
More than 29	9.00%]

Table 3

Moody’s Second Trigger Factor for Transaction-Specific Hedges

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.75%
More than 1 but not more than 2	1.50%
More than 2 but not more than 3	2.20%
More than 3 but not more than 4	2.90%
More than 4 but not more than 5	3.60%
More than 5 but not more than 6	4.20%
More than 6 but not more than 7	4.80%
More than 7 but not more than 8	5.40%
More than 8 but not more than 9	6.00%
More than 9 but not more than 10	6.60%
More than 10 but not more than 11	7.00%
More than 11 but not more than 12	7.50%
More than 12 but not more than 13	8.00%
More than 13 but not more than 14	8.50%
More than 14 but not more than 15	9.00%
More than 15 but not more than 16	9.50%
More than 16 but not more than 17	9.90%
More than 17 but not more than 18	10.40%
More than 18 but not more than 19	10.80%
More than 19 but not more than 20	11.00%
More than 20 but not more than 21	11.00%
More than 21 but not more than 22	11.00%
More than 22 but not more than 23	11.00%
More than 23 but not more than 24	11.00%
More than 24 but not more than 25	11.00%
More than 25 but not more than 26	11.00%
More than 26 but not more than 27	11.00%
More than 27 but not more than 28	11.00%
More than 28 but not more than 29	11.00%
More than 29	11.00%]

Schedule A to Paragraph 13(b)(ii)

Eligible Collateral and Valuation Percentages

ISDA Collateral Asset Definition (ICAD) Code	Remaining Maturity in Years	S&P Approved Ratings Valuation Percentage	S&P Required Ratings Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage	Fitch/ DBRS Valuation Percentage
(A) US-CASH	N/A	100%	80%	100%	100%	100%
(B) US-TBILL US-TNOTE US-TBOND (USDollar Fixed Rate in all cases)
	1 or less	98.0%	78.4%	100%	100%	98.6%
	More than 1 but not more than 2	98.0%	78.4%	100%	99%	97.3%
	More than 2 but not more than 3	98.0%	78.4%	100%	98%	95.8%
	More than 3 but not more than 5	98.0%	78.4%	100%	97%	93.8%
	More than 5 but not more than 7	92.6%	74.1%	100%	95%	91.4%
	More than 7 but not more than 10	92.6%	74.1%	100%	94%	90.3%
	More than 10 but not more than 20	87.9%	70.32%	100%	89%	86.9%
	More than 20	84.6%	67.6%	100%	87%	84.6%
(C) US-GNMA US-FNMA US-FHLMC (USDollar Fixed Rate in all cases)
	1 or less	98.0%	78.4%	100%	99%	98.0%
	More than 1 but not more than 2	98.0%	78.4%	100%	98%	96.8%
	More than 2 but not more than 3	98.0%	78.4%	100%	97%	96.3%
	More than 3 but not more than 5	98.0%	78.4%	100%	96%	92.5%
	More than 5 but not more than 7	92.6%	74.1%	100%	94%	90.3%
	More than 7 but not more than 10	92.6%	74.1%	100%	93%	86.9%
	More than 10 but not more than 20	82.6%	66.0%	100%	88%	81.6%
	More than 20	77.9%	62.3%	100%	86%	77.9%
Other items not listed above		0%		0%	0%	0%

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

SWISS RE FINANCIAL PRODUCTS CORPORATION
 HSBC BANK USA, NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO THE NOMURA ASSET ACCEPTANCE CORPORATION, ALTERNATIVE LOAN TRUST, SERIES 2007-3, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-3

By:	/s/ Linda H. Singer	By:	/s/ Elena Zheng
	Name Linda H. Singer		Name: Elena Zheng
	Title: Director		Title: Assistant Vice President
	Date:		Date:

EXHIBIT P

FORM OF POLICY

Insured Obligations:	Policy Number: AB1099BE
Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-3, Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3 and Class A-4
Premium:	As specified in the endorsement attached hereto and made a part hereof.
Ambac Assurance Corporation (Ambac), a Wisconsin stock insurance corporation, in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

Ambac will make such payments to the Trustee from its own funds on the later of (a) one (1) Business Day following notification to Ambac of Nonpayment or (b) the Business Day on which the Insured Amounts are Due for Payment. Such payments of principal or interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to Ambac, transferring to Ambac all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligation. Ambac shall be suhrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, Ambac shall have no further obligation hereunder in respect of such Insured Amounts.

In the event the Trustee for the Insured Obligations has notice that any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available.

This Policy is noncancelable by Ambac for any reason, including failure to receive payment of any premium due hereunder. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Ambac, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due Holders of Insured Amounts.

To the fullest extent permitted by applicable law, Ambac hereby waives and agrees not to assert any and all rights and defenses, to the extent such rights and defenses may be available to Ambac, to avoid payment of its obligations under this Policy in accordance with the express provisions hereof.

Any capitalized terms not defined herein shall have the meaning given such terms in the endorsement attached hereto or in the Agreement.

In witness whereof, Ambac has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as their original signatures and binding upon Ambac by virtue of the countersignature of its duly authorized representative.

President /s/ Robert Genader	Secretary /s/ Anne G. Gill
Effective Date: July 10, 2007	Authorized Representative: /s/ Charles Campbell

CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT

Attached to and forming part of Policy No. AB1099BE issued to:	Effective Date of Endorsement: July 10, 2007

HSBC Bank USA, National Association, as Trustee for the Holders of the Nomura Asset Acceptance Corporation Alternative Loan Trust, Series 2007-3, Mortgage Pass-Through Certificates, Series 2007-3, Class A-1, Class A-2, Class A-3 and Class A-4

For all purposes of this Policy, the following terms shall have the following meanings:

"Business Day" shall mean any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Delaware, the State of Wisconsin, the State in which GMAC Mortgage, LLC's servicing operations are located or the city in which any corporate office of the Trustee under the Pooling and Servicing Agreement is located are authorized or obligated by law or executive order to be closed.

"Certificate Guarantee Insurance Policy" or "Policy" shall mean this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.

"Class A-1 Certificates" shall mean any one of the Certificates designated as a Class A-1 Certificate, substantially in the form set forth in Exhibit A-1 to the Pooling and Servicing Agreement.

"Class A-2 Certificates" shall mean any one of the Certificates designated as a Class A-2 Certificate, substantially in the form set forth in Exhibit A-1 to the Pooling and Servicing Agreement.

"Class A-3 Certificates" shall mean any one of the Certificates designated as a Class A-3 Certificate, substantially in the form set forth in Exhibit A-1 to the Pooling and Servicing Agreement.

"Class A-4 Certificates" shall mean any one of the Certificates designated as a Class A-4 Certificate, substantially in the form set forth in Exhibit A-1 to the Pooling and Servicing Agreement.

"Distribution Date" shall mean the 25th day of each calendar month beginning in July 2007 (or if such 25th day is not a Business Day, the first Business Day immediately following).

"Due for Payment" shall mean with respect to any Insured Amounts, such amount that is due and payable pursuant to the terms of the Pooling and Servicing Agreement on the related Distribution Date.

"Final Distribution Date" shall mean the Distribution Date in July 2037.

"First Distribution Date" shall mean July 25, 2007.

"Guaranteed Interest Distribution Amount" shall mean, with respect to each Distribution Date, accrued and unpaid interest for such Distribution Date due on the Insured Certificates calculated in accordance with the original terms of the Insured Certificates and the Pooling and Servicing Agreement after giving effect to amendments or modifications to which the Insurer has given its written consent; provided, however, that payments in respect of Guaranteed Interest Distribution Amounts will not include (i) Interest Shortfalls, (ii) Basis Risk Shortfalls or (iii) default interest.

"Guaranteed Principal Distribution Amount" shall mean, (a) for the Final Distribution Date for the Insured Certificates, the amount needed to pay the outstanding Certificate Principal Balance of the Insured Certificates and (b) for any other Distribution Date, the  amount of Realized Losses allocated to the Insured Certificates with respect to such Distribution Date, in each case, after giving effect to all other amounts distributable and allocable to principal on the Insured Certificates for the related Distribution Date.

"Holder" shall mean the registered owner or beneficial owner of an Insured Certificate, other than the Issuing Entity, the Custodian, the Servicer, the Master Servicer, the Sponsor, the Depositor, the Trustee, the Securities Administrator or any of their Affiliates, or any person whose obligations constitute the underlying security or source of payment for the Insured Certificates who, at the time of Nonpayment, is the owner of an Insured Certificate or of a coupon relating to an Insured Certificate.

"Insured Amounts" shall mean, with respect to any Distribution Date, the sum of the Guaranteed Interest Distribution Amount and the Guaranteed Principal Distribution Amount for such Distribution Date.

"Insured Certificates" shall mean the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

"Insured Payments" shall mean, with respect to any Distribution Date, the aggregate amount actually paid by the Insurer to the Securities Administrator on behalf of the Trustee in respect of (i) Insured Amounts for such Distribution Date and (ii) Preference Amounts for any given Business Day.

"Insurer" shall mean Ambac Assurance Corporation, or any successor thereto, as issuer of the Certificate Guaranty Insurance Policy.

"Insurer Premium Rate" shall mean 0.08% per annum.

"Late Payment Rate" shall mean the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, National Association at its principal office in New York, New York as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, National Association) plus 2%, and (ii) the then applicable highest rate of interest on any of the Insured Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates.  The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days for any Distribution Date.

"Nonpayment" shall mean, with respect to any Distribution Date, an Insured Amount which is Due for Payment but has not been and will not be paid in respect of such Distribution Date pursuant to the Pooling and Servicing Agreement.

"Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Securities Administrator specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.

"Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement, dated as of June 1, 2007, among Nomura Asset Acceptance Corporation, as Depositor, Nomura Credit & Capital, Inc., as Sponsor, GMAC Mortgage LLC, as a Servicer, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator and HSBC Bank USA, National Association, as Trustee, as such Pooling and Servicing Agreement may be amended, modified or supplemented from time to time as set forth in the Pooling and Servicing Agreement, provided that any such amendment, modification or supplement which affects the Insurer or the Insured Certificates shall have been approved in writing by the Insurer.

"Preference Amount" means any payment of Insured Amounts on an Insured Certificate which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

"Securities Administrator" shall mean Wells Fargo Bank, National Association, or its successor-in-interest, in its capacity as securities administrator under the Pooling and Servicing Agreement, or if any successor securities administrator or any co-securities administrator shall be appointed as provided therein, then "Securities Administrator" shall also mean such successor securities administrator or such co-securities administrator, as the case may be, subject to the provisions thereof.

"Term of the Policy" shall mean the period from and including the date of issuance of the Policy to and including the date on which (i) the Certificate Principal Balance of the Insured Certificates is reduced to zero, (ii) any period during which any payment of the Insured Certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

"Trustee" shall mean HSBC Bank USA, National Association, or its successor-in-interest, in its capacity as trustee under the Pooling and Servicing Agreement, or if any successor trustee or any co-trustee shall be appointed as provided therein, then "Trustee" shall also mean such successor trustee or such co-trustee, as the case may be, subject to the provisions thereof.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Insurer.

As provided by the Policy, the Insurer will pay any amount payable hereunder, other than Preference Amounts, no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Insured Amount is due or the second Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day.  If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Securities Administrator and the Securities Administrator may submit an amended Notice.

The Insurer shall pay any Preference Amount when due to be paid pursuant to the Order referred to below, but in any event on the Distribution Date next following receipt on a Business Day by the Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee or the Holder is required to return such Preference Amount paid during the term of this Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or the Holder (the "Order"), (ii) a certificate by or on behalf of the Trustee that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Trustee, irrevocably assigning to the Insurer all rights and claims of the Trustee or the Holder relating to or arising under the Pooling and Servicing Agreement against the estate of the Trustee or otherwise with respect to such Preference Amount and (iv) a Notice of Nonpayment (attached hereto as Exhibit A) appropriately completed and executed by the Securities Administrator.  Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Securities Administrator, the Trustee or the Holder, as applicable, directly, unless the Securities Administrator on behalf ofthe Trustee or the Holder, as applicable, has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Securities Administrator for the benefit of the Trustee on behalf of the Holder, subject to the delivery of (a) the items refereed to in clauses (i), (ii), (iii) and (iv) above to the Insurer and (b) evidence satisfactory to the Insurer, in its sole discretion, that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

The Insurer hereby agrees that it shall be subrogated to the rights of Holders by virtue of any previous payment under this Policy provided that no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Distribution Date can be made.  In so doing, the Insurer does not waive its rights to seek full payment of all amounts owed to it under the Pooling and Servicing Agreement.

The terms and provisions of the Pooling and Servicing Agreement constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

A premium will be payable on this Policy as provided in Section 5.05(a)(i)(2) and 12.06 of the Pooling and Servicing Agreement, beginning with the First Distribution Date, in an amount, with respect to each Distribution Date, equal to the Policy Premium (as defined in the Pooling and Servicing Agreement).

The Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of the Insurer.  The Policy is further hereby amended, to the extent necessary, to clarify that the reference to "loss of any prepayment or any other acceleration payment" in the fourth paragraph of the face of the Policy does not refer to that portion of any shortfall, if any, in interest on any mortgage loan in any month in which such mortgage loan is paid prior to its stated maturity.

This Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, any REMIC, the Securities Administrator or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability) or any other taxes, withholding or other charge imposed by any governmental authority, Interest Shortfalls or any Basis Risk Shortfalls.

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

On and after the completion of the Term of the Policy, the Policy shall be void and of no force and effect whatsoever.

This Policy is issued under and pursuant to, and shall be construed under, the laws of the State of New York (without giving effect to the conflict of laws provisions thereof).

THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Ambac Assurance Corporation has caused this Endorsement to the Policy to be signed by its duly authorized officers.

Managing Director	Assistant Secretary
/s/ Charles Campbell	/s/ Kathleen Drennen

EXHIBIT A
TO THE CERTIFICATE GUARANTY INSURANCE POLICY
Policy No. AB1099BE

NOTICE OF NONPAYMENT AND DEMAND
FOR PAYMENT OF INSURED AMOUNTS

Date: [ ]
Ambac Assurance Corporation
One State Street Plaza
New York, New York  10004
Attention:  General Counsel

Reference is made to Certificate Guaranty Insurance Policy No. AB1099BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac").  Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Pooling and Servicing Agreement, dated as of June 1, 2007, among Nomura Asset Acceptance Corporation, as Depositor, Nomura Credit & Capital, Inc., as Sponsor, GMAC Mortgage LLC, as a Servicer, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator and HSBC Bank USA, National Association, as Trustee (without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by Ambac) (the "Pooling and Servicing Agreement"), as the case may be, unless the context otherwise requires.

The Securities Administrator on behalf of the Trustee hereby certifies as follows:

1.	The Trustee is the Trustee under the Pooling and Servicing Agreement for the Holders.

2.	The relevant Distribution Date is [date].

3.
Payment on the Insured Certificates in respect of the Distribution Date is due to be received on ____________________________ under the Pooling and Servicing Agreement, in an amount equal to $__________.

4.	There is a shortfall of $__________ in a Guaranteed Distribution in respect of the Insured Certificates, which amount is an Insured Amount pursuant to the terms of the Pooling and Servicing Agreement.

5.	Neither the Securities Administrator nor the Trustee has heretofore made a demand for the Insured Amount in respect of the Distribution Date.

6.
The Securities Administrator on behalf of the Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

                                                         account number.

7.
The Securities Administrator on behalf of the Trustee hereby agrees that, following receipt of the Insured Amount from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Insured Certificates when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Insurance Account and not commingle such funds with other funds held by the Securities Administrator on behalf of the Trustee and (d) maintain an accurate record of such payments with respect to each Insured Certificate and the corresponding claim on the Policy and proceeds thereof.

Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

[Name of Securities Administrator]

By:

Title:
(Officer)

EXHIBIT X-1

FORM OF SERVICING CRITERIA

Standard File Layout - Master Servicing
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

EXHIBIT X-2

Exhibit  2: Standard File Layout – Delinquency Reporting

  *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE			MM/DD/YYYY
NOI_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE
ACTUAL_REO_START_DATE			MM/DD/YYYY
REO_SALES_PRICE			Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit 2:Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-	Approved Assumption
•	BAP-	Borrower Assistance Program
•	CO-	Charge Off
•	DIL-	Deed-in-Lieu
•	FFA-	Formal Forbearance Agreement
•	MOD-	Loan Modification
•	PRE-	Pre-Sale
•	SS-	Short Sale
•	MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor
•	Tenant
•	Unknown
•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged
•	Excellent
•	Fair
•	Gone
•	Good
•	Poor
•	Special Hazard
•	Unknown

Exhibit 2:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT X-3

FORM OF SCHEDULE OF REALIZED LOSSES/GAINS

Exhibit 3 : Calculation of Realized Loss/Gain Form 332– Instruction Sheet

NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

 *  For escrow advances - complete payment history

    (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs> $1500 require explanation

*  REO repairs>$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

*  Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney  Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by:  __________________                                                                                     Date:  _______________

Phone:  ______________________   Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: ________________________________________________________
Property Address: ________________________________________________________

Liquidation Type:  REO Sale            3rd Party Sale                     Short Sale       Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown    Yes        No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	________________	(12)
	Cash for Keys__________________________	________________	(12)
	HOA/Condo Fees_______________________	________________	(12)
	______________________________________	________________	(12)

	Total Expenses	$ _______________	(13)

Credits:

(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	________________	(18a)
	HUD Part A
	HUD Part B	________________	(18b)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
	_________________________________________	________________	(21)

	Total Credits	$ ________________	(22)
Total Realized Loss (or Amount of Gain)		$ ________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest